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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OmniVision Technologies, Inc.
4275 Burton Drive
Santa Clara, California 95054

June 10, 2015

To the Stockholders of OmniVision Technologies, Inc.:

        You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of OmniVision Technologies, Inc., a Delaware corporation ("OmniVision", the "Company", "we", "us", or "our") to be held on July 9, 2015, at 10:00 a.m., Pacific time, at our principal executive offices located at 4275 Burton Drive, Santa Clara, CA 95054.

        At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated April 30, 2015, by and among OmniVision, Seagull International Limited, a Cayman Islands exempted limited company ("Investor") and a wholly-owned subsidiary of Seagull Investment Holdings Limited, a Cayman Islands exempted limited company ("Investor Parent"), and Seagull Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Investor ("Acquisition Sub"). Investor, Investor Parent and Acquisition Sub were formed on behalf of affiliates of Hua Capital Management Co., Ltd., CITIC Capital Holdings Limited and Goldstone Investment Co., Ltd. Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into OmniVision (the "Merger"), and OmniVision will become a wholly-owned subsidiary of Investor. At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

        If the Merger is completed, you will be entitled to receive $29.75 in cash, without interest, for each share of common stock of OmniVision that you own (unless you have properly exercised your appraisal rights), which represents a premium of: (1) approximately 20.9% to the unaffected closing price of OmniVision's common stock on August 13, 2014, the last trading day prior to the date of our public announcement that we had received a preliminary, non-binding acquisition proposal from an investor consortium led by Hua Capital Management Co., Ltd.; and (2) approximately 12.1% to the closing price of OmniVision's common stock on April 29, 2015, the last trading day prior to the date on which OmniVision entered into the Merger Agreement.

        The Board of Directors of OmniVision (the "Board of Directors"), after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of OmniVision's stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (3) directed that the Merger Agreement be submitted to the stockholders for adoption and approval; and (4) resolved to recommend that OmniVision's stockholders vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the non-binding, advisory proposal to approve compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

        The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of

Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

        Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

        If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

        Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of OmniVision.

        If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, Banks and Brokers May Call Toll-Free: (800) 248-7605
Or Email: OmniVision@georgeson.com

        Your vote is important regardless of the number of shares you own. Please take the time to vote your proxy as soon as possible.

        On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,
Shaw Hong Chairman of the Board and Chief Executive Officer

        The accompanying proxy statement is dated June 10, 2015 and, together with the enclosed form of proxy card, is first being mailed to stockholders of OmniVision on or about June 10, 2015.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

OmniVision Technologies, Inc.

4275 Burton Drive
Santa Clara, California 95054

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 9, 2015

        Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of OmniVision Technologies, Inc., a Delaware corporation ("OmniVision", the "Company", "we", "us", or "our") will be held on July 9, 2015, at 10:00 a.m., Pacific time, at our principal executive offices located at 4275 Burton Drive, Santa Clara, CA 95054, for the following purposes:

          1.     To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated April 30, 2015, by and among OmniVision, Seagull International Limited, a Cayman Islands exempted limited company ("Investor") and a wholly-owned subsidiary of Seagull Investment Holdings Limited, a Cayman Islands exempted limited company ("Investor Parent"), and Seagull Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Investor ("Acquisition Sub"). Investor, Investor Parent and Acquisition Sub were formed on behalf of affiliates of Hua Capital Management Co., Ltd., CITIC Capital Holdings Limited and Goldstone Investment Co., Ltd. Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into OmniVision (the "Merger"), and OmniVision will become a wholly-owned subsidiary of Investor;

          2.     To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;

          3.     To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger; and

          4.     To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

        Only stockholders of record as of the close of business on June 9, 2015 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

        The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the non-binding, advisory proposal to approve compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

        Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

By the Order of the Board of Directors,

Y. Vicky Chou
Senior Vice President of Global Management and General Counsel
Dated: June 10, 2015

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

        If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

        If you are a stockholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a "legal proxy" in order to vote in person at the Special Meeting.

        If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement but will have no effect on the other two proposals.

        We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, Banks and Brokers May Call Toll-Free: (800) 248-7605
Or Email: OmniVision@georgeson.com

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SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Seagull Acquisition Corporation with and into OmniVision Technologies, Inc., which we refer to as the "Merger", and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned "Where You Can Find More Information." The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

        Except as otherwise specifically noted in this proxy statement, "OmniVision", the "Company", "we", "our", "us" and similar words refer to OmniVision Technologies, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Seagull International Limited as "Investor", Seagull Acquisition Corporation as "Acquisition Sub", and Seagull Investment Holdings Limited as "Investor Parent". In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated April 30, 2015, by and among OmniVision, Investor and Acquisition Sub, as it may be amended from time to time, as the "Merger Agreement".

Parties Involved in the Merger (page 37)

  OmniVision Technologies, Inc.

        OmniVision is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems.

        OmniVision's common stock is listed on The NASDAQ Global Select Market ("NASDAQ") under the symbol "OVTI".

  Seagull International Limited

        Investor is a wholly-owned subsidiary of Investor Parent and was formed on April 24, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing (as defined below in the section of this proxy statement captioned "The Merger—Financing of the Merger—Equity Financing") and Debt Financing (as defined below in the section of this proxy statement captioned "The Merger—Financing of the Merger—Debt Financing") in connection with the Merger.

  Seagull Acquisition Corporation

        Acquisition Sub is a wholly-owned subsidiary of Investor and was formed on April 23, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

  Seagull Investment Holdings Limited

        Investor Parent is a Cayman Island exempted limited liability company and was formed on April 24, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger

Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

        Investor, Investor Parent and Acquisition Sub were formed on behalf of affiliates of Hua Capital Management Co., Ltd. ("Hua Capital"), CITIC Capital Holdings Limited ("CITIC Capital") and Goldstone Investment Co., Ltd. ("Goldstone", together with Hua Capital and CITIC Capital, the "Sponsors"). In connection with the transactions contemplated by the Merger Agreement, (1) affiliates of the Sponsors have, in the aggregate, committed to provide to Investor Equity Financing of up to $1.1 billion; and (2) Investor has obtained commitments with respect to the Debt Financing from Bank of China, Macau Branch and China Merchants Bank Co., Ltd., New York Branch for an aggregate amount of $800 million, which will be available to fund a portion of the payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further in the section of this proxy statement captioned "The Merger—Financing of the Merger").

        Hua Capital, based in Beijing, the People's Republic of China, was founded by an experienced investment team focused on the semiconductor industry and related areas. The firm's principals consist of semiconductor industry entrepreneurs, each with more than 20 years' experience in semiconductor industry entrepreneurship, management and investing. Hua Capital's valued-added approach leverages operational and financial expertise to help portfolio companies realize their full potential and become leaders in the semiconductor industry.

        Founded in 2002, CITIC Capital Holdings Limited is an alternative investment management and advisory company. The firm manages over $4.6 billion of capital from a diverse group of international institutional investors. Core businesses include private equity, real estate, structured investment & finance, asset management and venture. CITIC Capital Holdings Limited currently employs over 200 staff members throughout its offices in Hong Kong, Shanghai, Beijing, Tokyo and New York. It is owned by CITIC Group, the largest Chinese conglomerate, Tencent Holdings Limited, China Investment Corporation, the People's Republic of China's sovereign wealth fund, and Qatar Holding LLC.

        Incorporated as a wholly-owned subsidiary of CITIC Securities in Beijing in October 2007, Goldstone Investment Co., Ltd. is an investment firm solely engaged in direct equity investments. It was among the first batch of investment firms owned and operated by securities companies, that specialize in direct equity investments, and that were approved by the China Securities Regulatory Commission.

Effect of the Merger (page 38)

        Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Acquisition Sub will merge with and into OmniVision, and OmniVision will continue as the surviving corporation and as a wholly-owned subsidiary of Investor (the "Surviving Corporation"). As a result of the Merger, OmniVision will cease to be a publicly traded company, all outstanding shares of OmniVision stock will be cancelled and converted into the right to receive $29.75 per share in cash, without interest and less any applicable withholding taxes (the "Merger Consideration") (other than shares owned by (1) Investor, Acquisition Sub or OmniVision (including any shares held in the treasury of OmniVision), or by any direct or indirect wholly-owned subsidiary of Investor, Acquisition Sub or OmniVision; and (2) stockholders who neither have voted in favor of the Merger nor consented in writing and who have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 of the Delaware General Corporation Law (the "DGCL")), and you will no longer own any shares of the capital stock of the Surviving Corporation.

Merger Consideration (page 39)

        After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below in the section of this proxy statement captioned "The Merger—Appraisal Rights").

Treatment of Equity-Based Awards (page 62)

        The Merger Agreement provides that the treatment of OmniVision's equity awards that are outstanding immediately prior to the time at which the Merger will become effective (the "Effective Time") will be as follows:

  Options

        As of the Effective Time, each outstanding option to purchase shares of OmniVision common stock (the "Company Options") granted under our 2000 Stock Plan, 2000 Director Option Plan and 2007 Equity Incentive Plan (together, the "Company Stock Plans") that (i) is unvested and outstanding as of immediately prior to the Effective Time or (ii) is vested and outstanding as of immediately prior to the Effective Time and (A) has a per share exercise price that is greater than or equal to the Merger Consideration and (B) is held by an employee, director, or consultant of OmniVision who is providing services to OmniVision as of immediately prior to the Effective Time (each such Company Option, a "Vested Out-of-the-Money Option") will be assumed and converted into an option to purchase, on the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time, the number of shares of Investor Parent equal to the product of the number of shares of OmniVision common stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, multiplied by the quotient of the Merger Consideration divided by the fair market value of a share of Investor Parent as of the Effective Time (the "Exchange Ratio"), with the result rounded down to the nearest whole share, at an exercise price per share of Investor Parent determined by dividing the per share exercise price of the shares of OmniVision common stock otherwise purchasable pursuant to the Company Option immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent (each such option, an "Investor Parent Option").

        Each Company Option that is vested and outstanding as of immediately prior to the Effective Time (other than a Vested Out-of-the-Money Option) will be cancelled and terminated as of the Effective Time, and each holder of each such Company Option will receive an amount in cash (without interest and less any applicable tax withholding), if any, equal to the product obtained by multiplying (1) the aggregate number of shares of OmniVision common stock that were issuable upon exercise of such vested Company Option immediately prior to the Effective Time, by (2) the excess of the amount of the Merger Consideration less the per share exercise price of such Company Option (the "Vested Option Consideration").

        OmniVision will not take any action that would accelerate the vesting of the Company Options in connection with any of the transactions contemplated by the Merger Agreement, except to the extent directed by Investor in Investor's sole discretion between April 30, 2015 and the Effective Time, in which case any such Company Options will become vested on or immediately prior to the Effective Time. As of the date of this filing, Investor has not directed OmniVision to accelerate the vesting of any of the Company Options.

  Restricted Stock Units

        Each award of outstanding restricted stock units granted under the Company Stock Plans ("Restricted Stock Units") that (i) is granted on or after April 30, 2015 and (ii) is outstanding as of immediately prior to the Effective Time will, as of the Effective Time, be assumed and converted into and become rights with respect to shares of Investor Parent, with each such Restricted Stock Unit representing the right to receive shares of Investor Parent upon settlement of such Restricted Stock Unit promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms) and the number of shares of Investor Parent subject to each award of Restricted Stock Units will be equal to the number of shares of OmniVision common stock subject to such award of Restricted Stock Units immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share (such rights, the "Investor Parent RSUs").

        Each Restricted Stock Unit that (i) was granted prior to April 30, 2015 and (ii) is outstanding as of immediately prior to the Effective Time (collectively, the "Cancelled RSUs") will not be assumed and will be cancelled and terminated as of the Effective Time and each holder of each such Cancelled RSU will receive an amount in cash (without interest and less any applicable tax withholding), if any, equal to the product obtained by multiplying (1) the aggregate number of shares of OmniVision common stock that were issuable upon settlement of such Cancelled RSU immediately prior to the Effective Time, by (2) the amount of the Merger Consideration (the "Cancelled RSU Consideration").

Treatment of Purchase Rights under the Employee Stock Purchase Plan (page 63)

        Prior to the Effective Time, all outstanding purchase rights under any offering period that is then underway under the 2009 Employee Stock Purchase Plan (the "ESPP") will be determined by treating a business day as determined by OmniVision that occurs prior to the Effective Time, and determined in accordance with the terms of the ESPP, as the "New Exercise Date" for all purposes under the ESPP and by making such other pro rata adjustments as may be necessary to reflect the shortened and final offering period, but otherwise treating such shortened and final offering period as a fully effective and completed offering period. All amounts withheld by OmniVision on behalf of the participants in the ESPP that have not been used to purchase OmniVision common stock prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the ESPP.

Financing of the Merger (page 66)

        We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1.9 billion, which will be funded via the Equity Financing and Debt Financing described below. This amount includes the funds needed to, among other things, (i) pay stockholders the amounts due under the Merger Agreement; and (ii) make payments in respect of our outstanding equity-based awards pursuant to the Merger Agreement.

        In connection with the financing of the Merger, Investor has entered into an Equity Commitment Letter (as defined below in the section of this proxy statement captioned "The Merger—Financing of the Merger—Equity Financing"), dated as of April 30, 2015, with Beijing Integrated Circuit Design Packaging and Testing Equity Investment Center (Limited Partnership), an affiliate of Hua Capital ("Beijing Integrated Circuit"), CITIC Capital MB Investment Limited, an affiliate of CITIC Capital ("CITIC Capital MB"), and Neptune Connection Limited, an affiliate of Goldstone ("Neptune"), for an aggregate equity commitment of approximately $1.1 billion. For more information, see the section of this proxy statement captioned "The Merger—Financing of the Merger."

        In connection with the financing of the Merger, Investor has received a Debt Commitment Letter (as defined below in the section of this proxy statement captioned "The Merger—Financing of the Merger—Debt Financing") from Bank of China Limited, Macau Branch, and China Merchants

Bank Co., Ltd., New York Branch (the "Lenders"), pursuant to which they have committed to provide Investor with senior secured credit facilities in an aggregate amount of up to $800 million, in the form of an up to $500 million six-year term facility and an up to $300 million one-year bridge facility. For more information, see the section of this proxy statement captioned "The Merger—Financing of the Merger."

Conditions to the Closing of the Merger (page 96)

        The obligations of Investor and Acquisition Sub, on the one hand, and OmniVision, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions at or prior to the Effective Time:

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  the adoption of the Merger Agreement by the requisite affirmative vote of OmniVision's stockholders;

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  the (A)(i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") (such expiration or termination, "HSR Antitrust Clearance"); and (ii) to the extent required under the Anti-Monopoly Law ("PRC Anti-Monopoly Law") of the People's Republic of China ("PRC"), Investor's obtaining a Notice of Review Decision or other document issued by the Anti-Monopoly Bureau of the Ministry of Commerce of the PRC ("PRC Anti-Monopoly Bureau") approving the Merger pursuant to the PRC Anti-Monopoly Law or the expiration of the relevant statutory periods for a decision by the PRC Anti-Monopoly Bureau prescribed by the PRC Anti-Monopoly Law ("PRC Antitrust Clearance"); (B) Investor having obtained the (i) approval or clearance by the Ministry of Commerce of the PRC or its competent local counterparts ("MOFCOM") and the National Development and Reform Commission of the PRC or its competent local counterparts ("NDRC"); and (ii) registration and/or approval with the State Administration of Foreign Exchange of the PRC or its competent local counterparts ("SAFE"), other than such approvals as Investor, in its sole discretion, has determined to waive; provided, however, that Investor will not be entitled to waive any such approvals that would, or would reasonably be expected to, adversely affect the delivery of the aggregate Merger Consideration payable in connection with the Merger in accordance with the Merger Agreement; and (C) receipt by Investor and OmniVision of written notice ("CFIUS Approval") from the Committee on Foreign Investment in the United States ("CFIUS") stating that: (i) CFIUS has concluded that the transaction is not a "covered transaction" and not subject to review under applicable law; (ii) the review of the transaction contemplated by the Merger Agreement under Section 721 of the U.S. Defense Production Act of 1950 has been concluded, and there are no unresolved national security concerns with respect to the transaction contemplated by the Merger Agreement; or (iii) CFIUS has sent a report to the President of the United States requesting the President's decision on the CFIUS notice submitted by Investor and OmniVision and either (x) the period under the Defense Production Act of 1950 during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby has expired without any such action being threatened, announced or taken or (y) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby; provided that no requirements or conditions to mitigate any national security concerns shall have been imposed, other than such requirements or conditions that Investor, Acquisition Sub or OmniVision are obligated to accept pursuant to the terms of the Merger Agreement (collectively, the "Antitrust and Regulatory Approvals Condition"); and

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  the consummation of the Merger not being made illegal, prohibited or otherwise prevented by any law or order of any governmental authority of competent jurisdiction in the United States or the PRC (the "Governmental Law or Order Condition").

        In addition, the obligations of Investor and Acquisition Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions:

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  the representations and warranties of OmniVision relating to capitalization and the absence of a Company Material Adverse Effect since January 1, 2015 are true and correct (except for such inaccuracies as are de minimis in the case of capitalization) as of April 30, 2015 and on and as of the date of the closing of the Merger (the "Closing Date") with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period);

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  the representations and warranties of OmniVision relating to organization and good standing, corporate power and enforceability, requisite stockholder approval, brokers, state anti-takeover statutes and rights plan are true and correct in all material respects, but without regard to any qualification as to materiality or Company Material Adverse Effect (as defined under "The Merger Agreement—Alternative Acquisition Proposals") included therein, as of April 30, 2015 and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period);

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  the remaining representations and warranties of OmniVision are true and correct as of April 30, 2015 and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), except for any failure to be so true and correct that would not have, individually or in the aggregate, a Company Material Adverse Effect but without regard to any qualification as to materiality or Company Material Adverse Effect included therein.

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  OmniVision has performed in all material respects the obligations that are to be performed by it under the Merger Agreement prior to the Effective Time;

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  since April 30, 2015, there has not arisen or occurred any Company Material Adverse Effect that is continuing;

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  Investor and Acquisition Sub have received a certificate of OmniVision, validly executed for and on behalf of OmniVision and in its name by a duly authorized officer thereof, certifying that the foregoing five bullet points have been satisfied; and

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  OmniVision has obtained the approval or clearance for foreign or PRC investments under the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (the "Taiwan Approvals"), and OmniVision has completed the divestiture of certain of its investments in Taiwan, including certain of its interests in a joint venture (the "Taiwan Divestiture", and together with the Taiwan Approvals, the "Taiwan Approvals Condition").

        In addition, the obligation of OmniVision to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions:

  •
  representations and warranties of Investor and Acquisition Sub set forth in the Merger Agreement are true and correct as of April 30, 2015 and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), in each case, except for any failure to be so true and correct that would not have, individually or in the aggregate, any change, effect or event that prevents or materially delays the consummation of the Merger or any of the other transactions contemplated by the Merger

    Agreement or would reasonably be expected to do so (an "Investor Material Adverse Effect"), but without regard to any qualification as to materiality or Investor Material Adverse Effect included therein;

  •
  Investor and Acquisition Sub have performed in all material respects the obligations that are to be performed by them under the Merger Agreement prior to the Effective Time; and

  •
  OmniVision has received a certificate of Investor and Acquisition Sub, validly executed for and on behalf of Investor and Acquisition Sub and in their respective names by a duly authorized officer thereof, certifying that the foregoing two bullet points have been satisfied.

Regulatory Approvals Required for the Merger (page 76)

        Under the Merger Agreement, unless waived by the parties to the Merger Agreement (where permissible under applicable law), the Merger cannot be completed until (i) HSR Antitrust Clearance has been obtained; (ii) CFIUS Approval has been received; (iii) PRC Antitrust Clearance has been obtained; (iv) approvals or clearance by MOFCOM and the NDRC have been secured; (v) registrations and/or approval with SAFE have been made; and (vi) the approvals of the Investment Commission, the Ministry of Economic Affairs (the "Taiwan IC") for PRC investments under the Act Governing Relations between the Peoples of the Taiwan Area and the Mainland Area and the Measures Governing Investment Permitted to the People of Mainland Area promulgated thereunder have been granted.

Recommendation of the Board of Directors (page 48)

        OmniVision's Board of Directors (the "Board of Directors"), after considering various factors described in the section of this proxy statement captioned "The Merger—Recommendation of the Board of Directors and Reasons for the Merger," has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of OmniVision's stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (3) directed that the Merger Agreement be submitted to the stockholders for adoption and approval; and (4) resolved to recommend that OmniVision's stockholders vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

        The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the proposal to adjourn the special meeting of stockholders (the "Special Meeting"), if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Fairness Opinion of J.P. Morgan (page 52)

        Pursuant to an engagement letter dated May 27, 2014, OmniVision retained J.P. Morgan Securities LLC ("J.P. Morgan") as its financial advisor in connection with a potential sale of OmniVision and potentially to deliver a fairness opinion in connection with a potential sale of OmniVision.

        At the meeting of the Board of Directors on April 29, 2015, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the Merger Consideration to be paid to the holders of OmniVision common stock in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed its April 29, 2015 oral opinion by delivering its written opinion to the Board of Directors, dated April 29, 2015, that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the Merger Consideration to be paid to the holders of OmniVision common stock in the proposed Merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by the Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

        The full text of the written opinion of J.P. Morgan, dated April 29, 2015, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. OmniVision's stockholders are urged to read the opinion attached as Annex B to this proxy statement and the summary of the opinion set forth in the section of this proxy statement captioned "The Merger—Fairness Opinion of J.P. Morgan" in their entirety. J.P. Morgan's written opinion is addressed to the Board of Directors, is directed only to, as of the date of the opinion, the Merger Consideration to be paid to the holders of OmniVision common stock in the Merger and does not constitute a recommendation to any OmniVision stockholder as to how such stockholder should vote at the Special Meeting. The summary of the opinion of J.P. Morgan set forth in the section of this proxy statement captioned "The Merger—Fairness Opinion of J.P. Morgan" is qualified in its entirety by reference to the full text of such opinion.

        For a more complete description, see the section of this proxy statement captioned "The Merger—Fairness Opinion of J.P. Morgan."

Interests of OmniVision's Directors and Executive Officers in the Merger (page 61)

        When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

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  the cancellation and termination of certain vested Company Options, such that the holders thereof will receive the Vested Option Consideration following the Effective Time;

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  the cancellation and termination of the Cancelled RSUs, such that the holders thereof will receive the Cancelled RSU Consideration following the Effective Time;

  •
  pursuant to OmniVision's 2000 Director Option Plan and 2007 Equity Incentive Plan, the full acceleration of the vesting of all equity awards granted under such plans to non-employee directors that are assumed or substituted for in a "change of control" if the non-employee director's status as a director or director of the successor corporation is terminated other than upon a voluntary resignation by such non-employee director;

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  continued indemnification and directors' and officers' liability insurance to be provided by the Surviving Corporation and its subsidiaries; and

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  the possibility of continued employment with the Surviving Corporation following the completion of the Merger.

        If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this proxy statement captioned "The Merger—Interests of OmniVision's Directors and Executive Officers in the Merger."

Appraisal Rights (page 68)

        If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the General Corporation Law of the State of Delaware ("DGCL"). This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration.

        To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to OmniVision before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy in favor of or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (iii) continue to hold your shares of common stock of record through the Effective Time. In addition, either a stockholder who has properly demanded appraisal or the Surviving Corporation must commence an appraisal proceeding in the Delaware Court of Chancery within 120 days after the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Material U.S. Federal Income Tax Consequences of the Merger (page 73)

        For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") in exchange for such U.S. Holder's shares of common stock in the Merger generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder's adjusted tax basis in the shares of common stock surrendered in the Merger.

        A Non-U.S. Holder (as defined below in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

        For more information, see the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger." Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Legal Proceedings Regarding the Merger (page 78)

        In connection with the Merger Agreement and the transactions contemplated thereby, a number of putative class action lawsuits have been filed in the Superior Court of the State of California, County of Santa Clara. The actions filed Pope v. OmniVision Technologies, Inc., et al., No. 15-CV-280161 (filed May 4, 2015); Francisco v. Xiaoying, et al., 15-CV-280270 (filed May 6, 2015); Agee v. OmniVision Technologies, Inc., No. 15-CV-280311 (filed May 7, 2015); Levine v. OmniVision Technologies, Inc., No. 15-CV-280344 (filed May 7, 2015); O'Donnell v. OmniVision Technologies, Inc., No. 15-CV-280411 (filed May 8, 2015); Smith v. Hong, et al., No. 15-CV-280863 (filed May 19, 2015); and Nido v. OmniVision Technologies, Inc., No. 15-CV-281031 (filed May 22, 2015). In general, the various complaints assert that, among other things, the members of the Board of Directors breached their fiduciary duties to OmniVision's stockholders by engaging in a process that was not designed to, and did not, maximize the stockholders' value, and that OmniVision and the proposed acquiring entities aided and abetted the directors' alleged breaches of fiduciary duties. The complaints generally seek to enjoin the Merger, rescission of the Merger to the extent it is implemented, or, alternatively, rescissionary damages. On June 2, 2015, the actions were consolidated under the caption In re OmniVision Technologies, Inc. Shareholder Litigation, No. 15-CV-280161. On June 4, 2015, a motion was filed in the consolidated action by William D. Mohilla seeking to intervene in the action as lead plaintiff and requesting permission from the Court to file a new complaint. This proposed new complaint contains similar allegations to the prior complaints but also asserts that the Board of Directors breached their fiduciary duties by issuing a false and misleading preliminary proxy statement. On June 8, 2015, a consolidated amended complaint was filed in In re OmniVision Technologies, Inc. Shareholder Litigation by the eight plaintiffs who filed the original actions described above. The amended complaint adds allegations that the Board of Directors breached their fiduciary duties by issuing a false and misleading preliminary proxy statement. The amended complaint also adds allegations that J.P. Morgan aided and abetted the directors' alleged breaches of fiduciary duty. Also on June 8, 2015, plaintiffs filed an ex parte application requesting the Court lift the discovery stay and order expedited discovery in the consolidated action. A hearing on this ex parte application is scheduled for June 16, 2015.

Alternative Acquisition Proposals (page 88)

        Under the Merger Agreement, from April 30, 2015 until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, OmniVision and its subsidiaries have agreed not to, and to cause its and their respective directors, officers or other employees, controlled affiliates, or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by any of them, whom we collectively refer to as "representatives," not to, among other things: (1) solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal (as defined under "The Merger Agreement—Alternative Acquisition Proposals") or any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal; (2) furnish to any person (other than Investor, Acquisition Sub or any designees of Investor or Acquisition Sub) any non-public information relating to OmniVision or any of its subsidiaries, or afford to any person (other than Investor, Acquisition Sub or any designees of Investor or Acquisition Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of OmniVision or any of its subsidiaries, in any such case with respect to, or with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (3) continue or otherwise participate or engage in discussions or negotiations with any person with respect to, or with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal; or (4) enter into any contract contemplating, leading to or otherwise relating to an Acquisition Transaction (as defined under "The Merger Agreement—Alternative Acquisition Proposals").

        Notwithstanding these restrictions, prior to the adoption of the Merger Agreement by OmniVision's stockholders, if any person makes a bona fide, written and unsolicited Acquisition Proposal that did not arise out of a material breach of the non-solicitation provisions of the Merger Agreement described above and that the Board Directors determines in good faith (after advice from its financial advisor and outside legal counsel) either constitutes or is reasonably expected to lead to a Superior Proposal (as defined under "The Merger Agreement—Alternative Acquisition Proposals"), the Board of Directors may, directly or indirectly through OmniVision's representatives, (1) participate or engage in discussions or negotiations with such person regarding such Acquisition Proposal, including entering into an Acceptable Confidentiality Agreement (as defined in the Merger Agreement); (2) furnish to such person any non-public information relating to OmniVision or any of its subsidiaries and/or afford such person access to the business, properties, assets, books, records or other non-public information, or the personnel, of OmniVision or any of its subsidiaries, in each case under this bullet point pursuant to an Acceptable Confidentiality Agreement, provided that, contemporaneously with furnishing any non-public information to such person, OmniVision furnishes such non-public information to Investor to the extent such information has not been previously furnished OmniVision to Investor; and/or (3) contact the person or group of persons who has made such Acquisition Proposal to clarify and understand the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal. For more information, see the section of this proxy statement captioned "The Merger Agreement—Alternative Acquisition Proposals."

        OmniVision is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including negotiating with Investor in good faith regarding any revisions to the terms of the transactions contemplated by the Merger Agreement over a period of up to five (5) business days if requested by Investor. For more information, see the section of this proxy statement captioned "The Merger Agreement—The Board of Directors' Recommendation; Company Board Recommendation Change."

Termination of the Merger Agreement (page 97)

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

  •
  by mutual written agreement of OmniVision and Investor;

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  by either OmniVision or Investor if:

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  the Effective Time has not occurred on or before by 5:00 p.m. New York City time on or before October 31, 2015 (the "Initial Termination Date"). If on the Initial Termination Date, all of the conditions to the closing of the Merger have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) or waived (where permissible), except for the Antitrust and Regulatory Approvals Condition, the Governmental Law or Order Condition or the Taiwan Approvals Condition, then either OmniVision or Investor may, in its sole discretion, extend the Initial Termination Date once to 5:00 p.m. New York City time on or before January 31, 2016 (the "Extended Termination Date"). Either OmniVision or Investor may, subject to the other party's consent, which consent may not be unreasonably withheld or delayed, extend the Extended Termination Date to 5:00 p.m. New York City time on or before the date that is three (3) months after the Extended Termination Date if, at the expiration of the Extended Termination Date, all of the conditions to closing of the Merger have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) or waived (where permissible), except for the Antitrust and Regulatory Approvals Condition, the Governmental Law or Order Condition (but solely because of the failure to satisfy the Antitrust and Regulatory Approvals Condition and the Taiwan Approvals Condition) or the Taiwan Approvals Condition (the Initial Termination Date, as it may be extended pursuant to the Merger Agreement, the "Termination Date"). If the satisfaction of the last to be satisfied or waived (where permissible) of the conditions to closing of the Merger (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) occurs less than thirty (30) days prior to the Termination Date, the Termination Date will be deemed to be extended to the extent necessary to permit the closing of the Merger to occur in accordance with the terms of the Merger Agreement (described below in the section of this proxy statement captioned "The Merger Agreement—Closing and Effective Time"), but no later than 5:00 p.m. New York City time on the date that is thirty (30) days after the satisfaction of the last to be satisfied of the conditions to closing of the Merger (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger). Notwithstanding the foregoing, the right to terminate the Merger Agreement will not be available to any of OmniVision, Investor or Acquisition Sub whose action or failure to act has been the principal cause of or resulted in (A) the failure to satisfy any of the conditions to the obligations of the terminating party to consummate the Merger prior to the Termination Date and such action or failure to act constitutes a material breach of the Merger Agreement, or (B) the failure of the Effective Time to have occurred prior to the Termination Date and such action or failure to act constitutes a material breach of the Merger Agreement (the "Termination Date Right");

    •
    OmniVision's stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof (the "No Vote Right");

    •
    any governmental authority of competent jurisdiction in the United States or the PRC has (i) enacted, issued or promulgated any law that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC, or (ii) issued or granted any order that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC, and such order has become final and non-appealable;

  •
  by OmniVision if:

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  (i) OmniVision is not then in material breach of the Merger Agreement, (ii) the representations and warranties of Investor and/or Acquisition Sub contained in the Merger Agreement have become inaccurate or been breached such that the applicable condition to closing of the Merger would not be satisfied, or the covenants or obligations of Investor and/or Acquisition Sub contained in the Merger Agreement have been breached such that the applicable condition to closing of the Merger would not be satisfied, and (iii) Investor and/or Acquisition Sub have failed to cure such breach within thirty (30) days after Investor and Acquisition Sub have received written notice of such breach from OmniVision. Notwithstanding the foregoing, OmniVision will not be permitted to terminate the Merger Agreement under this circumstance in respect of the breach set forth in any such written notice (A) at any time during such thirty-day period and (B) at any time after such thirty-day period if Investor and/or Acquisition Sub have cured such breach during such thirty-day period (the "Investor and Acquisition Sub Breach Right");

  •
  at any time prior to the adoption of the Merger Agreement by the requisite affirmative vote of stockholders, in the event that (i) OmniVision has received a Superior Proposal; (ii) the Board of Directors and/or any authorized committee thereof has determined in good faith

      (after advice from outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders under Delaware law; (iii) concurrently with the termination of the Merger Agreement, OmniVision enters into the definitive agreement relating to such Superior Proposal and pays Investor the Termination Fee (as defined below in the section of this proxy statement captioned "The Merger Agreement—Termination Fees—Termination Fee Payable by OmniVision") payable to Investor pursuant to the terms of the Merger Agreement; and (iv) OmniVision has otherwise complied in all material respects with the non-solicitation provisions of the Merger Agreement (described below in the section of this proxy statement captioned "The Merger Agreement—Alternative Acquisition Proposals") and the Company Board Recommendation Change provisions of the Merger Agreement (as defined below in the section of this proxy statement captioned "The Merger Agreement—The Board of Directors' Recommendation; Company Board Recommendation Change") in connection with such Superior Proposal (the "Superior Proposal Right"); or

    •
    (i) all the conditions to the closing of the Merger of (A) Investor and Acquisition Sub, on the one hand, and OmniVision, on the other hand, and (B) Investor and Acquisition Sub (described below in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger); (ii) Investor and Acquisition Sub fail to consummate the Merger on or before the date required by the Merger Agreement (described below in the section of this proxy statement captioned "The Merger Agreement—Closing and Effective Time"); (iii) thereafter, OmniVision has irrevocably confirmed by written notice to Investor that (A) all conditions to the closing of the Merger of (a) Investor and Acquisition Sub, on the one hand, and OmniVision, on the other hand, and (b) Investor and Acquisition Sub (described below in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) and (B) OmniVision stands ready, willing and able to consummate the Merger during such period; and (iv) Investor and Acquisition Sub fail to consummate the Merger within three (3) business days of such written notice; provided, however, that during such three (3) business day period following the date on which the closing of the Merger should have occurred in accordance with the Merger Agreement (described below in the section of this proxy statement captioned "The Merger Agreement—Closing and Effective Time") and for twenty-four (24) hours thereafter, no party will be entitled to terminate the Merger Agreement pursuant to the Termination Date Right (the "Investor and Acquisition Sub Non-Consummation Right"); and

  •
  by Investor if:

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  (i) Investor and Acquisition Sub are not then in material breach of the Merger Agreement, (ii) the representations and warranties of OmniVision contained in the Merger Agreement have become inaccurate or been breached such that the applicable condition to closing of the Merger would not be satisfied, or the covenants or obligations of OmniVision contained in the Merger Agreement have been breached such that the applicable condition to closing of the Merger would not be satisfied, and (iii) OmniVision has failed to cure such breach within thirty (30) days after OmniVision has received written notice of such breach from Investor. Notwithstanding the foregoing, Investor will not be permitted to terminate the Merger Agreement under this circumstance in respect of the breach set forth in any such written notice (A) at any time during such thirty-day period, and (B) at any time after such thirty-day period if OmniVision has cured such breach during such thirty-day period (the "OmniVision Breach Right");

    •
    (i) the Board of Directors or any authorized committee thereof has effected a Company Board Recommendation Change; or (ii) an Acquisition Proposal (whether or not a Superior Proposal) is publicly commenced or announced by a person unaffiliated with Investor and, within ten (10) business days after such date of commencement or announcement, OmniVision has failed to publicly reaffirm its recommendation of the Merger, and in the case of a tender or exchange offer, to file a Schedule 14D-9 pursuant to Rule 14e 2 and Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") recommending that the stockholders reject such Acquisition Proposal and not tender any shares of common stock into such tender or exchange offer; or (iii) OmniVision has materially breached or failed to perform any of its obligations under the non-solicitation provisions of the Merger Agreement (described below in the section of this proxy statement captioned "The Merger Agreement—Alternative Acquisition Proposals") or the stockholder meeting provisions of the Merger Agreement (described below in the section of this proxy statement captioned "The Merger Agreement—Other Covenants—Stockholders Meeting and Proxy Statement") (the "Acquisition Proposal Right").

Termination Fees (page 100)

        Whether or not the Merger is completed, OmniVision, on the one hand, and Investor and Acquisition Sub, on the other hand, are each responsible for all of their respective fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

        OmniVision will be required to pay to Investor a termination fee of $28 million if the Merger Agreement is terminated under specified circumstances. Investor will be required to pay to OmniVision a reverse termination fee of $56 million if the Merger Agreement is terminated under different specified circumstances. For more information on the termination fee and reverse termination fee, see the section of this proxy statement captioned "The Merger Agreement—Termination Fees."

Effect on OmniVision if the Merger is Not Completed (page 38)

        If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, OmniVision will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the Securities and Exchange Commission (the "SEC"). Under specified circumstances, OmniVision will be required to pay Investor a termination fee upon the termination of the Merger Agreement and under different specified circumstances, Investor will be required to pay OmniVision a reverse termination fee upon the termination of the Merger Agreement. For more details see the section of this proxy statement captioned "The Merger Agreement—Termination Fees".

The Special Meeting (page 29)

  Date, Time and Place

        A special meeting of stockholders of OmniVision (the "Special Meeting") will be held on July 9, 2015, at 10:00 a.m., Pacific time, at our principal executive offices located at 4275 Burton Drive, Santa Clara, CA 95054.

  Record Date; Shares Entitled to Vote

        You are entitled to vote at the Special Meeting if you owned shares of common stock at the close of business on June 9, 2015 (the "Record Date"). You will have one vote at the Special Meeting for each share of common stock that you owned at the close of business on the Record Date.

  Purpose

        At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

  Quorum

        As of the Record Date, there were 58,444,847 shares of common stock outstanding and entitled to vote at the Special Meeting. The stockholders of OmniVision representing a majority of the voting power of the issued and outstanding common stock of OmniVision and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

  Required Vote

        If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of common stock of OmniVision is required to adopt the Merger Agreement. A failure to vote your shares of common stock and an abstention from voting will have the same effect as a vote against the proposal to adopt the Merger Agreement.

        Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to OmniVision's executive officers in connection with the Merger, if a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting entitled to vote on the subject matter. Abstentions will have the same effect as a vote against the proposals but failure to vote your shares will have no effect on the outcome of the proposals.

  Share Ownership of Our Directors and Executive Officers

        As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 802,239 shares of common stock, representing approximately 1.37% of the shares of common stock outstanding on the Record Date.

  Voting and Proxies

        Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of common stock in "street name" through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.

        If you are a stockholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) attending the Special Meeting and voting in person by ballot.

        If you hold your shares of common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a "legal proxy" from your bank, broker or other nominee.

        All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the proposal regarding adoption of the Merger Agreement, "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, and "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's executive officers in connection with the Merger.

        Shares of our common stock represented at the Special Meeting but not voted, including shares of our common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the proposal regarding adoption of the Merger Agreement, including properly executed proxies that do not contain specific voting instructions, will be counted "FOR" that proposal. If you abstain from voting, it will have the same effect as a vote "AGAINST" the proposal regarding adoption of the Merger Agreement, "AGAINST" the proposal to adjourn the Special Meeting, whether or not a quorum is present, and "AGAINST" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's executive officers in connection with the Merger. If you do not execute a proxy card, it will have the same effect as a vote "AGAINST" the proposal regarding adoption of the Merger Agreement, but will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present, or on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's executive officers in connection with the Merger. Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the proposal regarding adoption of the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." Broker non-votes will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes "AGAINST" the proposal regarding adoption of the Merger Agreement, but will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present, or on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's executive officers in connection with the Merger.

QUESTIONS AND ANSWERS

        The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned "Where You Can Find More Information."

Q:    Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of shares of common stock of OmniVision in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:    What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

1)
to adopt the Merger Agreement pursuant to which Acquisition Sub will merge with and into OmniVision, and OmniVision will become a wholly-owned subsidiary of Investor;

2)
to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3)
to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Q:    When and where is the Special Meeting?

A:
The Special Meeting will take place on July 9, 2015, at 10:00 a.m., Pacific time, at our principal executive offices located at 4275 Burton Drive, Santa Clara, CA 95054.

Q:    Who is entitled to vote at the Special Meeting?

A:
Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock owned as of the Record Date.

Q:    May I attend the Special Meeting and vote in person?

A:
Yes. All stockholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

  Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted by you with respect to the shares so voted in person.

  If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in "street name," you may not vote your shares in person at the Special Meeting unless you obtain a "legal proxy" from your bank, broker or other nominee.

Q:    What is the proposed Merger and what effects will it have on OmniVision?

A:
The proposed Merger is the acquisition of OmniVision by Investor. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Acquisition Sub will merge with and into OmniVision and OmniVision will continue as the Surviving Corporation. As a result of the Merger, OmniVision will become a wholly-owned subsidiary of Investor, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:    What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration for each share of common stock that you own, unless you have properly exercised and not withdrawn or lost your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $2,975.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes.

Q:    How does the Merger Consideration compare to the unaffected market price of the common stock?

A:
The relationship of the Merger Consideration to the trading price of the common stock constituted a premium of: (1) approximately 20.9% to the unaffected closing price of OmniVision's common stock on August 13, 2014, the last trading day prior to the date of OmniVision's public announcement that it had received a preliminary, non-binding acquisition proposal from an investor consortium led by Hua Capital; and (2) approximately 12.1% to the closing price of OmniVision's common stock on April 29, 2015, the last trading day prior to the date on which OmniVision entered into the Merger Agreement.

Q:    What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:    Should I send in my stock certificates now?

A:
No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:    What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies OmniVision in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:    How does the Board of Directors recommend that I vote?

A:
The Board of Directors, after considering the various factors described in the section of this proxy statement captioned "The Merger—Recommendation of the Board of Directors and Reasons for the Merger," has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of OmniVision's stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (3) directed that the Merger Agreement be submitted to the stockholders for adoption and approval; and (4) resolved to recommend that OmniVision's stockholders vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

  The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Q:    What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, OmniVision will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

  Under specified circumstances, OmniVision will be required to pay Investor a termination fee upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned "The Merger Agreement—Termination Fees."

Q:    What constitutes a quorum?

A:
Stockholders of OmniVision representing a majority of the voting power of the issued and outstanding common stock of OmniVision, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. As of the Record Date, 29,222,424 shares of our common stock will be required to obtain a quorum. When a quorum is present to organize a meeting of OmniVision stockholders, it is not broken by the subsequent withdrawal of any OmniVision stockholders. Abstentions and any broker non-votes are considered as present for the purpose of determining the presence of a quorum.

Q:    What vote is required to adopt the Merger Agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to adopt the Merger Agreement.

  If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. If you hold your shares in "street name" and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

Q:    What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger?

A:
Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting,whether or not a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

  The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote in person by ballot at the Special Meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Q:    Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger?

A:
SEC rules require OmniVision to seek a non-binding, advisory vote regarding compensation that will or may become payable by OmniVision to its named executive officers in connection with the Merger.

Q:    What is the compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger for purposes of this advisory vote?

A:
The compensation that will or may become payable by OmniVision to its named executive officers in connection with the Merger is compensation that is tied to or based on the Merger and payable to certain of OmniVision's named executive officers. For further detail, see the sections of this proxy statement captioned "The Merger—Interests of OmniVision's Directors and Executive Officers in the Merger."

Q:    What will happen if stockholders do not approve the compensation that will or may become payable by OmniVision to its named executive officers in connection with the Merger at the Special Meeting?

A:
Approval of the compensation that will or may become payable by OmniVision to its named executive officers in connection with the Merger is not a condition to completion of the Merger. The vote with respect to the compensation that will or may become payable by OmniVision to its named executive officers in connection with the Merger is an advisory vote and will not be binding on OmniVision or Investor. If the Merger Agreement is adopted by the stockholders and the Merger is completed, the compensation that will or may become payable by OmniVision to its named executive officers in connection with the Merger may be paid to OmniVision's named executive officers even if stockholders fail to approve such compensation.

Q:    Are there any risks to me from the Merger that I should consider?

A:
Yes. There are risks associated with all business combinations, including the Merger. For further detail, see the section of this proxy statement captioned "Forward-Looking Statements".

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by OmniVision.

  If your shares are held through a bank, broker or other nominee, you are considered the "beneficial owner" of shares of common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a "legal proxy" from your bank, broker or other nominee.

Q:    Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. For voting purposes, any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, and as a result, any shares held in "street name" will not be combined for voting purposes with shares that you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for the shares held in each such form, because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing such account.

Q:    How may I vote?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Broadridge Financial Solutions, Inc., our transfer agent), there are four ways to vote:

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•
by visiting the Internet at the address on your proxy card;

•
by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•
by attending the Special Meeting and voting in person by ballot;

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.

  Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a "legal proxy" to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

  If your shares are held in "street name" through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:    If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Q:    May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us in accordance with the instructions therein prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to the Corporate Secretary; or

  •
  attending the Special Meeting and voting in person by ballot.

  If you hold your shares of common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a "legal proxy" from your bank, broker or other nominee.

Q:    What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of common stock is called a "proxy card." Shaw Hong, our Chief Executive Officer, and Y. Vicky Chou, our Senior Vice President of Global Management and General Counsel, with full power of substitution, are the proxy holders for the Special Meeting.

Q:    If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) "FOR" the adoption of the Merger Agreement; (2) "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Q:    How are votes counted?

A:
For the proposal to adopt the Merger Agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will count for the purpose of determining whether a quorum is present. However, if you "ABSTAIN," it has the same effect as if you vote "AGAINST" the proposal to adopt the Merger Agreement. For the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will count for the purpose of determining whether a quorum is present. However if you "ABSTAIN," it has the same effect as if you vote "AGAINST" the proposals to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger. If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted "FOR" the proposal to adopt the Merger Agreement, "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and "FOR" the approval, by non-binding, advisory vote, of compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger. If you hold your shares in "street name," follow the instructions from your broker on how to vote your shares. Please do not send in your share certificates with your proxy card.

Q:    What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

  You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:    Where can I find the voting results of the Special Meeting?

A:
OmniVision intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that OmniVision files with the SEC are publicly available when filed. See the section of this proxy statement captioned "Where You Can Find More Information."

Q:    Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:
If you are a U.S. Holder (as defined below in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger"), the exchange of common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder's adjusted tax basis in the shares of common stock surrendered in the Merger.

  A Non-U.S. Holder (as defined below in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.

  Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the Merger is provided in the section of this proxy statement captioned "The Merger—Material U.S. Federal Income Tax Consequences of the Merger."

Q:    What will the holders of Company Options and Restricted Stock Units receive in the Merger?

A:
At the Effective Time, each (i) Company Option that is unvested and outstanding as of immediately prior to the Effective Time and (ii) Vested Out-of-the-Money Option, will be assumed and converted into Investor Parent Options, which will be subject to the same terms and conditions as were applicable to such Company Options immediately prior to the Effective Time, with the number of shares of Investor Parent subject to each Investor Parent Option equal to the product of the number of shares of OmniVision common stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, with the result rounded down to the nearest whole share, at an exercise price per share of Investor Parent determined by dividing the per share exercise price of the shares of OmniVision common stock otherwise purchasable pursuant to the Company Option immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent.

  Each Company Option that is vested and outstanding as of immediately prior to the Effective Time (other than a Vested Out-of-the-Money Option) will be cancelled and terminated as of the Effective Time, and each holder of each such Company Option will receive an amount in cash (without interest and less any applicable tax withholding), if any, equal to the Vested Option Consideration.

  At the Effective Time, each award of Restricted Stock Units that (i) is granted on or after April 30, 2015 and (ii) is outstanding as of immediately prior to the Effective Time will be assumed and converted into Investor Parent RSUs, with each such Restricted Stock Unit representing the right to receive shares of Investor Parent upon settlement of such Restricted Stock Unit promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms) and the number of shares of Investor Parent subject to each award of Investor Parent RSUs will be equal to the number of shares of OmniVision common stock subject to such award of Restricted Stock Units immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share.

  Cancelled RSUs, which are Restricted Stock Units that (i) were granted prior to April 30, 2015 and (ii) are outstanding as of immediately prior to the Effective Time, will not be assumed and will be cancelled and terminated as of the Effective Time and each holder of each such Cancelled RSU will receive an amount in cash equal to the Cancelled RSU Consideration.

Q:    What will happen to the ESPP?

A:
Prior to the Effective Time, all outstanding purchase rights under any offering period that is then underway under the ESPP will be determined by treating a business day as determined by OmniVision that occurs prior to the Effective Time, and determined in accordance with the terms of the ESPP, as the "New Exercise Date" for all purposes under the ESPP and by making such other pro rata adjustments as may be necessary to reflect the shortened and final offering period, but otherwise treating such shortened and final offering period as a fully effective and completed offering period. All amounts withheld by OmniVision on behalf of the participants in the ESPP that have not been used to purchase OmniVision common stock prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the ESPP.

Q:    When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the third or fourth fiscal quarter of fiscal year 2016. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:    If the Merger is completed, how will I receive the cash for my shares?

A:
If the Merger is completed and your shares of our common stock are held in book-entry, the paying agent will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If you are a stockholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of our common stock to the paying agent in connection with the Merger. The paying agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See the section of this proxy statement captioned "The Merger Agreement—Exchange and Payment Procedures".

Q:    Am I entitled to appraisal rights under the DGCL?

A:
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement.

Q:    Do any of OmniVision's directors or officers have interests in the Merger that may differ from those of OmniVision stockholders generally?

A:
Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned "The Merger—Interests of OmniVision's Directors and Executive Officers in the Merger."

Q:    Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, Banks and Brokers May Call Toll-Free: (800) 248-7605
Or Email: OmniVision@georgeson.com

FORWARD-LOOKING STATEMENTS

        This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "should," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  the inability to complete the Merger due to the failure to obtain the requisite stockholder approval or failure to satisfy the other conditions to the completion of the Merger, including the receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval;

  •
  the failure by Investor to arrange the necessary Equity Financing and Debt Financing set forth in the commitments entered into in connection with the Merger, or alternative financing, or the failure of any such financing to be sufficient to complete the Merger and the other transactions contemplated by the Merger Agreement, and that, in certain instances, OmniVision's only viable recourse would be the $56 million reverse termination fee payable by Investor;

  •
  the risk that the Merger Agreement may be terminated in circumstances that require us to pay Investor a termination fee of $28 million;

  •
  the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

  •
  risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees or diverts management's or employees' attention from ongoing business operations;

  •
  the fact that receipt of the all-cash Merger Consideration would be taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

  •
  the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of OmniVision's current strategy as an independent company;

  •
  the possibility that Investor could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of OmniVision's assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the Merger;

  •
  the fact that under the terms of the Merger Agreement, OmniVision is unable to solicit other acquisition proposals during the pendency of the Merger;

  •
  the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger; and

  •
  risks that our stock price may decline significantly if the Merger is not completed.

        Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption; and (2) the information contained in the section of this proxy statement captioned "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. The forward-looking statements that we make in the section of this proxy statement captioned "Certain Projections" are also qualified to the extent described therein. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

 THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

        We will hold the Special Meeting on July 9, 2015, at 10:00 a.m., Pacific time, at our principal executive offices located at 4275 Burton Drive, Santa Clara, CA 95054.

Purpose of the Special Meeting

        At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (iii) approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 4275 Burton Drive, Santa Clara, California 95054, during regular business hours for a period of no less than ten days before the Special Meeting and at the place of the Special Meeting during the meeting.

        As of the Record Date, there were 58,444,847 shares of common stock outstanding and entitled to vote at the Special Meeting.

        Stockholders of OmniVision representing a majority of the voting power of the issued and outstanding common stock of OmniVision and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        If a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of common stock of OmniVision is required to adopt the Merger Agreement. Adoption of the Merger Agreement by stockholders is a condition to the closing of the Merger.

        Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger, if a quorum is present, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

        If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and "AGAINST" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

        Each "broker non-vote" will also count as a vote "AGAINST" the proposal to adopt the Merger Agreement, but will have no effect on (i) any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (ii) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger. A "broker non-vote" generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. "Broker non-votes," if any, will be counted for the purpose of determining whether a quorum is present.

        You will be entitled to one vote per share for each share of common stock you owned on the Record Date.

Shares Held by OmniVision's Directors and Executive Officers

        As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 802,239 shares of common stock, representing approximately 1.37% of the shares of common stock outstanding on the Record Date.

Voting of Proxies

        If your shares are registered in your name with our transfer agent, Broadridge Financial Solutions, Inc., you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

        Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) "FOR" adoption of the Merger Agreement; (2) "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

        If your shares are held in "street name" through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a "legal proxy" from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank's, broker's or other nominee's voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a "legal proxy" from your bank, broker or other nominee, it will have the same effect as if you voted "AGAINST" the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Revocability of Proxies

        If you are a stockholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

  •
  signing another proxy card with a later date and returning it to us prior to the Special Meeting;

  •
  submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

  •
  delivering a written notice of revocation to our Corporate Secretary; or

  •
  attending the Special Meeting and voting in person by ballot.

        If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of common stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a "legal proxy" from your bank, broker or other nominee.

        Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors' Recommendation

        The Board of Directors, after considering various factors described in the section of this proxy statement captioned "The Merger—Recommendation of the Board of Directors and Reasons for the Merger," has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of OmniVision's stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (3) directed that the Merger Agreement be submitted to the stockholders for adoption and approval; and (4) resolved to recommend that OmniVision's stockholders vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board of Directors unanimously recommends that you vote (x) "FOR" the adoption of the Merger Agreement; (y) "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (z) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger.

Solicitation of Proxies

        The expense of soliciting proxies will be borne by OmniVision. We have retained Georgeson Inc., a proxy solicitation firm (the "Proxy Solicitor"), to solicit proxies in connection with the Special Meeting at a cost of approximately $20,750 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in the third or fourth fiscal quarter of fiscal year 2016.

Appraisal Rights

        If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold their shares of common stock through the Effective Time, and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of common stock who may exercise appraisal rights and who also have properly exercised and not lost such appraisal rights are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration.

        To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to OmniVision before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy in favor of or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (iii) continue to hold your shares of common stock of record through the Effective Time. In addition, either a stockholder who has properly demanded appraisal or the Surviving Corporation must commence an appraisal proceeding in the Delaware Court of Chancery within 120 days after the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and Section 262 of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Other Matters

        At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 9, 2015

        The proxy statement is available at www.ovt.com under "Investors—SEC Filings."

Householding of Special Meeting Materials

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. If you follow the instructions, we undertake to promptly deliver a separate copy of this proxy statement. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

        If you are a stockholder of record, you may contact Broadridge Financial Solutions, Inc., either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

        If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, Banks and Brokers May Call Toll-Free: (800) 248-7605
Or Email: OmniVision@georgeson.com

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        We are asking you to adopt the Merger Agreement.

        For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned "The Merger" beginning on page 37 of this proxy statement and "The Merger Agreement" beginning on page 79 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

        Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of OmniVision common stock voting in favor of the proposal to adopt the Merger Agreement. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

        We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE TO APPROVE MERGER-RELATED
EXECUTIVE COMPENSATION ARRANGEMENTS

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger, as disclosed in the section of this proxy statement captioned "The Merger—Interests of OmniVision's Directors and Executive Officers in the Merger—Payments Upon Termination Following Change-in-Control."

        We are asking stockholders to indicate their approval of the various compensation that will or may become payable to OmniVision's named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned "The Merger—Interests of OmniVision's Directors and Executive Officers in the Merger—Payments Upon Termination Following Change-in-Control" and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of OmniVision's overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

        Accordingly, we are seeking approval of the following resolution at the Special Meeting:

        "RESOLVED, that the stockholders of OmniVision Technologies, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to OmniVision's named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement captioned "The Merger—Interests of OmniVision's Directors and Executive Officers in the Merger—Payments Upon Termination Following Change-in-Control" in OmniVision's proxy statement for the Special Meeting."

        Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on OmniVision, the Board of Directors, Investor or Investor Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

        The Board of Directors unanimously recommends that you vote "FOR" this proposal.

THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

  OmniVision Technologies, Inc.
  4275 Burton Drive
  Santa Clara, California 95054
  Telephone: (408) 567-3000

        OmniVision is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCubeChip™ products are highly integrated, single-chip CMOS image sensors for consumer and commercial applications, including mobile phones, tablets and entertainment devices, notebooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems.

        OmniVision's common stock is listed on NASDAQ under the symbol "OVTI".

  Seagull International Limited
  28/F, Citic Tower
  1 Tim Mei Avenue
  Central, Hong Kong
  Telephone: +852 3710 6888

        Investor is a wholly-owned subsidiary of Investor Parent and was formed on April 24, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

  Seagull Acquisition Corporation
  28/F, Citic Tower
  1 Tim Mei Avenue
  Central, Hong Kong
  Telephone: +852 3710 6888

        Acquisition Sub is a wholly-owned subsidiary of Investor and was formed on April 23, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

  Seagull Investment Holdings Limited
  28/F, Citic Tower
  1 Tim Mei Avenue
  Central, Hong Kong
  Telephone: +852 3710 6888

        Investor Parent is a Cayman Island exempted limited company and was formed on April 24, 2015, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the Equity Financing and Debt Financing in connection with the Merger.

        Investor, Investor Parent and Acquisition Sub were formed on behalf of affiliates of the Sponsors. In connection with the transactions contemplated by the Merger Agreement, (1) affiliates of the Sponsors have, in the aggregate, provided to Investor Equity Financing of up to $1.1 billion; and (2) Investor has obtained Debt Financing from Bank of China, Macau Branch and China Merchants Bank Co., Ltd., New York Branch for an aggregate amount of $800 million, which will be available to fund a portion of the payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further in the section of this proxy statement captioned "The Merger—Financing of the Merger"). After giving effect to the Merger, OmniVision, as the Surviving Corporation, will be affiliated with the Sponsors.

Effect of the Merger

        Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Acquisition Sub will merge with and into OmniVision, and OmniVision will continue as the Surviving Corporation and as a wholly-owned subsidiary of Investor. As a result of the Merger, OmniVision will become a wholly-owned subsidiary of Investor, and our common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

        The Effective Time will occur upon the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Investor and Acquisition Sub may agree and specify in the certificate of merger).

Effect on OmniVision if the Merger is Not Completed

        If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders of OmniVision will not receive any payment for their shares of common stock. Instead, OmniVision will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which OmniVision operates and risks related to adverse economic conditions.

        Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review OmniVision's business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that OmniVision's business, prospects or results of operation will not be adversely impacted.

        In addition, OmniVision will be required to pay to Investor a termination fee of $28 million if the Merger Agreement is terminated under specified circumstances. For more information please see the section of this proxy statement captioned "The Merger Agreement—Termination Fees."

Merger Consideration

        At the Effective Time of the Merger, each outstanding share of common stock (other than shares owned by (1) Investor, Acquisition Sub or OmniVision (including any shares held in the treasury of OmniVision), or by any direct or indirect wholly-owned subsidiary of Investor, Acquisition Sub or OmniVision; and (2) stockholders who neither have voted in favor of the Merger nor consented in writing and who have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 of the DGCL) will be converted into the right to receive the Merger Consideration.

        After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below in the section of this proxy statement captioned "—Appraisal Rights").

Background of the Merger

        The Board of Directors and OmniVision's senior management regularly evaluate OmniVision's strategic direction and ongoing business plans with a view toward strengthening its core businesses, expanding its product offerings and enhancing stockholder value. As part of this ongoing evaluation, the Board of Directors and OmniVision's senior management have from time to time reviewed and assessed various strategic alternatives, including, among other things, (1) continuing to execute on OmniVision's current business plan, (2) modification to OmniVision's strategy and product direction, (3) potential opportunities for significant partnerships, strategic alliances, or acquisitions or business combinations to grow OmniVision's business and operations, (4) potential divestitures of one or more business units, and (5) a possible sale of the company. Unless otherwise indicated, all dates and times below are based on Pacific Standard Time.

        On April 10, 2014, in response to a request from a China-based private equity firm, which we refer to as "Sponsor A," for a conference call with OmniVision senior management, Mr. Shaw Hong, Chairman of the Board and Chief Executive Officer of OmniVision, and Dr. Henry Yang, Director and Chief Operating Officer of OmniVision, held a conference call with representatives of Sponsor A and an affiliate of Hua Capital. During the call, the Sponsor A representatives expressed an interest in exploring a potential acquisition transaction. Following the call, Hua Capital explored the possibility of acquiring OmniVision and later entered into a confidentiality agreement with OmniVision, along with Sponsor A.

        On April 14, 2014, OmniVision's senior management contacted representatives of J.P. Morgan and requested a meeting for the following day. OmniVision's senior management were of the view that, subject to the Board of Directors' approval, J.P. Morgan would be best suited to act as financial advisor to OmniVision in view of J.P. Morgan's familiarity with OmniVision's industry, the Board of Directors' and senior management's familiarity with the J.P. Morgan team, as well as the breadth and depth of J.P. Morgan's experience. On April 15, 2014, OmniVision's senior management held a meeting with representatives of J.P. Morgan. At this meeting, OmniVision's senior management informed the J.P. Morgan representatives that Sponsor A had expressed an interest in exploring a potential acquisition of OmniVision. The J.P. Morgan representatives discussed with the senior management various key threshold issues and considerations for potential strategic discussions and various strategic alternatives available to OmniVision, including a sale of the company to a private equity firm or a strategic acquiror, a potential spin-off of one of OmniVision's business units, and continuing as an independent company.

        On April 17, 2014, during an informal meeting with members of the Board of Directors, Messrs. Hong and Yang briefed the other members of the Board of Directors on Sponsor A's recent expression of interest in exploring a potential acquisition of OmniVision and discussed various strategic alternatives available to OmniVision.

        On April 24, 2014, the Board of Directors convened a special meeting to discuss Sponsor A's recent expression of interest and various strategic alternatives available to OmniVision. Representatives of J.P. Morgan and Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), OmniVision's outside legal counsel, and members of OmniVision's senior management also attended. Representatives of J.P. Morgan reviewed with the Board of Directors various key threshold issues and considerations for potential strategic discussions, various strategic alternatives available to OmniVision, including continuing as an independent company, a sale of the company to either a private equity firm or a strategic acquiror, and illustrative timelines associated with such potential transactions. Representatives of J.P. Morgan also reviewed with the Board of Directors an overview of the market and presented a list of potential acquirors, both financial and strategic, active in OmniVision's industry that could potentially be interested in acquiring OmniVision. Representatives of WSGR reviewed with the Board of Directors the legal considerations relating to the Board's consideration of strategic transactions, including the Board of Directors' fiduciary duties. The Board of Directors authorized the senior management to negotiate a confidentiality agreement with Sponsor A to further explore Sponsor A's expression of interest in a potential transaction with OmniVision.

        On April 28, 2014, OmniVision's senior management held a meeting with representatives of J.P. Morgan and WSGR to discuss potential responses to Sponsor A's expression of interest.

        On May 27, 2014, the Board of Directors held a regularly scheduled meeting, where among other things, the Board of Directors discussed recent developments relating to Sponsor A's expression of interest. Representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, also attended. At this meeting, OmniVision's senior management reported that Hua Capital and Sponsor A were now jointly exploring a potential transaction with OmniVision and presented to the Board of Directors a proposed confidentiality agreement with Hua Capital and Sponsor A. The Board considered that a potential transaction with Hua Capital and Sponsor A working jointly had the benefit of Hua Capital's industry expertise and Sponsor A's access to funding for the potential transaction. After reviewing the terms of the proposed confidentiality agreement with representatives of WSGR, the Board authorized the entry into the proposed confidentiality agreement with Hua Capital and Sponsor A. Representatives of J.P. Morgan also reviewed with the Board J.P. Morgan's preliminary views on valuation of OmniVision. The Board discussed various strategic alternatives available to OmniVision and next steps in further exploring Hua Capital's and Sponsor A's interest. In addition, after discussing J.P. Morgan's background, including the breadth and depth of experience and knowledge, and familiarity with OmniVision and the markets in which OmniVision competes, the Board authorized management to formally engage J.P. Morgan to act as financial advisor in connection with the strategic process. After the meeting, OmniVision entered into a formal engagement letter with J.P. Morgan.

        On June 10, 2014, OmniVision's management and representatives of Hua Capital and Sponsor A held an introductory meeting in China. Representatives of J.P. Morgan also attended the meeting. At this meeting, representatives of Hua Capital and Sponsor A provided a high level overview of their interest in a potential transaction with OmniVision, and OmniVision's senior management provided a high level financial and business overview of OmniVision. Representatives of J.P. Morgan provided an overview of the procedures that were being established in connection with the discussions that would ensue between OmniVision representatives, on the one hand, and Hua Capital and Sponsor A representatives, on the other hand.

        On July 9, 2014, a representative of J.P. Morgan communicated to Hua Capital and Sponsor A guidelines for submitting an acquisition proposal to OmniVision.

        On July 11, 2014, Ms. Y. Vicky Chou, Senior Vice President of Global Management and General Counsel of OmniVision, representatives of WSGR and representatives of Gibson, Dunn & Crutcher LLP ("GDC"), outside counsel to an investor consortium led by Hua Capital (the "HCM Consortium"), which at the time consisted of Hua Capital and Sponsor A, held a conference call, during which the GDC representatives explained that once the HCM Consortium submitted its acquisition proposal to OmniVision, the HCM Consortium thought the proposal should be publicly disclosed by OmniVision in order to facilitate the proposed transaction.

        On July 12, 2014, the HCM Consortium delivered to OmniVision a preliminary due diligence request list through representatives of J.P. Morgan. In the following week, OmniVision delivered certain limited due diligence information regarding OmniVision to the HCM Consortium through representatives of J.P. Morgan.

        On July 24, 2014, the Board of Directors held a regularly scheduled meeting. At this meeting, OmniVision's senior management reviewed with the Board of Directors the status of the strategic process with the HCM Consortium, including the introductory meeting held on June 10, 2014 and subsequent contacts with the HCM Consortium.

        On August 12, 2014, the HCM Consortium delivered to the Board of Directors a preliminary, non-binding proposal to acquire all of the outstanding shares of common stock of OmniVision at $29.00 per share in cash, with a condition that such proposal would expire at 9:00 a.m., Eastern time, on August 14, 2014 if such proposal was not publicly disclosed by OmniVision by such time. Along with this proposal, the HCM Consortium also delivered a letter from a bank indicating the bank's willingness to commit to provide up to $1 billion in debt financing, subject to certain conditions, including such bank's internal approvals after due diligence. On that same day, the Board of Directors held a special meeting to discuss the preliminary, non-binding proposal from the HCM Consortium. Representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, also attended. Representatives of J.P. Morgan reviewed with the Board of Directors the terms of the proposal, including the implied valuation of OmniVision. Representatives of WSGR reviewed with the Board of Directors various considerations relating to a public disclosure of the HCM Consortium's proposal, as well as the Board of Directors' fiduciary duties.

        After the meeting of the Board of Directors on August 12, 2014, the HCM Consortium delivered further information to the Board of Directors regarding its proposal, including a high level description of regulatory approvals needed in the PRC, the contemplated ratio of equity funding to debt funding of the total merger consideration, and the HCM Consortium's reasons for requiring the public disclosure of the proposal. The Board of Directors held another meeting on August 13, 2014 to discuss the HCM Consortium's proposal. Representatives of J.P. Morgan and WSGR also attended. Representatives of J.P. Morgan reviewed with the Board of Directors the additional information provided by the HCM Consortium since the previous day's meeting of the Board of Directors, and representatives of WSGR reviewed for the Board of Directors considerations relating to a public disclosure of the proposal. After further discussion and deliberation, the Board of Directors authorized the public announcement of the receipt of the preliminary, non-binding proposal from the HCM Consortium in consideration of the seriousness of interest from the HCM Consortium, and because a public announcement would promote the ability of the Board of Directors to continue to explore alternative transactions with other interested parties, be consistent with certain precedent transactions and facilitate the HCM Consortium's discussions with the relevant regulatory authorities in China and obtaining their approvals. The Board of Directors also discussed the potential risk of disrupting the business of the

Company by making a public announcement, and concluded that a public announcement would not be expected to cause a material business interruption.

        On August 14, 2014, OmniVision issued a press release disclosing its receipt of the preliminary, non-binding proposal from the HCM Consortium.

        On August 19, 2014, the Board of Directors held a special meeting. Representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, also attended. At this meeting, representatives of J.P. Morgan reviewed with the Board of Directors a list of potential financial and strategic acquirors that could be contacted to gauge their interest in exploring a potential transaction with OmniVision. Representatives of WSGR reviewed with the Board of Directors its fiduciary duties related to the ongoing strategic process. After further discussion and deliberation, the Board of Directors identified certain private equity firms and potential strategic acquirors that, in the Board of Directors' assessment, might have interest in exploring a strategic transaction with OmniVision based on their financial capability and strategic fit. The Board of Directors instructed representatives of J.P. Morgan to contact those potential acquirors.

        Starting on August 19, 2014, pursuant to the Board of Directors' instructions, J.P. Morgan contacted 16 private equity firms (of which three were based in Asia) and six potential strategic acquirors.

        On August 25, 2014, the Board of Directors held a special meeting, with representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, in attendance. Representatives of J.P. Morgan reviewed with the Board of Directors a preliminary timetable proposed by the HCM Consortium and the Board of Directors discussed the work plan in respect of the strategic process with the HCM Consortium. Representatives of J.P. Morgan also reviewed with the Board of Directors the status of J.P. Morgan's contacts with other potential acquirors that the Board of Directors had instructed J.P. Morgan to contact. After further discussion, the Board of Directors instructed J.P. Morgan to keep the Board of Directors apprised of the status of J.P. Morgan's outreach to those potential acquirors.

        Between August 25 and August 28, 2014, OmniVision received further due diligence requests from the HCM Consortium, including information requests relating to business and legal matters.

        On September 4, 2014, OmniVision's management provided a set of financial forecasts for fiscal years 2015 through 2017 to J.P. Morgan to be shared with the HCM Consortium and, subject to execution of appropriate confidentiality agreements, with other potential acquirors. The OmniVision management forecasts are described in the section of this proxy statement captioned "—Management Projections" .

        On September 9, 2014, the HCM Consortium and certain of its advisors were provided access to an electronic dataroom maintained by OmniVision containing information that might be provided in response to due diligence requests. The OmniVision management forecasts were also made available through the electronic dataroom. In the following months, the HCM Consortium and its advisors engaged in due diligence review of OmniVision, and a number of due diligence meetings were held between representatives of OmniVision and the HCM Consortium and their respective advisors, including the management due diligence meetings and site visits as described below.

        On September 12, 2014, Bank of America Merrill Lynch ("BofA Merrill Lynch"), financial advisor to the HCM Consortium, was provided access to the electronic dataroom.

        On September 22, 2014, OmniVision entered into a confidentiality agreement with a U.S.-based private equity firm, which we refer to as "Sponsor B," containing certain standstill provisions that are effective for a period of 12 months from the date of the confidentiality agreement whether or not OmniVision enters into a definitive acquisition agreement with another party during that period; the standstill provisions, however, do not preclude the counterparty from making non-public proposals to OmniVision. On the same day, J.P. Morgan provided certain limited due diligence information to Sponsor B, including the OmniVision management forecasts.

        On September 25, 2014, OmniVision entered into a confidentiality agreement with another U.S.-based private equity firm, which we refer to as "Sponsor C," containing certain standstill provisions similar to those contained in the confidentiality agreement with Sponsor B. On that date, J.P. Morgan provided certain limited due diligence information to Sponsor C, including the OmniVision management forecasts.

        On September 26, 2014, OmniVision's senior management held a business due diligence session for representatives of the HCM Consortium and its advisors.

        On September 28, 2014, at OmniVision's direction, WSGR sent an initial draft of the Merger Agreement to GDC.

        On September 30, 2014, the HCM Consortium received pre-clearance for the potential acquisition of OmniVision from the NDRC. The pre-clearance was valid for a period of six months from September 30, 2014.

        On October 1, 2014, the Board of Directors held a special meeting to discuss, among other things, the status of the strategic process. Representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, also attended the meeting. At this meeting, representatives of J.P. Morgan provided an update to the Board of Directors on the various interactions with the HCM Consortium since the last meeting of the Board of Directors, including an update on the status of the due diligence review by the HCM Consortium. Representatives of J.P. Morgan also provided an update on its contacts with other potential acquirors: of the three Asia-based private equity firms contacted by J.P. Morgan (which included CITIC Capital), two had declined to explore a potential transaction with OmniVision and CITIC Capital had not responded after requesting and receiving a draft confidentiality agreement; of the thirteen U.S.-based private equity firms contacted by J.P. Morgan, Sponsor B and Sponsor C had each entered into confidentiality agreements with OmniVision and received certain limited due diligence information, one private equity firm had not responded yet, and the remaining ten had declined to explore a potential transaction; of the six potential strategic acquirors contacted, one had not responded yet, and the remaining five had declined to explore a potential transaction. Representatives of J.P. Morgan also updated the Board of Directors that Sponsor B and Sponsor C had been provided guidance to submit their offers by October 7, 2014. Representatives of WSGR then reviewed with the Board of Directors key terms and conditions of the draft Merger Agreement sent to GDC on September 28, 2014.

        On October 3, 2014, OmniVision's senior management held a due diligence session with representatives of Sponsor C via teleconference.

        On October 6, OmniVision's senior management held a due diligence session with representatives of Sponsor B via teleconference. Later on that same day, Sponsor B communicated to representatives of J.P. Morgan that it would not be submitting an offer.

        On October 7, 2014, CITIC Capital communicated to representatives of J.P. Morgan that it was considering joining the HCM Consortium.

        On October 8, 2014, Sponsor C communicated to representatives of J.P. Morgan that it would not be submitting an offer.

        On October 11, 2014, an Asia-based affiliate of the U.S.-based private equity firm that had not previously responded to J.P. Morgan's outreach, which we refer to as "Sponsor D," contacted J.P. Morgan.

        On October 13 and October 14, 2014, representatives of the HCM Consortium visited OmniVision's facilities in Shanghai, China, where OmniVision's management held further business due diligence sessions with representatives of the HCM Consortium. Representatives of J.P. Morgan and BofA Merrill Lynch, as well as representatives of GDC, also attended the due diligence sessions.

        On October 16, 2014, OmniVision entered into a confidentiality agreement with Sponsor D, containing certain standstill provisions similar to those contained in the confidentiality agreements with Sponsor B and Sponsor C. On that date, J.P. Morgan provided certain limited due diligence information to Sponsor D, including the OmniVision management forecasts.

        On October 20, 2014, representatives of the HCM Consortium visited OmniVision's headquarters in Santa Clara, California, where OmniVision's senior management held further due diligence sessions with representatives of the HCM Consortium.

        On October 21, 2014, OmniVision entered into an addendum to the confidentiality agreement dated May 14, 2014 with the HCM Consortium in respect of limiting access to certain highly confidential information to certain advisors of the HCM Consortium.

        On October 22, 2014, OmniVision's management held a due diligence session with representatives of Sponsor D via teleconference.

        On October 26, 2014, WSGR received from GDC a revised draft of the Merger Agreement.

        On October 28, 2014, Sponsor D communicated to representatives of J.P. Morgan that it would not be proceeding further in exploring a potential transaction with OmniVision.

        On November 3, 2014, WSGR sent to GDC a further revised draft of the Merger Agreement.

        On November 5, 2014, the Board of Directors held a special meeting to discuss the status of the strategic process. Representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, also attended this meeting. At this meeting, members of OmniVision's senior management provided to the Board an update on the HCM Consortium's due diligence review process, including various site visits undertaken by representatives of the HCM Consortium in the month of October. Representatives of J.P. Morgan updated the Board of Directors on the status of outreach to other potential acquirors: other than CITIC Capital and one potential strategic acquiror that had not responded yet, all of the other potential acquirors that the Board of Directors had selected from J.P. Morgan's list of potential financial and strategic acquirors that could be contacted to explore a potential transaction with OmniVision had all declined to explore a potential transaction with OmniVision. Representatives of J.P. Morgan also reviewed with the Board of Directors its analyses on valuation, based in part on the OmniVision management forecasts, and the status of the strategic process with the HCM Consortium, including an update from the HCM Consortium on its debt financing plans. Representatives of WSGR reviewed with the Board of Directors the status of negotiations on the Merger Agreement and key open issues. After a break in the meeting, the Board of Directors continued discussion on valuation. After further deliberation, the Board of Directors provided guidance to representatives of J.P. Morgan regarding the offer price. Pursuant to instructions from the Board of Directors, representatives of J.P. Morgan contacted representatives of BofA Merrill Lynch to convey the Board of Directors' position that the HCM Consortium needed to increase its offer price to $34.00 per share.

        On November 10, 2014, at OmniVision's direction, representatives of WSGR held a meeting with representatives of GDC via teleconference to discuss outstanding issues in the Merger Agreement.

        On November 18, 2014, OmniVision's management held a meeting with representatives of the HCM Consortium via teleconference to provide updates regarding preliminary financial results of OmniVision for the fiscal quarter ended October 31, 2014. Representatives of J.P. Morgan and BofA Merrill Lynch also participated in this teleconference.

        On November 22, 2014, WSGR received from GDC a revised draft of the Merger Agreement and initial drafts of the Equity Commitment Letter and form of Limited Guaranty. On November 23, 2014, OmniVision received a highly confident letter from BofA Merrill Lynch dated November 21, 2014 in respect of up to $700 million in debt, consisting of $400 million in term loans and $300 million in bridge loans.

        On November 24, 2014, the Board of Directors held a regularly scheduled meeting. At this meeting, OmniVision's management provided a brief update on the strategic process. The Board of Directors met again on November 25, 2014. At this meeting, representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, were present. Representatives of J.P. Morgan reported to the Board of Directors that they had received a message from BofA Merrill Lynch that the HCM Consortium reaffirmed its original offer price of $29.00 per share. Representatives of J.P. Morgan also provided to the Board of Directors an update on the market outreach process, reporting that all competing discussions were terminated by the other potential acquirors, one potential strategic acquiror had not responded, and that no additional potential acquirors had surfaced since the November 5, 2014 meeting of the Board of Directors. The Board of Directors then discussed potential responses to the HCM Consortium that would elicit the maximum value for OmniVision stockholders. Thereafter, the Board of Directors met in executive session and discussed the overall strategic process and its status, the strategic challenges facing OmniVision's business in the longer term and the near-term revenue and margin challenges impacting future quarterly guidance, the potential risks and benefits of remaining an independent company, as well as the Board of Directors' fiduciary duties owed to the stockholders in the strategic process. At the end of the meeting, the Board of Directors gave instructions to management on the response to be delivered to the HCM Consortium through J.P. Morgan. Pursuant to instructions from the Board of Directors, representatives of J.P. Morgan contacted representatives of BofA Merrill Lynch to convey the Board of Directors' position that it would not be able to proceed with a transaction with the HCM Consortium unless the offer price was in a range higher than $30.00 per share. The Board of Directors decided to continue to engage in discussions with the HCM Consortium based on its understanding that the HCM Consortium was still considering its final offer price.

        On December 10, 2014, at OmniVision's direction, WSGR sent a revised draft of the Merger Agreement to GDC. On December 11, 2014, representatives of WSGR and J.P. Morgan held a meeting via teleconference with representatives of BofA Merrill Lynch and GDC to discuss the status of debt financing and the contemplated documentation for such debt financing. On December 17, 2014, WSGR received from GDC a revised draft of the Merger Agreement.

        On February 6, 2015, J.P. Morgan received a message from BofA Merrill Lynch requesting additional management due diligence sessions, explaining that there had been a change in the composition of the HCM Consortium, which now consisted of Hua Capital, Goldstone and another PRC-based investment firm, which we refer to as "Sponsor E."

        On February 13, 2015, representatives of the HCM Consortium (including its new members) visited OmniVision's headquarters in Santa Clara, California, where OmniVision's management held a due diligence session for representatives of the HCM Consortium. Representatives of J.P. Morgan and BofA Merrill Lynch attended the session. On that same day, OmniVision's management discussed with representatives of the HCM Consortium process matters and timetable, as well as outstanding issues in the current drafts of the Merger Agreement and the other transaction documents.

        On February 21, 2015, at OmniVision's direction, WSGR sent a revised draft of the Merger Agreement to GDC.

        On February 23, 2015, the Board of Directors held a regularly scheduled meeting. On that same day, the Board of Directors held a separate session to discuss the strategic process. Representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, also attended the session. Representatives of J.P. Morgan reported to the Board of Directors on the recent change in the composition of the HCM Consortium. OmniVision's senior management provided an update to the Board of Directors on the HCM Consortium's due diligence review, including the February 13 meeting at OmniVision's headquarters. OmniVision's senior management and representatives of WSGR then provided an update on the status of negotiations of the Merger Agreement. Representatives of J.P. Morgan then reviewed with the Board of Directors a timetable for the strategic process, and the Board of Directors discussed next steps in the process.

        On February 27, 2015, J.P. Morgan received further updates from BofA Merrill Lynch regarding the HCM Consortium's financing plans, including a potential debt financing consisting of $300 million in bridge loans and between $400 million and $500 million in term loans.

        On March 9, 2015, representatives of J.P. Morgan and representatives of BofA Merrill Lynch and the HCM Consortium held a meeting via teleconference. At this meeting, representatives of CITIC Capital participated, along with representatives of Hua Capital and Goldstone. Representatives of Sponsor E were absent from this meeting, and Sponsor E ceased to be a member of the HCM Consortium. Following the teleconference, representatives of J.P. Morgan updated OmniVision's senior management. On March 16, 2015, J.P. Morgan received an updated proposed timeline from BofA Merrill Lynch, indicating a target signing date of April 6, 2015.

        On March 21, 2015 representatives of J.P. Morgan and representatives of BofA Merrill Lynch held a meeting via teleconference. At this meeting, representatives of BofA Merrill Lynch indicated that the HCM Consortium reaffirmed its offer price of $29.00 per share, subject to a potential slight increase pending the outcome of additional due diligence. In addition, representatives of BofA Merrill Lynch conveyed to representatives of J.P. Morgan an updated equity and debt financing plan. Following the teleconference, J.P. Morgan updated OmniVision's senior management. In addition, the Board of Directors was apprised of the proposed equity and debt financing terms.

        On March 23, 2015, WSGR received a revised draft of the Merger Agreement from GDC. On that same day, OmniVision's senior management held an additional business due diligence session via teleconference with representatives of the HCM Consortium and its advisors. Following the due diligence session, OmniVision's senior management, representatives of J.P. Morgan and WSGR, representatives of the HCM Consortium and representatives of BofA Merrill Lynch and GDC held a meeting via teleconference to discuss outstanding issues in the Merger Agreement and the other transaction documents.

        On March 30, 2015, at OmniVision's direction, WSGR sent revised drafts of the Equity Commitment Letter and form of Limited Guaranty to GDC.

        On April 6, 2015, WSGR received additional revisions to the draft Merger Agreement from GDC, as well as revised drafts of the Equity Commitment Letter and form of Limited Guaranty. At OmniVision's direction, WSGR sent to GDC a revised draft of the Merger Agreement on April 8, 2015 and revised drafts of the Equity Commitment Letter and form of Limited Guaranty on April 12, 2015.

        On April 12, 2015, J.P. Morgan was informed by BofA Merrill Lynch that the NDRC's pre-clearance in respect of the HCM Consortium's potential acquisition of OmniVision had been renewed.

        Also on April 12, 2015, at OmniVision's direction, J.P. Morgan communicated to BofA Merrill Lynch that OmniVision will continue to engage in good faith discussions under the assumption that a transaction on agreeable terms will be reached prior to April 30, 2015; however, OmniVision will cease discussions and terminate engagement with the HCM Consortium if the Merger Agreement on agreeable terms has not been signed by April 30, 2015, Beijing, China Time. OmniVision's desire to have a signed Merger Agreement by April 30, 2015 was driven by the fact that the parties had been exploring a potential transaction for an extended period of time, which continued to divert the time and attention of OmniVision's senior management as well as create uncertainty as to the future strategic direction of OmniVision.

        On April 13, 2015, OmniVision's senior management, representatives of J.P. Morgan and WSGR, representatives of the HCM Consortium and representatives of BofA Merrill Lynch and GDC held a meeting via teleconference to discuss outstanding issues in the current drafts of the Merger Agreement and the other transaction documents.

        On April 17, 2015, WSGR received a revised draft of the Merger Agreement from GDC.

        Also on April 17, 2015, OmniVision executed an extension to J.P. Morgan's engagement letter with OmniVision, extending the term for another six months.

        On April 19, 2015, OmniVision's senior management and representatives of the HCM Consortium held a meeting via teleconference to discuss outstanding issues in the current drafts of the Merger Agreement and the other transaction documents. Representatives of J.P. Morgan and BofA Merrill Lynch participated in the teleconference.

        On April 20, 2015, at OmniVision's direction, WSGR sent to GDC a revised draft of the Merger Agreement.

        On April 22, 2015, members of OmniVision's senior management, representatives of J.P. Morgan and WSGR, representatives of the HCM Consortium and representatives of BofA Merrill Lynch and GDC held a meeting via teleconference to discuss outstanding issues in the Merger Agreement and the other transaction documents. On April 24, 2015, WSGR received a revised draft of the Merger Agreement from GDC and drafts of the Debt Commitment Letter and redacted fee letter from Cleary Gottlieb Steen & Hamilton LLP ("CGSH"), outside debt financing counsel to the HCM Consortium. On April 25, 2015, WSGR sent to GDC a revised draft of the Merger Agreement, and on April 26, 2015, representatives of WSGR and representatives of GDC and CGSH held a meeting via teleconference to discuss certain provisions in the Merger Agreement relating to debt financing.

        On April 25, 2015, representatives of BofA Merrill Lynch delivered to J.P. Morgan a revised offer from the HCM Consortium of $29.15 per share in cash.

        On April 26, 2015, members of OmniVision's senior management, representatives of J.P. Morgan and WSGR, representatives of the HCM Consortium and representatives of BofA Merrill Lynch, GDC and CGSH held a meeting via teleconference. At this meeting, OmniVision's senior management indicated that the $29.15 per share offer would not be adequate, and requested the HCM Consortium to submit a higher offer as soon as possible, but in any event before the next Board of Directors meeting to be held on April 27, 2015.

        On April 27, 2015, BofA Merrill Lynch delivered to J.P. Morgan an increased offer from the HCM Consortium of $29.75 per share in cash, stating that this was the HCM Consortium's best and final offer, and GDC sent a revised draft of the Merger Agreement to WSGR. On that same date, the Board of Directors held a special meeting to discuss the status of the process, including the HCM Consortium's revised offer and the terms of the Merger Agreement and the other transaction documents. Representatives of J.P. Morgan and WSGR, as well as members of OmniVision's senior management, also attended the meeting. Representatives of J.P. Morgan began this meeting by informing the Board of Directors that the HCM Consortium had increased its offer to $29.75 per share, which BofA Merrill Lynch stated was the HCM Consortium's best and final offer. Representatives of WSGR then led the Board of Directors through a discussion of its fiduciary duties, and then led the Board of Directors through a discussion on the material terms of the Merger Agreement and the other transaction documents. Representatives of J.P. Morgan then presented to the Board of Directors its written financial analyses of the $29.15 per share offer (which they noted would be updated to reflect the revised $29.75 per share offer) and discussed the differences in the financial analyses between the $29.15 per share offer and the $29.75 per share offer. Thereafter, the Board of Directors discussed the strategic challenges facing OmniVision's business, both long term and near term, including revenue and margin challenges, and asked questions to members of OmniVision's senior management regarding the senior management's views on such matters. After further discussion and deliberation, including discussions on the potential risks and benefits of remaining an independent company and whether any further responses to elicit incremental increases to the offer price may be possible without risking the loss of the HCM Consortium offer altogether, the Board of Directors unanimously resolved to accept the HCM Consortium offer of $29.75 per share in cash, subject to its receipt of J.P. Morgan's opinion regarding its fairness at the next Board of Directors meeting and finalization of the Merger Agreement and the other transaction documents.

        Between April 27, 2015 and April 29, 2015, representatives of WSGR and GDC continued to negotiate remaining issues in the Merger Agreement and the other transaction documents.

        On April 29, 2015, the Board of Directors convened a special meeting to consider the transaction with the HCM Consortium. At this meeting, representatives of WSGR once again reviewed with the Board of Directors its fiduciary duties in the context of a sale transaction and the material terms of the Merger Agreement. Representatives of J.P. Morgan reviewed with the Board of Directors its financial analyses of the proposed per share cash consideration and delivered to the Board of Directors an oral opinion, confirmed by delivery of a written opinion dated April 29, 2015, that, as of that date and based on and subject to various assumptions, matters considered and limitations and qualifications described in its opinion, the $29.75 per share cash consideration to be paid to holders of shares of common stock of OmniVision was fair, from a financial point of view, to such holders. After further deliberation and consideration of each of the factors described below in the section of this proxy statement captioned "—Recommendation of the Board of Directors and Reasons for the Merger," the Board of Directors unanimously determined it was in the best interests of OmniVision and its stockholders to enter into the Merger Agreement with Investor. Accordingly, the Board of Directors unanimously (1) determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, OmniVision and its stockholders, (2) determined that it is in the best interests of OmniVision and its stockholders, and declared it advisable, to enter into the Merger Agreement, (3) approved the execution and delivery by OmniVision of the Merger Agreement, the performance by OmniVision of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein and (4) resolved to recommend that the holders of shares of common stock of OmniVision adopt the Merger Agreement.

        OmniVision, Investor and Acquisition Sub entered into the Merger Agreement on April 30, 2015, and the transaction was publicly announced prior to the opening of trading of OmniVision's common stock on NASDAQ on April 30, 2015.

Recommendation of the Board of Directors and Reasons for the Merger

  Recommendation of the Board of Directors

        The Board of Directors has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of OmniVision's stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (3) directed that the Merger Agreement be submitted to the stockholders for adoption and approval; and (4) resolved to recommend that OmniVision's stockholders vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

        The Board of Directors unanimously recommends that you vote (1) "FOR" the adoption the Merger Agreement; (2) "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) "FOR" the non-binding, advisory proposal to approve compensation that will or may become payable by OmniVision to its named executive officers in connection with the Merger.

  Reasons for the Merger

        In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with OmniVision management, and representatives of its financial advisor and outside legal counsel. In recommending that stockholders vote in favor of adoption of the Merger Agreement, the Board of Directors considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

  •
  The fact that the all-cash Merger Consideration will provide certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risk to stockholders.

  •
  The relationship of the Merger Consideration of $29.75 to the trading price of the common stock, including that the Merger Consideration constituted a premium of:

  •
  Approximately 20.9% to the unaffected closing price of OmniVision common stock on August 13, 2014, the last trading day prior to the date of OmniVision's public announcement that it had received a preliminary, non-binding acquisition proposal from an investor consortium led by Hua Capital; and

  •
  Approximately 12.1% to the closing price of OmniVision common stock on April 29, 2015, the last trading day prior to the date on which OmniVision entered into the Merger Agreement.

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  The recent and historical market prices of OmniVision's common stock.

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  Its belief, based on discussions and negotiations with Investor, that $29.75 per share was the highest price the HCM Consortium would be willing to pay.

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  The thorough review of OmniVision's strategic and financial alternatives, including that:

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  Representatives of J.P. Morgan contacted a total of 22 parties, composed of six potential strategic acquirors and 16 private equity firms, in an effort to obtain the best value reasonably available to stockholders; and

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  Of the parties contacted by J.P. Morgan, only the HCM Consortium made an offer to acquire OmniVision.

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  The financial analysis presentations of J.P. Morgan in connection with the Merger, and the oral opinion of J.P. Morgan, subsequently confirmed in writing, delivered to the Board of Directors that, as of April 29, 2015 and based upon and subject to the factors, assumptions, considerations, limitations and other qualifications set forth in its opinion, the Merger Consideration of $29.75 to be paid to the holders of our common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section of this proxy statement captioned "—Fairness Opinion of J.P. Morgan".

  •
  The terms of the Merger Agreement and the related agreements, including:

  •
  That the Equity Financing provided in favor of Investor was for an aggregate amount sufficient to cover a significant portion of the aggregate Merger Consideration, and that OmniVision is a named third party beneficiary of the Equity Commitment Letter (as defined below in the section of this proxy statement captioned "—Financing of the Merger—Equity Financing");

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    The ability of the parties to consummate the Merger, including the fact that Investor's obligation to complete the Merger is not conditioned upon receipt of Debt Financing and that Investor has obtained a Debt Commitment Letter (as defined below in the section of this proxy statement captioned "—Financing of the Merger—Debt Financing") from reputable banks that are on customary and commercially reasonable terms;

    •
    OmniVision's ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding alternative acquisition proposals;

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    OmniVision's ability to terminate the Merger Agreement in order to accept a Superior Proposal, subject to paying Investor a termination fee of $28 million and other conditions of the Merger Agreement;

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    The fact that the Board of Directors believed that the termination fee of $28 million is reasonable and not preclusive of other offers;

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    OmniVision's entitlement to a reverse termination fee of $56 million if Investor terminates the Merger Agreement under certain circumstances;

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    OmniVision's entitlement to specific performance to prevent breaches of the Merger Agreement;

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    OmniVision's entitlement to specific performance to cause the Equity Financing contemplated by the Equity Commitment Letter to be funded, subject to the terms and conditions set forth therein;

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    That the Merger is subject to the approval of a majority of the outstanding common stock of OmniVision;

    •
    The fact that each of Beijing Integrated Circuit, CITIC Capital MB and Neptune provided a Limited Guaranty in favor of OmniVision that, together, guarantee the payment of the reverse termination fee payable by Investor to OmniVision under certain circumstances (see the section below of this proxy statement captioned "—Limited Guarantees"); and

    •
    The Board of Directors' view that the Merger Agreement was the product of arms'-length negotiation and contained customary terms and conditions.

  •
  The Board of Directors' understanding of OmniVision's business and operations, and its current and historical results of operations, financial prospects and condition.

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  The perceived risk of continuing as an independent public company or pursuing other alternatives, including (1) the risks associated with continuation of OmniVision's business plan as an independent enterprise; (2) opportunities and risks associated with potential expansion opportunities into new business lines through acquisitions and combinations of OmniVision with other businesses; and (3) value associated with potential divestitures of one or more product lines.

  •
  The competitive landscape and the dynamics of the market for OmniVision's products and technology; and the assessment that other alternatives were not reasonably likely to create greater value for stockholders than the Merger, taking into account execution risk as well as business, competitive, industry and market risk.

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  The Board of Directors' view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Superior Proposal, including the Merger Agreement's terms and conditions as they relate to changes in the recommendation of the Board of Directors and the belief that the termination fee potentially payable to Investor is reasonable in light of the circumstances, consistent with or below fees in comparable transactions and not preclusive of other offers (see the sections of this proxy statement captioned "The Merger Agreement—Alternative Acquisition Proposals" and "The Merger Agreement—The Board of Directors' Recommendation; Company Board Recommendation Change").

        The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

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  The risks and costs to OmniVision if the Merger does not close, including the diversion of management and employee attention, and the potential effect on our business and relationships with customers and suppliers.

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  The fact that stockholders will not participate in any future earnings or growth of OmniVision and will not benefit from any appreciation in value of OmniVision, including any appreciation in value that could be realized as a result of improvements to our operations.

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  The requirement that OmniVision pay Investor a termination fee of $28 million under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merger Agreement to accept a Superior Proposal.

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  The restrictions on the conduct of our business prior to the consummation of the Merger, including the requirement that we conduct our business in the usual, regular and ordinary course, subject to specific limitations, which may delay or prevent OmniVision from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, OmniVision might have pursued.

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  The fact that an all cash transaction would be taxable to OmniVision's stockholders that are U.S. persons for U.S. federal income tax purposes.

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  The fact that under the terms of the Merger Agreement, OmniVision is unable to solicit other acquisition proposals during the pendency of the Merger.

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  The significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of OmniVision management required to complete the Merger, which may disrupt our business operations.

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  The fact that OmniVision's business, sales operations and financial results could suffer in the event that the Merger is not consummated.

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  The risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of our common stock.

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  The fact that the completion of the Merger will require antitrust clearance in the United States and PRC, as well as other PRC governmental approvals, CFIUS Approval and Taiwanese governmental approval.

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  The fact that Investor requires substantial third party Debt Financing for the transaction, and in the event that such third party financing is not available to Investor, OmniVision will not be able to specifically enforce Investor's obligations to consummate the transaction.

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  The fact that OmniVision's directors and officers may have interests in the Merger that may be different from, or in addition to, those of OmniVision's other stockholders (see below in the section of this proxy statement captioned "—Interests of OmniVision's Directors and Executive Officers in the Merger").

  •
  The fact that the announcement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to OmniVision's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers and may divert employees' attention away from OmniVision's day-to-day business operations.

        The foregoing discussion is not meant to be exhaustive, but summarizes many, if not all, of the material factors considered by the Board of Directors in its consideration of the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Board of Directors unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of OmniVision's stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger; (3) directed that the Merger Agreement be submitted to the stockholders for adoption and approval; and (4) resolved to recommend that OmniVision's stockholders vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, based upon the totality of the information presented to and considered by the Board of Directors.

Fairness Opinion of J.P. Morgan

        Pursuant to an engagement letter dated May 27, 2014, OmniVision retained J.P. Morgan as its financial advisor in connection with a potential sale of OmniVision and potentially to deliver a fairness opinion in connection with a potential sale of OmniVision.

        At the meeting of the Board of Directors on April 29, 2015, J.P. Morgan rendered its oral opinion to the Board of Directors that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the Merger Consideration to be paid to the holders of OmniVision common stock in the proposed Merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed its April 29, 2015 oral opinion by delivering its written opinion to the Board of Directors, dated April 29, 2015, that, as of such date, and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the Merger Consideration to be paid to the holders of OmniVision common stock in the proposed Merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by the Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

        The full text of the written opinion of J.P. Morgan, dated April 29, 2015, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. OmniVision's stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the Board of Directors, is directed only to the Merger Consideration to be paid to the holders of OmniVision common stock in the Merger and does not constitute a recommendation to any OmniVision stockholder as to how such stockholder should vote at the Special Meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

        In arriving at its opinion, J.P. Morgan, among other things:

  •
  reviewed a draft dated April 28, 2015 of the Merger Agreement;

  •
  reviewed certain publicly available business and financial information concerning OmniVision and the industries in which it operates;

  •
  compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

  •
  compared the financial and operating performance of OmniVision with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of OmniVision's common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of OmniVision relating to its business; and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        J.P. Morgan also held discussions with certain members of the management of OmniVision with respect to certain aspects of the Merger, the past and current business operations of OmniVision, the financial condition and future prospects and operations of OmniVision, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by OmniVision or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan has not independently verified (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct nor was provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of OmniVision, Investor or the Sponsors under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of OmniVision to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by OmniVision and Investor in the Merger Agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan's analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to OmniVision with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on OmniVision or on the contemplated benefits of the Merger.

        The projections furnished to J.P. Morgan for OmniVision were prepared by the management of OmniVision. OmniVision does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Merger, and such projections were not prepared with a view towards public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, OmniVision's actual results could vary significantly from those set forth in such projections.

        J.P. Morgan's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. It should be understood that subsequent developments may affect J.P. Morgan's opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of OmniVision common stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of OmniVision or as to the underlying decision by OmniVision to engage in the Merger. J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of OmniVision common stock in the Merger or with respect to the fairness of any such compensation.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. Certain of the financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan's financial analyses, the tables must be read together with the text of the related summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's financial analyses. Mathematical analyses, such as determining the arithmetic median, is not itself a meaningful method of using the selected company data.

        Public Trading Multiples.    Using publicly available information, J.P. Morgan compared selected financial data of OmniVision with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be reasonably analogous to the business of OmniVision or aspects thereof. The companies selected by J.P. Morgan were Diodes Incorporated ("Diodes"), Fairchild Semiconductor International, Inc. ("Fairchild Semiconductor"), Himax Technologies, Inc. ("Himax"), ON Semiconductor Corporation ("ON Semiconductor") and Vishay Intertechnology, Inc. ("Vishay"). These companies were selected, among other reasons, because they operate businesses that are in the same industry and, in certain cases, share certain operational and financial characteristics with OmniVision. However, none of the companies selected is identical or directly comparable to OmniVision, and certain of the companies may have characteristics that are materially different from those of OmniVision. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the selected companies compared to OmniVision and other factors that could affect the public trading value of the selected companies and OmniVision.

        For each selected company, and for OmniVision, J.P. Morgan calculated the stock price of its common equity on April 28, 2015 divided by the published equity research analyst estimates (and for OmniVision, management estimates) of earnings per share ("P/E Ratio") for the twelve months ending December 31, 2015. For OmniVision, J.P. Morgan also calculated the P/E Ratio at the closing price of its common stock on August 13, 2014 (the "Unaffected Price") of $24.60 per share, the last trading day prior to the public disclosure of an offer by the HCM Consortium to acquire OmniVision. For purposes of calculating the P/E Ratio, earnings per share excluded share-based compensation.

        The following table represents the results of this analysis:

Selected Group	CY2015E P/E
Company (at April 28, 2015 / Unaffected Price)	20.2x / 15.1x
ON Semiconductor	11.2x
Fairchild Semiconductor	16.7x
Vishay	12.8x
Diodes	15.7x
Himax	14.9x
Median	14.9x

        Based on the results of this analysis, J.P. Morgan selected a P/E Ratio reference range of 12.0x to 16.0x, and applied such reference range to OmniVision's earnings per share estimate for the twelve months ending December 31, 2015 as provided by the management of OmniVision. This resulted in implied equity values of $20.00 to $26.50 per share (in each case, rounded to the nearest $0.25), compared to (1) the Unaffected Price, (2) the closing price of OmniVision common stock on April 28, 2015 of $26.54 per share and (3) the Merger Consideration of $29.75 per share.

        For each selected company, and for OmniVision, J.P. Morgan also calculated the Firm Value (as defined below) divided by Unlevered Earnings (as defined below), based on published equity research analyst estimates (and for OmniVision, management estimates) ("Unlevered P/E Ratio") for the twelve months ending December 31, 2015. For the purpose of these analyses, a company's "Firm Value" was calculated as the fully diluted common equity value as of April 28, 2015 minus net cash (including, for OmniVision, the assumed after-tax proceeds from a sale of an investment held by OmniVision in China WLCSP Limited (the "Minority Investment")), and "Unlevered Earnings" was calculated as earnings, excluding net interest (and, in the case of OmniVision, the equity in earnings from the Minority Investment) per share. For OmniVision, J.P. Morgan also calculated the Unlevered P/E Ratio at the Unaffected Price. For purposes of calculating the Unlevered P/E Ratio, earnings before interest excluded share-based compensation.

        The following table represents the results of this analysis:

Selected Group	CY2015E Unl. P/E
Company (at April 28, 2015 / Unaffected Price)	12.5x / 10.6x
ON Semiconductor	12.8x
Fairchild Semiconductor	14.9x
Vishay	7.6x
Diodes	14.0x
Himax	13.2x
Median	13.2x

        Based on the results of this analysis, J.P. Morgan selected an Unlevered P/E Ratio reference range of 8.0x to 14.0x, and applied such reference range to OmniVision's Unlevered Earnings estimate for the twelve months ending December 31, 2015, as provided by the management of OmniVision. This resulted in implied equity values of $23.50 to $33.00 per share (in each case, rounded to the nearest $0.25), compared to (1) the Unaffected Price, (2) the closing price of OmniVision common stock on April 28, 2015 of $26.54 per share and (3) the Merger Consideration of $29.75 per share.

        Selected Transaction Analysis.    Using publicly available information, J.P. Morgan examined selected sales transactions involving selected target companies engaged in businesses which J.P. Morgan judged to be reasonably analogous to the business of OmniVision or aspects thereof. For each of the selected transactions, J.P. Morgan, divided the Firm Value of each target company as of the date of such selected transaction's announcement by such target company's next twelve months earnings before interest, taxes, depreciation and amortization ("NTM EBITDA"), based on published equity research analyst estimates ("Transaction Multiple"). Specifically, J.P. Morgan reviewed the following transactions since 2011:

Acquirer	Target	Transaction Multiples
Golden Gate Private Equity, Inc	Conexant Systems Inc.	11.9x
MediaTek Inc.	Ralink Technology, Corp.	11.1x
Texas Instruments Inc.	National Semiconductor Corporation	10.0x
Silver Lake Partners	Smart Modular Technologies (WWH), Inc.	7.2x
Microsemi Corporation	Zarlink Semiconductor Inc.	9.9x
Microchip Technology Inc.	Standard Microsystems Corporation	8.4x
MediaTek Inc.	MStar Semiconductor, Inc.	9.1x
Tsinghua Unigroup Ltd.	Spreadtrum Communications Inc.	7.7x
Tsinghua Unigroup Ltd.	RDA Microelectronics, Inc.	9.6x
Avago Technologies Wireless (U.S.A.) Manufacturing Inc.	LSI Corporation	9.9x
China Electronics Investment Holdings Limited; Shanghai Pudong Science and Technology Investment Co., Ltd.	Montage Technology Group Limited	10.6x
Cobham plc	Aeroflex Holding Corp.	10.0x
Analog Devices, Inc.	Hittite Microwave Corporation	14.3x
Infineon Technologies AG	International Rectifier Corporation	9.8x
Qualcomm Global Trading Pte. Ltd	CSR plc	16.1x
Lattice Semiconductor Corporation	Silicon Image, Inc.	16.9x
Avago Technologies Wireless (U.S.A.) Manufacturing Inc.	Emulex Corporation	5.8x
eTown MemTek Ltd.; Hua Capital Management Ltd.; Huaqing Jiye Investment Management Co., Ltd.; Summitview Capital	Integrated Silicon Solution Inc.	18.6x

        Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a Transaction Multiple reference range of 6.0x to 10.0x. J.P. Morgan then applied this reference range to OmniVision's NTM EBITDA, based on estimates provided by the management of OmniVision. This resulted in implied equity values of $28.25 to $39.75 per share (in each case, rounded to the nearest $0.25), compared to (1) the Unaffected Price, (2) the closing price of OmniVision common stock on April 28, 2015 of $26.54 per share and (3) the Merger Consideration of $29.75 per share.

        Discounted Cash Flow Analysis.    J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for OmniVision common stock. Discounted cash flow analysis is a method of valuing an asset using estimates of the future unlevered after-tax free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their "present value." The "unlevered free cash flows" refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. "Present value" refers to the current value of one or more future cash payments from the asset, which is referred to as that asset's cash flows, and is obtained by discounting those cash flows back to the present. "Terminal value" refers to the present value of all cash flows from an asset for periods beyond the final forecast period. In performing this analysis, J.P. Morgan used forecasted unlevered free cash flows for fiscal years 2016 through 2024 that were based upon the Nine-Year Projections (which are included below in the section of this proxy statement captioned "—Certain Projections"). Based on the management of OmniVision's estimate of a 3.0% terminal value growth rate in the industry in which OmniVision operates, J.P. Morgan also calculated a range of terminal values of OmniVision at the end of the nine year period ending fiscal year 2024 by applying a terminal value growth rate ranging from 2.5% to 3.5% to the unlevered free cash flow of the final year of the nine year period. The unlevered free cash flows and the range of terminal values were then discounted to present values as of April 30, 2015 using a range of discount rates from 10.0% to 13.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of OmniVision. Based on the results of this analysis, J.P. Morgan arrived at a range of implied equity values for OmniVision common stock of between $27.50 and $34.75 per share (in each case, rounded to the nearest $0.25), compared to (1) the Unaffected Price, (2) the closing price of OmniVision common stock on April 28, 2015 of $26.54 per share and (3) the Merger Consideration of $29.75 per share.

        Other Information.    J.P. Morgan also noted that the 52-week trading range of OmniVision common stock ending on August 13, 2014 ranged from a low of $13.75 to a high of $24.60. J.P. Morgan noted that this historical stock trading analysis is not a valuation methodology but was presented merely for informational purposes.

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to OmniVision, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of OmniVision. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan's analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to OmniVision and the transactions compared to the Merger.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise OmniVision with respect to the Merger and deliver an opinion to the Board of Directors with respect to the Merger on the basis of such experience and its familiarity with OmniVision's industry.

        For services rendered in connection with the Merger and the delivery of its opinion, OmniVision has agreed to pay J.P. Morgan a fee for its services based on a percentage formula of the total transaction value which will be determined upon consummation of the Merger, but which is expected to be approximately $23 million, $4 million of which was payable upon the delivery by J.P. Morgan of its opinion. In the event that the Merger is not consummated and OmniVision receives any payment pursuant to the termination, abandonment or failure to occur of the Merger, OmniVision will pay J.P. Morgan a fee equal to 25% of such payment, less the $4 million fee paid by OmniVision upon delivery of J.P. Morgan's opinion, but in no event will the payment to J.P. Morgan, together with any other fees paid to J.P. Morgan in connection with the transaction, exceed 75% of the fee that would have been paid to J.P. Morgan if the Merger had been consummated. In addition, OmniVision has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including the reasonable fees of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the U.S. securities laws.

        During the two years preceding the date of J.P. Morgan's written opinion, neither J.P. Morgan nor its affiliates has had any material financial advisory or other material commercial or investment banking relationships with OmniVision or the Sponsors. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of OmniVision for its own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Projections

        OmniVision does not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, earnings or other results. In order to facilitate the financial analyses portion of the acquisition due diligence discussion, management prepared financial projections for fiscal years 2015-2017 (the "Three Year Management Projections"). For purposes of the financial analyses presented by J.P. Morgan to the Board of Directors of OmniVision, management extrapolated from the Three Year Management Projections financial projections for each of the fiscal years from 2018 through 2024 based on 2016 and 2017 growth and margin performance in the applicable forecast to reach a steady state margin and growth profile by 2024 (the "Nine Year Projections," together with the Three Year Management Projections, the "Projections"). The Three Year Management Projections were also made available to potentially interested parties in the strategic and financial review process in connection with their due diligence review.

        The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Three Year Management Projections were made available to potentially interested parties in the strategic and financial review process in connection with their due diligence review of OmniVision, and the Projections were made available to J.P. Morgan for use in connection with its financial analyses as described below in the section of this proxy statement captioned "The Merger—Fairness Opinion of J.P. Morgan." The Projections were not prepared with a view toward public disclosure or compliance with (1) U.S. Generally Accepted Accounting Principles ("GAAP"), (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, neither our independent registered public accounting firm, nor any other independent registered public accounting firm has compiled, examined, or performed any procedures with respect to the Projections, nor has any of them expressed any opinion or given any form of assurance with respect to the Projections or their reasonableness, achievability or accuracy.

        Although a summary of the Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by OmniVision's management that they believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to OmniVision's management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include general economic conditions, OmniVision's ability to achieve forecasted sales, accuracy of certain accounting estimates, changes in actual or projected cash flows, competitive pressures and changes in tax laws. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared, including any of the effects of the Merger, and reflect assumptions as to certain business decisions that do not reflect any of the effects of the Merger or any other changes that may in the future affect OmniVision or OmniVision's assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the Merger or otherwise. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections cover multiple years, and such information by its nature becomes less reliable with each successive year.

        The inclusion of the Projections in this proxy statement should not be regarded as an indication that any of the Board of Directors, OmniVision, J.P. Morgan or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the Projections to be predictive of actual future results. None of the Board of Directors, OmniVision, J.P. Morgan or any of their respective affiliates or representatives has made or makes any representation regarding the information contained in the Projections, and except as may be required by applicable securities laws, none of them intends to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date that they were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

        The summary of the Projections is not included in this proxy statement to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement or any of the other proposals to be voted on at the Special Meeting.

        In light of the foregoing factors and the uncertainties inherent in the Projections, OmniVision stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

        The Nine Year Projections and the related accompanying tables contain certain non-GAAP financial measures, including EBITDA, EBIT, EBIAT and Free Cash Flow, which OmniVision believes are helpful in understanding its forecasts of future results. As referred to below, EBITDA represents net income before interest expense, income taxes, depreciation and amortization; EBIT represents net income before interest expense and income taxes; and EBIAT represents net income before interest expense and after income taxes. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with OmniVision's consolidated financial statements prepared in accordance with GAAP and the reconciliation to GAAP measures presented herein. OmniVision's management regularly uses OmniVision's supplemental non-GAAP financial measures internally to understand and manage the business and forecast future periods.

        The Projections are forward-looking statements. For information on factors that may cause OmniVision's future results to materially vary, see the information in the section of this proxy statement captioned "Forward-Looking Statements."

  OmniVision—Three Year Management Projections

  (in thousands, except gross margin and per share data)

	Projections
	FY'2015	FY'2016	FY'2017
Revenues	$1,447,096	$1,508,493	$1,567,641
Cost of revenues	$1,144,441	$1,168,749	$1,190,150
Gross profit	$302,655	$339,744	$377,491
Gross margin (%)	20.9	22.5	24.1
Operating expenses	$223,704	$243,056	$263,551
Income from operations	$78,951	$96,688	$113,940
Other (1)	$2,521	$4,344	$6,880
Benefit from (Provision for) income taxes	$6,370	$(10,757)	$(18,123)
Net income	$87,842	$90,275	$102,696
Net income per share (diluted)(2)	$1.48	$1.45	$1.57

(1)
Represented projections for the combined total for equity in earnings of China WLCSP Limited, interest expense, net, and other income, net.

(2)
Net income per share was determined by dividing the Net income for FY'2015, FY'2016 and FY'2017 by the estimated number of diluted shares as determined under GAAP for such fiscal years of 59,410, 62,410 and 65,410, respectively.

  OmniVision—Nine Year Projections

  (in millions, except where provided as a percentage)

	FY'2016	FY'2017	FY'2018	FY'2019	FY'2020	FY'2021	FY'2022	FY'2023	FY'2024
Revenues	$1,508	$1,568	$1,646	$1,728	$1,815	$1,896	$1,972	$2,041	$2,103
% growth	9.8%	3.9%	5.0%	5.0%	5.0%	4.5%	4.0%	3.5%	3.0%
EBITDA	$186	$215	$247	$259	$272	$284	$296	$306	$315
% margin	12.3%	13.7%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%	15.0%
EBIT	$133	$152	$184	$195	$207	$218	$229	$240	$249
% margin	8.8%	9.7%	11.2%	11.3%	11.4%	11.5%	11.6%	11.7%	11.8%
Less: Cash taxes	$7	$8	$9	$10	$10	$11	$11	$12	$12
% cash tax rate against EBIT	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%
EBIAT	$126	$145	$175	$186	$197	$208	$218	$228	$237
Plus: Depreciation and amortization	$53	$63	$63	$64	$65	$66	$66	$67	$66
Less: Capital expenditures	$(45)	$(50)	$(53)	$(55)	$(58)	$(60)	$(63)	$(65)	$(67)
Less: Stock-based compensation (net of tax)	$(34)	$(36)	$(37)	$(38)	$(39)	$(39)	$(40)	$(41)	$(42)
Less: Change in net working capital	$(48)	$(35)	$(23)	$(24)	$(25)	$(24)	$(22)	$(20)	$(18)
Free Cash Flow	$52	$86	$125	$133	$140	$150	$159	$168	$176

        Set forth below is a reconciliation of EBITDA, EBIT, EBIAT and Free Cash Flow to the most comparable GAAP financial measures, based on financial information available to, or projected by, OmniVision (totals may not add due to rounding):

  (in millions)

	FY'2016	FY'2017	FY'2018	FY'2019	FY'2020	FY'2021	FY'2022	FY'2023	FY'2024
EBITDA	$186	$215	$247	$259	$272	$284	$296	$306	$315
Less: Depreciation and amortization	$(53)	$(63)	$(63)	$(64)	$(65)	$(66)	$(66)	$(67)	$(66)
Less: stock-based compensation	$(36)	$(38)	$(39)	$(40)	$(41)	$(41)	$(42)	$(43)	$(44)
Income from operations	$97	$114	$145	$156	$167	$177	$187	$196	$205
EBIT	$133	$152	$184	$195	$207	$218	$229	$240	$249
Less: stock-based compensation	$(36)	$(38)	$(39)	$(40)	$(41)	$(41)	$(42)	$(43)	$(44)
Income from operations	$97	$114	$145	$156	$167	$177	$187	$196	$205
EBIAT	$126	$145	$175	$186	$197	$208	$218	$228	$237
Less: stock-based compensation	$(36)	$(38)	$(39)	$(40)	$(41)	$(41)	$(42)	$(43)	$(44)
Add: Cash taxes	$7	$8	$9	$10	$10	$11	$11	$12	$12
Income from operations	$97	$114	$145	$156	$167	$177	$187	$196	$205
Free Cash Flow	$52	$86	$125	$133	$140	$150	$159	$168	$176
Add: Capital expenditures	$45	$50	$53	$55	$58	$60	$63	$65	$67
Add: stock-based compensation	$36	$38	$39	$40	$41	$41	$42	$43	$44
Net cash provided by operating activities	$133	$175	$217	$228	$239	$252	$265	$276	$287

        As noted above, the plans and projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control.

Interests of OmniVision's Directors and Executive Officers in the Merger

        When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders.

  Arrangements with Investor Parent

        As of the date of this proxy statement, none of our executive officers has entered into any agreement with Investor Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing of the Merger, certain of our executive officers may have discussions, or may enter into agreements with, Investor Parent or Acquisition Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

  Insurance and Indemnification of Directors and Executive Officers

        The Surviving Corporation and its subsidiaries will (and Investor will cause the Surviving Corporation and its subsidiaries to) honor and fulfill in all respects the obligations of OmniVision and its subsidiaries under any and all (i) indemnification agreements set forth in a schedule to the Merger Agreement, and as in effect on April 30, 2015, between OmniVision or any of its subsidiaries and any of their respective current and former directors and officers and any person who becomes a director or officer of OmniVision or any of its subsidiaries and (ii) indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of OmniVision or any of its subsidiaries in effect on April 30, 2015, in each case until the sixth (6th) anniversary of the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will (and Investor will cause the Surviving Corporation and its subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers, in each case in their respective capacities as such, occurring at or prior to the Effective Time, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (or other similar organizational documents) of OmniVision and its subsidiaries as of April 30, 2015, and during such six-year period, such provisions will not be repealed, amended or otherwise modified in any manner except as required by applicable law.

        Prior to the Effective Time, OmniVision will purchase a six-year "tail" prepaid policy on OmniVision's current directors' and officers' liability insurance. None of OmniVision, Investor or the Surviving Corporation will be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by OmniVision for coverage for its last full fiscal year. The Surviving Corporation will (and Investor will cause the Surviving Corporation to) use reasonable best efforts to maintain such "tail" policy in full force and effect. If such "tail policy" cannot be maintained in full force and effect during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will (and Investor will cause the Surviving Corporation to) maintain in effect OmniVision's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by such insurance, on terms with respect to the coverage and amounts that are equivalent to those of OmniVision's current directors' and officers' liability insurance. In satisfying such obligations, Investor and the Surviving Corporation will not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by OmniVision for coverage for its last full fiscal year, and, if the annual premiums of such insurance coverage exceed such amount, Investor and the Surviving Corporation will only be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. For more information, see the section of this proxy statement captioned "The Merger Agreement—Indemnification and Insurance."

  Treatment of Equity-Based Awards

  Treatment of Company Options

        As of June 9, 2015, there were 3,616,301 outstanding Company Options with an exercise price less than $29.75 per share, of which 2,657,270 were held by our directors and executive officers.

        At the Effective Time, both (i) those Company Options that are unvested and outstanding as of immediately prior to the Effective Time and (ii) the Vested Out-of-the-Money Options will be assumed and converted into Investor Parent Options, which will be subject to the same terms and conditions as were applicable to such Company Options immediately prior to the Effective Time, with the number of shares of Investor Parent subject to each Investor Parent Option equal to the product of the number of shares of OmniVision common stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, with the result rounded down to the nearest whole share, at an exercise price per share of Investor Parent determined by dividing the per share exercise price of the shares of OmniVision common stock otherwise purchasable pursuant to the Company Option immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent.

        Each Company Option that is vested and outstanding as of immediately prior to the Effective Time (other than a Vested Out-of-the-Money Option) will be cancelled and terminated as of the Effective Time, and each holder of each such Company Option will receive an amount in cash (without interest and less any applicable tax withholding), if any, equal to the Vested Option Consideration.

        OmniVision will not take any action that would accelerate the vesting of the Company Options in connection with any of the transactions contemplated by the Merger Agreement, except to the extent directed by Investor in Investor's sole discretion between April 30, 2015 and the Effective Time, in which case any such Company Options will become vested on or immediately prior to the Effective Time. As of the date of this filing, Investor has not directed OmniVision to accelerate the vesting of any of the Company Options.

  Treatment of Restricted Stock Units

        As of June 9, 2015, there were 3,044,123 outstanding Restricted Stock Units, of which 763,342 were held by our directors and executive officers.

        At the Effective Time, each award of Restricted Stock Units that (i) is granted on or after April 30, 2015 and (ii) is outstanding as of immediately prior to the Effective Time will be assumed and converted into Investor Parent RSUs, with each such Restricted Stock Unit representing the right to receive shares of Investor Parent upon settlement of such Restricted Stock Unit promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms) and the number of shares of Investor Parent subject to each award of Investor Parent RSUs will be equal to the number of shares of OmniVision common stock subject to such award of Restricted Stock Units immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share.

        Cancelled RSUs, which are Restricted Stock Units that (i) were granted prior to April 30, 2015 and (ii) are outstanding as of immediately prior to the Effective Time, will not be assumed and will be cancelled and terminated as of the Effective Time and each holder of each such Cancelled RSU will receive an amount in cash (without interest and less any applicable tax withholding) equal to the Cancelled RSU Consideration.

  Treatment of Purchase Rights under the Employee Stock Purchase Plan

        Prior to the Effective Time, all outstanding purchase rights under any offering period then underway under the ESPP will be determined by treating a business day as determined by OmniVision that occurs prior to the Effective Time, and determined in accordance with the terms of the ESPP, as the "New Exercise Date" for all purposes under the ESPP and by making such other pro rata adjustments as may be necessary to reflect the shortened and final offering period, but otherwise treating such shortened and final offering period as a fully effective and completed offering period. All amounts withheld by OmniVision on behalf of the participants in the ESPP that have not been used to purchase OmniVision common stock prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the ESPP.

  Payments Upon Termination Following Change-in-Control

  All Executive Officers

        OmniVision did not enter into any employment agreements or other severance arrangements with its executive officers and therefore no executive officers are entitled to receive additional payments upon a termination of employment other than as required by applicable law. The executive officers' Company Options and Restricted Stock Units will be treated identically to those Company Options and Restricted Stock Units held by other equity award holders, in accordance with the terms of the Merger Agreement, including the cancellation and termination of certain of the vested Company Options and the Cancelled RSUs, such that the holders thereof will receive the Vested Option Consideration and/or the Cancelled RSU Consideration following the Effective Time.

  Non-Employee Directors

        Pursuant to OmniVision's 2000 Director Option Plan and 2007 Equity Incentive Plan, the vesting of all equity awards granted under such plans to non-employee directors that are assumed or substituted for in a "change of control" will fully accelerate if the non-employee director's status as a director or director of the successor corporation is terminated other than upon a voluntary resignation by such non-employee director.

  Golden Parachute Compensation

        In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation.

        The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on June 9, 2015. OmniVision's named executive officers will not receive cash, pension or non-qualified deferred compensation, perquisites or benefits, tax reimbursement, or other benefits in connection with the Merger.

        The amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)	Equity ($)(1)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Shaw Hong	0	5,185,990	0	0	0	0	5,185,990
Anson Chan	0	1,080,788	0	0	0	0	1,080,788
Y. Vicky Chou	0	2,592,980	0	0	0	0	2,592,980
Dr. Henry Yang	0	2,592,980	0	0	0	0	2,592,980
John Li	0	2,592,980	0	0	0	0	2,592,980

(1)
This amount represents the Cancelled RSU Consideration to which each named executive officer will become entitled upon the Effective Time and represents, for each Restricted Stock Unit that was granted prior to April 30, 2015 and is outstanding as of immediately prior to the Effective

  Time, the product of (a) the aggregate number of shares of OmniVision common stock that were issuable upon settlement of such Restricted Stock Units immediately prior to the Effective Time, and (b) the Merger Consideration ($29.75). Payment of the Cancelled RSU Consideration is a single trigger payment.

          OmniVision will not take any action that would accelerate the vesting of the Company Options in connection with any of the transactions contemplated by the Merger Agreement, except to the extent directed by Investor in Investor's sole discretion between April 30, 2015 and the Effective Time, in which case any such Company Options will become vested on or immediately prior to the Effective Time. As of the date of this filing, Investor has not directed OmniVision to accelerate the vesting of any of the Company Options.

  Equity Interests of OmniVision's Executive Officers and Non-Employee Directors

        The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards that are in-the-money and are currently held by each of OmniVision's executive officers and non-employee directors, in each case that either are currently vested or that will vest in connection with the Merger, assuming that the Effective Time occurs on June 9, 2015. The table also sets forth the values of these shares and equity awards based on the Merger Consideration (minus the applicable exercise price for the in-the-money options). No new shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Shares Held (#)(1)	Shares Held ($)(2)	Options (#)(3)	Options ($)(4)	RSUs Held (#)(5)	RSUs Held ($)(6)	Total ($)
Shaw Hong	253,697	$7,547,486	458,964	$5,367,438	174,319	$5,185,990	$18,100,914
Raymond Wu	16,907	$502,983	35,208	$451,368	49,999	$1,487,470	$2,441,822
Anson Chan	64,861	$1,929,615	289,416	$3,776,187	36,329	$1,080,788	$6,786,590
Y. Vicky Chou	92,904	$2,763,894	315,589	$3,908,954	87,159	$2,592,980	$9,265,828
Ray Cisneros	29,979	$891,875	98,457	$1,190,106	71,559	$2,128,880	$4,210,861
John Li	150,272	$4,470,592	199,807	$2,787,883	87,159	$2,592,980	$9,851,455
Howard Rhodes	—	$—	70,557	$756,312	72,659	$2,161,605	$2,917,917
Dr. Henry Yang	115,560	$3,437,910	140,589	$1,875,625	87,159	$2,592,980	$7,906,516
Zille Hasnain	7,986	$237,584	20,935	$244,604	52,000	$1,547,000	$2,029,187
Dwight Steffensen	15,000	$446,250	60,000	$714,000	15,000	$446,250	$1,606,500
Joseph Jeng	32,540	$968,065	80,000	$1,192,600	15,000	$446,250	$2,606,915
Wen-Liang William Hsu	28,000	$833,000	—	$—	15,000	$446,250	$1,279,250

(1)
This amount includes shares of common stock held directly as well as the estimated number of shares to be purchased under the ESPP assuming that any executive officer currently participating in the ESPP will purchase shares of common stock under the ESPP on the New Exercise Date based on a 15% discount to the offering price, and assuming further no decrease will be made to any executive officer's contribution percentage.

(2)
This amount is the product of the shares of common stock held directly as well as the estimated number of shares to be purchased under the ESPP, as listed in the "Shares Held" column, multiplied by the Merger Consideration.

(3)
This amount reflects the number of vested Company Options held by the individuals, assuming that the Effective Time occurs on June 9, 2015, with a per share exercise price less than the Merger Consideration. OmniVision will not take any action that would accelerate the vesting of the Company Options in connection with any of the transactions contemplated by the Merger

  Agreement, except to the extent directed by Investor in Investor's sole discretion between April 30, 2015 and the Effective Time, in which case any such Company Options will become vested on or immediately prior to the Effective Time. As of the date of this filing, Investor has not directed OmniVision to accelerate the vesting of any of the Company Options.

(4)
This amount includes the Vested Option Consideration payable to each individual, which is the product obtained by multiplying the aggregate number of shares of OmniVision common stock that were issuable upon exercise of the vested Company Options listed in the "Options (#)" column, by the excess of the amount of the Merger Consideration less the exercise price of such vested Company Option.

(5)
This amount includes the total number of Restricted Stock Units held by each individual that were granted prior to April 30, 2015 and outstanding immediately prior to the Effective Time (assuming the Effective Time occurs on June 9, 2015. If any Restricted Stock Units are granted in between April 30, 2015 and the Effective Time under the 2007 Equity Incentive Plan, such Restricted Stock Units will be converted into Investor Parent RSUs at the Effective Time, pursuant to the terms of the Merger Agreement. If the individual who is granted such converted Investor Parent RSU is a non-employee director of OmniVision and such individual's service terminates in a qualifying termination following the Effective Time, the vesting of such Restricted Stock Units will accelerate in accordance with the terms of OmniVision's 2007 Equity Incentive Plan.

(6)
This amount reflects the Cancelled RSU Consideration payable to each individual, which is the product obtained by multiplying each Restricted Stock Unit that was granted prior to April 30, 2015 and outstanding immediately prior to the Effective Time listed in the "RSUs Held (#)" column by the Merger Consideration ($29.75).

Financing of the Merger

        We anticipate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $1.9 billion, which will be funded via Equity Financing and Debt Financing described below. This amount includes the funds needed, among other things, to (i) pay stockholders the amounts due under the Merger Agreement; and (ii) make payments in respect of our outstanding equity-based awards pursuant to the Merger Agreement.

        Although the obligation of Investor and Acquisition Sub to consummate the Merger is not subject to any financing condition, the Merger Agreement provides that, without Investor's agreement, the closing of the Merger will not occur earlier than the date on which Investor has received compliant Required Information (as defined below in the section of this proxy statement captioned "—Financing of the Merger—Debt Financing") from OmniVision required by Investor in connection with the Debt Financing or that is necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitment Letter (described below in the section of this proxy statement captioned "The Merger Agreement—Financing and Financing Cooperation").

  Equity Financing

        In connection with the financing of the Merger, Investor has entered into an equity commitment letter (the "Equity Commitment Letter"), dated as of April 30, 2015, with Beijing Integrated Circuit, CITIC Capital MB, and Neptune, for an aggregate equity commitment of approximately $1.1 billion (collectively, the "Equity Financing"). The Equity Commitment Letter provides, among other things, that OmniVision is an express third party beneficiary thereof in connection with OmniVision's exercise of its rights related to specific performance under the Merger Agreement. The Equity Commitment Letter may not be waived, amended or modified except by an instrument in writing signed by Investor, Beijing Integrated Circuit, CITIC Capital MB and Neptune; provided that any such waiver, amendment or modification that is adverse to OmniVision's rights as a third party beneficiary will require the prior written consent of OmniVision.

  Debt Financing

        In connection with the financing of the Merger, Investor has received a debt commitment letter (the "Debt Commitment Letter") from the Lenders, pursuant to which they have committed to provide Investor with senior secured credit facilities in an aggregate amount of up to $800 million, in the form of an up to $500 million six-year term facility and an up to $300 million one-year bridge facility (collectively, the "Debt Financing"). Subject to the satisfaction of certain customary conditions, the senior secured credit facility will be fully drawn at the closing of the Merger and used by Investor to pay a portion of the aggregate Merger Consideration payable to stockholders, holders of Company Options and holders of Restricted Stock Units and related fees and expenses.

        Prior to the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, OmniVision will, and will cause its subsidiaries and its and their respective representatives to, at Investor's sole expense (such expense to be reasonable), cooperate in connection with the arrangement of the Equity Financing and Debt Financing as may be reasonably requested by Investor, including, but not limited to, furnishing Investor, Acquisition Sub and financing sources under the Equity Financing and Debt Financing, and their respective representatives, with financial and other pertinent information regarding OmniVision and its subsidiaries as may be reasonably requested by Investor in connection with the Debt Financing or that is necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitment Letter, including (A) the audited consolidated balance sheets and related consolidated statements of income, cash flows and shareholders' equity of OmniVision for the three most recently completed fiscal years ended at least 90 days before the closing of the Merger, accompanied by an unqualified report thereon by its independent registered public accountants, and (B) unaudited consolidated balance sheets and related statements of income and cash flows of OmniVision for each subsequent fiscal quarter ended at least 45 days before the closing of the Merger, all of which financial statements will be prepared in accordance with generally accepted accounting principles in the United States (such information set forth in sub-clauses (A) and (B), collectively, the "Required Information"). OmniVision will periodically update any such Required Information provided to Investor in order to ensure that such Required Information is "compliant," such that it does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading. For more information, please refer to the caption below "The Merger Agreement—Financing and Financing Cooperation."

Limited Guarantees

        In connection with the Equity Financing, OmniVision has received a limited guaranty from each of the Beijing Integrated Circuit, CITIC Capital MB and Neptune (such guarantees, the "Limited Guarantees" and such guarantors thereunder, the "Guarantors"), pursuant to which each Guarantor has agreed to guarantee, severally and not jointly, the prompt payment of its pro rata share of (i) the Reverse Termination Fee (as defined below in the section of this proxy statement captioned "The Merger Agreement—Termination Fees—Termination Fee Payable by Investor"), in the event the Reverse Termination Fee becomes payable in accordance with the Merger Agreement, and (ii) the reimbursement and indemnification obligations of Investor under the financing cooperation provisions of the Merger Agreement (such obligations set forth in clauses (i) and (ii), the "Guaranteed Obligations").

        Subject to specified exceptions, the Limited Guarantees will terminate upon the earliest of:

  •
  the payment in full of the Guaranteed Obligations (by either Investor, Acquisition Sub or Guarantor);

  •
  the termination of the Merger Agreement in accordance with its terms, but only if neither Investor nor Acquisition Sub has any liability or financial obligation to OmniVision in respect of any Guaranteed Obligations;

  •
  the day that is nine (9) months after the termination of the Merger Agreement if Investor or Acquisition Sub has any liability or financial obligation to OmniVision in respect of any Guaranteed Obligations and no claim is brought thereunder; provided that if such claim is brought, the applicable Limited Guaranty will not terminate until either (i) a final resolution of such claim and payment of any amounts required to be paid in respect of such final resolution or (ii) a written agreement signed by each of the parties to such Limited Guaranty terminating the applicable Limited Guaranty; or

  •
  consummation of the closing of the Merger.

Closing and Effective Time

        The closing of the Merger will take place no later than the thirtieth (30th) day after the satisfaction of the last to be satisfied of the conditions to closing of the Merger (described below in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") (other than those conditions that by their nature are only capable of being satisfied at the closing, but subject to the satisfaction or written waiver (where permissible) of those conditions at the closing), provided that, notwithstanding the satisfaction or waiver of all of the conditions to closing of the Merger described in the foregoing clause, the closing of the Merger shall not be required to occur until (a) the date on which Investor has received compliant Required Information (described below in the section of this proxy statement captioned "The Merger Agreement—Financing and Financing Cooperation") (or if such day is not a business day, the immediately following business day), or (b) such other earlier business day specified by Investor on no less than three (3) business days' prior notice to OmniVision, but subject, in the case of each of sub-clauses (a) and (b), to the continued satisfaction or written waiver (where permissible) of the conditions to the closing of the Merger described in the foregoing clause unless Investor, Acquisition Sub and OmniVision mutually agree upon another location, date and time in writing. Upon the terms and subject to the conditions set forth in the Merger Agreement, as soon as practicable on the date of the closing of the Merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger in accordance with the DGCL.

Appraisal Rights

        If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold their shares of common stock through the Effective Time, and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL ("Section 262").

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

        Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes OmniVision's notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, OmniVision believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

  •
  the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

  •
  the stockholder must deliver to OmniVision a written demand for appraisal that complies with Section 262 before the vote on the Merger Agreement at the Special Meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

  •
  the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

        Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote its shares.

  Filing Written Demand

        Any holder of shares of common stock wishing to exercise appraisal rights must deliver to OmniVision, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting of OmniVision's stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform OmniVision of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

OmniVision Technologies, Inc.
4275 Burton Drive
Santa Clara, California 95054
Attention: Corporate Secretary

        Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to OmniVision a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

  Notice by the Surviving Corporation

        If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.

  Filing a Petition for Appraisal

        Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of shares of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the Effective Time, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which OmniVision has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

  Determination of Fair Value

        After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although OmniVision believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither OmniVision nor Investor anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of OmniVision and Investor reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, such stockholder's shares of common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

        From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of common stock, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

        The Merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of material U.S. federal income tax consequences of the Merger that are generally applicable to holders of shares of our common stock whose shares are exchanged for cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the "IRS"), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, such as:

  •
  holders that may be subject to special treatment under U.S. federal income tax laws, including banks and other financial institutions; tax-exempt organizations; partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; brokers or dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; and certain former citizens or residents of the United States;

  •
  holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

  •
  holders that received their shares of common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

  •
  holders that will own an equity interest, actually or constructively, in Investor Parent or the Surviving Corporation following the Merger;

  •
  U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; and

  •
  holders that are "controlled foreign corporations," "passive foreign investment companies" or "personal holding companies" for U.S. federal income tax purposes.

        In addition, this summary does not address the tax consequences of the Merger under state, local and non-U.S. laws or under U.S. federal tax law other than income tax law.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

        No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Merger or related transactions.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) that is subject to the primary supervision of a court within the United States and one or more United States persons as defined in section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. U.S. persons that are not corporations generally will be subject to an additional 3.8% tax on the lesser of (i) each such U.S.

person's "net investment income" (including net capital gain recognized pursuant to the Merger) for a taxable year and (ii) the excess of such U.S. person's modified adjusted gross income for such year over a certain threshold.

Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

        Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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  OmniVision is or has been a "United States real property holding corporation" as such term is defined in Section 897(c) of the Code (a "USRPHC"), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder's holding period with respect to the applicable shares of common stock, which we refer to as the "relevant period," and such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

        Information reporting may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding (currently at a rate of 28%) generally will not apply to (1) a U.S. Holder that (i) furnishes a correct taxpayer identification number and certain other information and certifies, under penalties of perjury, that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding or (2) a Non-U.S. Holder that (i) provides a certification, under penalties of perjury, that such holder is not a U.S. person on the appropriate series of IRS Form W-8 (or a substitute or successor form), provided that the payor does not have actual knowledge or reason to know that the holder is a U.S. person or (ii) otherwise establishes an exemption from backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

        OmniVision and Investor each have agreed to use its reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include (i) HSR Antitrust Clearance; (ii) PRC Antitrust Clearance; (iii) the approval or clearance by MOFCOM and the NDRC; (iv) registrations and/or approval with SAFE; (v) Taiwan IC approvals for PRC investments under the Act Governing Relations between the Peoples of the Taiwan Area and the Mainland Area and the Measures Governing Investment Permitted to the People of Mainland Area promulgated thereunder; and (vi) CFIUS Approval.

  HSR Act and U.S. Antitrust Matters

        Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until OmniVision and Investor file a notification and report form with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of the waiting period following the parties' filing of their respective HSR Act notification forms (typically a 30 day period) or the early termination of that waiting period. OmniVision and Investor made the necessary filings with the FTC and the Antitrust Division of the DOJ on May 15, 2015. The Federal Trade Commission and the Department of Justice granted early termination of the waiting period under the HSR Act on May 26, 2015.

        At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

  CFIUS

        The Merger is also conditioned on the approval or clearance by CFIUS. Section 721 of the Defense Production Act, as well as related Executive Orders and regulations, authorize the President or CFIUS to review transactions which could result in control of a U.S. business by a foreign person. Under the Defense Production Act and Executive Order 13456, the Secretary of the Treasury acts through CFIUS to coordinate review of certain covered transactions that are voluntarily submitted to CFIUS or that are unilaterally reviewed by CFIUS. In general, CFIUS review of a covered transaction occurs in an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. At the close of its review or investigation, CFIUS may determine that there are no national security concerns with the transaction, may impose mitigation terms to resolve any national security concerns with the covered transaction, or may send a report to the President recommending that the transaction be suspended or prohibited, or providing notice to the President that CFIUS cannot agree on a recommendation relative to the covered transaction. The President has 15 days under the Defense Production Act to act on the Committee's report. OmniVision and Investor expect to make the necessary filings required to be made to CFIUS in the near future.

  Foreign Regulatory Approvals

  People's Republic of China

        The Merger is also conditioned on the receipt of regulatory approvals in the PRC. These approvals include (A) the filings with and/or approvals of the NDRC and MOFCOM with respect to the consummation of the transactions contemplated by the Merger Agreement, by Investor and Acquisition Sub; and (B) SAFE's registration and/or approvals in connection with the transactions contemplated by the Merger Agreement, including registration and/or approvals for the conversion of RMB funds into U.S. dollar funds and transfer of U.S. dollar funds to Acquisition Sub or the holders of shares of OmniVision common stock or other interests pursuant to or in connection with the Merger Agreement and the Guaranty (to the extent that funding in U.S. dollars is required thereunder) (collectively, the "PRC Overseas Investment Approvals").

        Consummation of the Merger is conditioned on approval under, or filing of notices pursuant to, the competition laws of PRC.

        Under the PRC Anti-Monopoly Law, transactions involving parties with sales above certain revenue levels cannot be completed until they are reviewed and approved by MOFCOM. After MOFCOM has confirmed that the notification is complete, a 30 calendar day Phase I review period begins. If approval is not granted in the initial Phase I period, MOFCOM will initiate a Phase II review, which lasts an additional 90 calendar days, and can be extended by an additional 60 calendar days under certain circumstances. MOFCOM launched a simplified review procedure in 2014. It has not provided how long the simplified review is expected to take. However, if the transaction can use the simplified review procedure, according to precedent cases, the review may generally be completed in about 1-2 months upon confirmation that the notification is complete. At any time during the applicable period, MOFCOM may act to block the Merger or to impose conditions upon its consummation. The transaction may not be consummated until the relevant waiting period has expired or MOFCOM has approved the transaction. OmniVision and Investor cannot assure you that a challenge to the Merger on competition law grounds will not be made or that, if such a challenge is made, it would not be successful in PRC. OmniVision and Investor have not yet made the necessary filings under the PRC Anti-Monopoly Law.

  Taiwan

        The Merger is also conditioned on the receipt of regulatory approvals in Taiwan. These approvals include approvals of the Taiwan IC for PRC investments under the Act Governing Relations between the Peoples of the Taiwan Area and the Mainland Area and the Measures Governing Investment Permitted to the People of Mainland Area promulgated thereunder (collectively, the "Taiwan Act"). OmniVision and Investor believe that in order to obtain the relevant governmental approvals in Taiwan, the divestiture of certain of OmniVision's investments in Taiwan, including certain of its interests in a joint venture, will need to occur prior to the consummation of the Merger.

        Pursuant to the Taiwan Act, individuals, legal entities, groups and other institutions of the PRC or controlled by PRC persons or entities are not permitted to own any shares (or have a controlling interest in certain industries), directly or indirectly, in Taiwanese businesses unless such businesses fall within the list of the permitted industries promulgated by the Taiwan government. At the time of the execution of the Merger Agreement, OmniVision's Taiwan operations, such as those related to the manufacturing of semiconductors, fell outside such permitted industries. OmniVision has agreed to use its reasonable best efforts to take all necessary steps in order to obtain Taiwan regulatory approvals. These steps include the divestiture of certain of OmniVision's investments in Taiwan, including certain of its interests in a joint venture.

        OmniVision has further agreed that it will use its reasonable best efforts to identify and negotiate acquisition agreements with a bona fide, credit-worthy third party to effectuate the restructuring of OmniVision's operations in Taiwan if required for the purpose of obtaining Taiwan regulatory approvals.

  Other Regulatory Approvals

        One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.

        Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

Legal Proceedings Regarding the Merger

        In connection with the Merger Agreement and the transactions contemplated thereby, a number of putative class action lawsuits have been filed in the Superior Court of the State of California, County of Santa Clara. The actions filed Pope v. OmniVision Technologies, Inc., et al., No. 15-CV-280161 (filed May 4, 2015; Francisco v. Xiaoying, et al., No. 15-CV-280270 (filed May 6, 2015); Agee v. OmniVision Technologies, Inc., No. 15-CV-280311 (filed May 7, 2015); Levine v. OmniVision Technologies, Inc., No. 15-CV-280344 (filed May 7, 2015); O'Donnell v. OmniVision Technologies, Inc., No. 15-CV-280411 (filed May 8, 2015); Smith v. Hong, et al., No. 15-CV-280863 (filed May 19, 2015); and Nido v. OmniVision Technologies, Inc., No. 15-CV-281031 (filed May 22, 2015). In general, the various complaints assert that, among other things, the members of the Board of Directors breached their fiduciary duties to OmniVision's stockholders by engaging in a process that was not designed to, and did not, maximize the stockholders' value, and that OmniVision and the proposed acquiring entities aided and abetted the directors' alleged breaches of fiduciary duties. The complaints generally seek to enjoin the Merger, rescission of the Merger to the extent it is implemented, or alternatively, rescissionary damages. On June 2, 2015, the actions were consolidated under the caption In re OmniVision Technologies, Inc. Shareholder Litigation, No. 15-CV-280161. On June 4, 2015, a motion was filed in the consolidated action by William D. Mohilla seeking to intervene in the action as lead plaintiff and requesting permission from the Court to file a new complaint. This proposed new complaint contains similar allegations to the prior complaints but also asserts that the Board of Directors breached their fiduciary duties by issuing a false and misleading preliminary proxy statement. On June 8, 2015, a consolidated amended complaint was filed in In re OmniVision Technologies, Inc. Shareholder Litigation by the eight plaintiffs who filed the original actions described above. The amended complaint adds allegations that the Board of Directors breached their fiduciary duties by issuing a false and misleading preliminary proxy statement. The amended complaint also adds allegations that J.P. Morgan aided and abetted the directors' alleged breaches of fiduciary duty. Also on June 8, 2015, plaintiffs filed an ex parte application requesting the Court lift the discovery stay and order expedited discovery in the consolidated action. A hearing on this ex parte application is scheduled for June 16, 2015.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

        The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

        The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by OmniVision, Investor and Acquisition Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC, and in some cases, were qualified by matters disclosed to Investor and Acquisition Sub by OmniVision in the disclosure letter to the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between OmniVision, Investor and Acquisition Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of OmniVision, Investor or Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after April 30, 2015 and, accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts at the time they were made or as of the date of this proxy statement.. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of OmniVision, Investor and Acquisition Sub, because the parties may take certain actions that are consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding OmniVision, Investor, Acquisition Sub or their respective businesses or affiliates. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding OmniVision and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

        The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Acquisition Sub will be merged with and into OmniVision; and (2) the separate corporate existence of Acquisition Sub will thereupon cease and OmniVision shall continue as the Surviving Corporation after the Merger and become a wholly-owned subsidiary of Investor. From and after the Effective Time, the Surviving Corporation will possess all the properties, rights, privileges, powers and franchises of OmniVision and

Acquisition Sub, and all of the debts, liabilities and duties of OmniVision and Acquisition Sub will become the debts, liabilities and duties of the Surviving Corporation.

        At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time will become the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their resignation or removal or until their respective successors are duly elected or appointed and qualified, whichever is earlier. At the Effective Time, the officers of OmniVision immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their resignation or removal or until their respective successors are duly appointed, whichever is earlier. At the Effective Time, the certificate of incorporation of OmniVision will be amended and restated in its entirety to read identically to the certificate of incorporation of Acquisition Sub as in effect immediately prior to the Effective Time, and the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, in each case, until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and the bylaws, as applicable, provided that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation shall be "OmniVision Technologies, Inc."

Closing and Effective Time

        The closing of the Merger will take place no later than the thirtieth (30th) day after the satisfaction of the last to be satisfied of the conditions to closing of the Merger (described below in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") (other than those conditions that by their nature are only capable of being satisfied at the closing, but subject to the satisfaction or written waiver (where permissible) of those conditions at the closing), provided that, notwithstanding the satisfaction or waiver of all of the conditions to closing of the Merger described in the foregoing clause, the closing of the Merger shall not be required to occur until (a) the date on which Investor has received compliant Required Information (described below in the section of this proxy statement captioned "The Merger Agreement—Financing and Financing Cooperation") (or if such day is not a business day, the immediately following business day), or (b) such other earlier business day specified by Investor on no less than three (3) business days' prior notice to OmniVision, but subject, in the case of each of sub-clauses (a) and (b), to the continued satisfaction or written waiver (where permissible) of the conditions to the closing of the Merger described in the foregoing clause unless Investor, Acquisition Sub and OmniVision mutually agree upon another location, date and time in writing. Upon the terms and subject to the conditions set forth in the Merger Agreement, as soon as practicable on the date of the closing of the Merger, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Merger Consideration

  Common Stock

        At the Effective Time, each outstanding share of common stock (other than shares owned by (1) Investor, Acquisition Sub or OmniVision (including any shares held in the treasury of OmniVision), or by any direct or indirect wholly-owned subsidiary of Investor, Acquisition Sub or OmniVision; and (2) stockholders who neither have voted in favor of the Merger nor consented in writing and who have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 of the DGCL) will be converted into the right to receive the Merger Consideration to be paid in accordance with and subject to the terms and conditions of the Merger Agreement. All shares converted into the right to receive the Merger Consideration will be cancelled and extinguished at the Effective Time.

  Outstanding Equity Awards

        The Merger Agreement provides that OmniVision's equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:

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  Options.  At the Effective Time, each (i) Company Option that is unvested and outstanding as of immediately prior to the Effective Time and (ii) Vested Out-of-the-Money Option will be assumed and converted into an Investor Parent Option, which will be subject to the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time, with the number of shares of Investor Parent subject to each Investor Parent Option equal to the product of the number of shares of OmniVision common stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, with the result rounded down to the nearest whole share, at an exercise price per share of Investor Parent determined by dividing the per share exercise price of the shares of OmniVision common stock otherwise purchasable pursuant to the Company Option immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent. Each Company Option that is vested and outstanding as of immediately prior to the Effective Time (other than a Vested Out-of-the-Money Option) will be cancelled and terminated as of the Effective Time, and each holder of each such Company Option will receive an amount in cash (without interest and less applicable tax withholding), if any, equal to the Vested Option Consideration. OmniVision will not take any action that would accelerate the vesting of the Company Options in connection with any of the transactions contemplated by the Merger Agreement, except to the extent directed by Investor in Investor's sole discretion between April 30, 2015 and the Effective Time, in which case such Company Options will become vested on or immediately prior to the Effective Time. As of the date of this filing, Investor has not directed OmniVision to accelerate the vesting of any of the Company Options.

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  Restricted Stock Units.  At the Effective Time, each award of Restricted Stock Units that (i) is granted on or after April 30, 2015 and (ii) is outstanding as of immediately prior to the Effective Time will be assumed and converted into and become Investor Parent RSUs, with each such Restricted Stock Unit representing the right to receive shares of Investor Parent upon settlement of such Restricted Stock Unit promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement will be in accordance with the specified terms) and the number of shares of Investor Parent subject to each award of Restricted Stock Units will be equal to the number of shares of OmniVision common stock subject to such award of Restricted Stock Units immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share. Cancelled RSUs, which are Restricted Stock Units that (i) were granted prior to April 30, 2015 and (ii) are outstanding as of immediately prior to the Effective Time, will not be assumed and will be cancelled and terminated as of the Effective Time and each holder of each such Cancelled RSU will receive an amount in cash equal to the Cancelled RSU Consideration.

  ESPP

        Prior to the Effective Time, all outstanding purchase rights under any offering period that is then underway under the ESPP will be determined by treating a business day as determined by OmniVision that occurs prior to the Effective Time, and determined in accordance with the terms of the ESPP, as the "New Exercise Date" for all purposes under the ESPP and by making such other pro rata adjustments as may be necessary to reflect the shortened and final offering period, but otherwise treating such shortened and final offering period as a fully effective and completed offering period. All amounts withheld by OmniVision on behalf of the participants in the ESPP that have not been used to purchase OmniVision common stock prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the ESPP.

  Company Stock Plans

        Effective as of, and contingent upon the occurrence of, the Effective Time, OmniVision, acting through the Board of Directors or the Compensation Committee of the Board of Directors, as applicable, will adopt any resolutions and take any actions which are reasonably necessary to terminate the Company Stock Plans. OmniVision will take all actions necessary to ensure that, from and after the Effective Time, none of Investor, Investor Parent or the Surviving Corporation will be required to issue common stock or other share capital of OmniVision or the Surviving Corporation to any person pursuant to or in settlement of a Company Option or Restricted Stock Unit. Promptly following April 30, 2015, OmniVision will deliver written notice to each holder of a Company Option or Restricted Stock Unit informing such holder of the treatment of their Company Options and/or Restricted Stock Units contemplated by the Merger Agreement.

Exchange and Payment Procedures

        Prior to the Effective Time, Investor will select a bank or trust company, which we refer to as the "payment agent," reasonably acceptable to OmniVision, to make payments of the Merger Consideration to stockholders. At the closing of the Merger, Investor will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate Merger Consideration to holders of outstanding shares of OmniVision common stock (other than shares owned by (1) Investor, Acquisition Sub or OmniVision (including any shares held in the treasury of OmniVision), or by any direct or indirect wholly-owned subsidiary of Investor, Acquisition Sub or OmniVision; and (2) stockholders who neither have voted in favor of the Merger nor consented in writing and who have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such shares of common stock in accordance with Section 262 of the DGCL).

        Promptly following the Effective Time, Investor and the Surviving Corporation will cause the payment agent to send to each holder of record of shares of common stock held in certificated form a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for their portion of the aggregate Merger Consideration. Upon surrender of certificates representing the shares of common stock (or in the case of lost, stolen or destroyed certificates, delivery of affidavits in the manner provided in the Merger Agreement) to the payment agent, together with a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive their portion of the aggregate Merger Consideration in exchange therefor. Any portion of the aggregate Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes. Holders of uncertificated shares of common stock represented by book entry who are otherwise entitled to receive the Merger Consideration, which we refer to as "book-entry shares," will receive their portion of the Merger Consideration (less any withholding taxes payable in respect thereof) upon receipt of an "agent's message" by the payment agent and confirmation of the book-entry transfer of such book-entry shares into the payment agent's account with Depository Trust Company (and such other evidence, if any, of transfer as the payment agent may reasonably request). Holders of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent.

        If any cash deposited with the payment agent is not claimed within nine months following the Effective Time, such cash will be delivered to the Surviving Corporation upon demand, and any holders of shares of common stock that were issued and outstanding immediately prior to the Merger who have not complied with the exchange procedures in the Merger Agreement will thereafter look for payment of their portion of the aggregate Merger Consideration solely from the Surviving Corporation.

        The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive their portion of the aggregate Merger Consideration, such stockholder will have to make an affidavit and undertake an indemnity of the loss, theft or destruction, and if required by Investor or the payment agent, deliver a bond in such amount as Investor or the payment agent may direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such certificate.

Representations and Warranties

        The Merger Agreement contains representations and warranties of OmniVision, Investor and Acquisition Sub.

        Some of the representations and warranties in the Merger Agreement made by OmniVision are qualified as to "materiality" or "Company Material Adverse Effect." For purposes of the Merger Agreement, "Company Material Adverse Effect" means any change, effect or event (each a "Change," and collectively, "Changes"), individually or in the aggregate, and taken together with all other Changes, that (a) prevents or materially delays the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or would reasonably be expected to do so or (b) has had or would reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition or results of operations of OmniVision and its subsidiaries, taken as a whole; except that, for the purposes of clause (b), no Change directly or indirectly resulting from or arising out of any of the following will be deemed to be or constitute a "Company Material Adverse Effect," and no Change directly or indirectly resulting from or arising out of any of the following will be taken into account when determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur:

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  general economic conditions (or changes in such conditions) in the United States or any other country or region in the world where OmniVision or any of its subsidiaries operates, or conditions in the global economy generally;

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  conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world where OmniVision or any of its subsidiaries operates, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

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  conditions (or changes in such conditions) in the industries in which OmniVision and its subsidiaries conduct business;

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  political conditions (or changes in such conditions) in the United States or any other country or region in the world where OmniVision or any of its subsidiaries operates, or acts of war or terrorism (including any escalation or general worsening of any such acts of war or terrorism) in the United States or any other country or region in the world where OmniVision or any of its subsidiaries operates;

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  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world where OmniVision or any of its subsidiaries operates;

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  changes in law or other legal or regulatory conditions (or the interpretation thereof) applicable to OmniVision or its subsidiaries or changes in GAAP or other accounting standards (or the interpretation thereof), in each case, after April 30, 2015;

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  the announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated thereby, including the identity of Investor or the Guarantors (except that this bullet point will not apply in the determination of a breach or violation of the representations and warranties contained in the Merger Agreement related to non-contravention and capitalization);

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  any actions taken or failure to take action, in each case, by OmniVision or its subsidiaries at Investor's written request or otherwise as required in order to comply with the Merger Agreement;

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  changes in OmniVision's stock price or the trading volume of OmniVision's stock, in and of itself, or any failure by OmniVision to meet any public estimates or expectations of OmniVision's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by OmniVision to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures are otherwise excepted from this definition); and

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  any legal proceedings made or brought by any of the current or former stockholders of OmniVision (on their own behalf or on behalf of OmniVision) against OmniVision relating to the Merger or the Merger Agreement;

except to the extent any such Change described in the first six bullet points above has a disproportionately adverse effect on OmniVision and its subsidiaries, taken as a whole, in comparison to other companies that operate in the industries in which OmniVision and its subsidiaries primarily operate.

        In the Merger Agreement, OmniVision has made customary representations and warranties to Investor and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

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  due organization, valid existence, good standing and authority and qualification to conduct business with respect to OmniVision and its subsidiaries;

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  OmniVision's corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

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  the necessary approval of the Board of Directors;

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  the inapplicability of state anti-takeover statutes to the Merger;

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  the rendering of J.P. Morgan's fairness opinion to the Board of Directors;

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  the necessary vote of stockholders in connection with the Merger Agreement;

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  required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

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  the absence of any (1) conflict or violation of any provision of the organizational documents; (2) violation, conflict, consent requirement, breach of or loss of benefit under, default under, termination of, acceleration of the performance required by or right of termination or acceleration under any existing contracts; (3) violation or conflict with laws or orders applicable to OmniVision or any of its subsidiaries or by which any of their properties or assets are bound;

    and (4) creation of any lien upon any of the properties or assets of OmniVision or any of its subsidiaries due to the performance of the Merger Agreement;

  •
  the capital structure of OmniVision as well as the ownership and capital structure of its subsidiaries;

  •
  the absence of any contract relating to the holding, redemption, repurchase, disposition or voting of, requiring registration of, or granting any preemptive rights, subscription rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of OmniVision's or its subsidiaries' securities;

  •
  the accuracy and required filings of OmniVision's and its subsidiaries' SEC filings and financial statements;

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  OmniVision's disclosure controls and procedures;

  •
  OmniVision's internal accounting controls and procedures;

  •
  the absence of specified undisclosed liabilities;

  •
  the conduct of the business of OmniVision and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since January 31, 2015;

  •
  the existence and enforceability of specified categories of OmniVision's material contracts, and any notices with respect to violation or breach of or default thereunder or intention to terminate or modify those material contracts;

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  OmniVision's compliance with laws and possession of necessary permits;

  •
  legal proceedings and orders;

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  tax matters;

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  employee benefit plans;

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  labor matters;

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  real property owned, leased or subleased by OmniVision and its subsidiaries;

  •
  personal property of OmniVision and its subsidiaries;

  •
  trademarks, patents, copyrights and other intellectual property matters;

  •
  insurance matters;

  •
  compliance with laws by OmniVision and its subsidiaries, including anti-bribery laws, trade laws and PRC laws;

  •
  environmental matters;

  •
  absence of any transactions, relations or understandings between OmniVision or any of its subsidiaries and related parties;

  •
  payment of fees to brokers in connection with the Merger Agreement;

  •
  OmniVision's proxy statement; and

  •
  the absence of any stockholders' rights plan of OmniVision in effect.

        In the Merger Agreement, Investor and Acquisition Sub have made customary representations and warranties to OmniVision that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

  •
  due organization, good standing and requisite power and authority to conduct business with respect to Investor and Acquisition Sub;

  •
  Investor's and Acquisition Sub's corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

  •
  required consents and regulatory filings in connection with the Merger Agreement;

  •
  the absence of any conflict or violation of any provision of the organizational documents, or applicable laws or orders due to the performance of the Merger Agreement;

  •
  the lack of ownership of OmniVision's common stock of Investor and Acquisition Sub;

  •
  the information provided by Investor and Acquisition Sub to OmniVision's proxy statement;

  •
  the absence of litigation;

  •
  the operations of Acquisition Sub;

  •
  matters with respect to Investor's financing and sufficiency of funds;

  •
  delivery and enforceability of the Limited Guarantees;

  •
  solvency of the Surviving Corporation;

  •
  compliance with the Office of Foreign Assets Control of the U.S. Department of the Treasury by Investor, Acquisition Sub, any of the Sponsors and certain other persons; and

  •
  reliance upon Investor and Acquisition Sub's independent investigation of OmniVision's business, operations and financial condition.

        The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

        The Merger Agreement provides that, except as (1) specifically permitted or required by the Merger Agreement; (2) disclosed in a confidential schedule to the Merger Agreement; or (3) approved in advance by Investor in writing (which approval will not be unreasonably withheld, conditioned or delayed, other than as set forth in a confidential schedule to the Merger Agreement), at all times during the period of time between the April 30, 2015 and the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, OmniVision will, and will cause each of its subsidiaries to:

  •
  carry on its business in the usual, regular and ordinary course consistent with past practice and policies; and

  •
  use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of OmniVision and each of its subsidiaries, to preserve the goodwill and current relationships of OmniVision and each of its subsidiaries with customers, suppliers and other persons with whom OmniVision or any of its subsidiaries has business relations, to preserve its assets, rights and properties in good repair and condition and to preserve intact its business organization.

        In addition, OmniVision has also agreed that, except (1) as specifically permitted or required by the Merger Agreement or (2) as approved in advance by Investor in writing, at all times during the period commencing on April 30, 2015 and continuing until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, subject in each case to certain exceptions and thresholds identified in a confidential schedule to the Merger Agreement, OmniVision will not, and will cause each of its subsidiaries not to, among other things:

  •
  incur, assume, repay, prepay, amend, modify, refinance, become liable or responsible for, make or cancel certain indebtedness or other obligations or make certain loans, contributions or investments;

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  grant, issue or announce certain equity incentive awards;

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  grant, pay, or enter into certain arrangements for new or additional bonus compensation, severance benefits or acceleration of benefits;

  •
  propose, adopt or effect a plan of complete or partial reorganization of OmniVision or any of its subsidiaries, or engage in certain acquisitions, including certain acquisitions of equity interests or assets of any other person, or dispose of certain material properties or material assets of OmniVision or its subsidiaries;

  •
  make, declare, set aside or pay any actual, constructive or deemed dividend or other distribution in respect of any shares of capital stock or other equity interests;

  •
  amend or otherwise change OmniVision's organizational documents;

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  dispose of, pledge, or encumber certain OmniVision or subsidiary securities;

  •
  repurchase, redeem or otherwise acquire certain OmniVision or subsidiary securities;

  •
  split, combine, subdivide or reclassify any shares of capital stock or other equity interests of OmniVision or any of its subsidiaries;

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  enter into, adopt, amend, modify or terminate certain arrangements for the compensation, benefit or welfare of any member of the board of directors, officer, employee or independent contractor or any collective bargaining agreement;

  •
  hire, promote, demote or terminate without cause any director or any employee of OmniVision above a certain level;

  •
  commence, compromise or settle certain legal proceedings or waive, release, grant or transfer any material right;

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  except as may be required as a result of a change in applicable Law or in GAAP, make any material change in any of the financial or tax accounting methods, principles or practices used by OmniVision or any of its subsidiaries, revalue any of its material assets or change its fiscal year;

  •
  (A) make or change any material Tax election, (B) settle or compromise any income or other material Tax liability, or (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes;

  •
  terminate or materially modify any Material Contract (or any Contract that would be a Material Contract if entered into prior to April 30, 2015), or enter into any Contract that if in effect on April 30, 2015 would be a Material Contract;

  •
  (A) sell, license, sublicense, assign, or otherwise transfer Intellectual Property, other than nonexclusive licenses in the ordinary course of business; or (B) abandon certain registered Intellectual Property;

  •
  incur certain capital expenditures;

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  renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of OmniVision or any of its subsidiaries;

  •
  materially reduce the amount or coverage of certain insurance policies; or

  •
  enter into any new line of business outside of OmniVision's existing business.

        For certain items identified in a confidential schedule to the Merger Agreement, Investor's approval will not be unreasonably withheld, conditioned or delayed and in the event Investor fails to respond to OmniVision within three (3) business days after receipt of OmniVision's written request, which contains sufficiently detailed information regarding the request and specific identification of the corresponding bullet point, for Investor's approval, then Investor will be deemed to have approved such request.

Alternative Acquisition Proposals

        From April 30, 2015 until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, OmniVision and its subsidiaries have agreed not to, and to cause their respective representatives not to, directly or indirectly:

  •
  solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal (as defined below) or any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal;

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  furnish to any person (other than Investor, Acquisition Sub or any designees of Investor or Acquisition Sub) any non-public information relating to OmniVision or any of its subsidiaries, or afford to any person (other than Investor, Acquisition Sub or any designees of Investor or Acquisition Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of OmniVision or any of its subsidiaries, in any such case with respect to, or with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal;

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  continue or otherwise participate or engage in discussions or negotiations with any person with respect to, or with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal; or

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  enter into any Contract contemplating, leading to or otherwise relating to an Acquisition Transaction (as defined below).

        OmniVision and its subsidiaries will, and will cause their respective representatives to:

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  immediately cease any and all existing discussions or negotiations with any persons conducted on or before April 30, 2015 with respect to any Acquisition Proposal; and

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  request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal and terminate the access of any person other than Investor, Acquisition Sub and their respective representatives to any "data room" hosted by OmniVision or any of its subsidiaries or their representatives relating to any Acquisition Proposal.

        Notwithstanding the restriction described above, prior to the adoption of the Merger Agreement by OmniVision's stockholders, if any person makes a bona fide, written and unsolicited Acquisition Proposal that did not arise out of a material breach of the non-solicitation provisions of the Merger Agreement described herein and that the Board of Directors determines in good faith (after advice from its financial advisor and outside legal counsel) either constitutes or is reasonably expected to lead to a Superior Proposal (as defined below), the Board of Directors may, directly or indirectly through OmniVision's representatives:

  •
  participate or engage in discussions or negotiations with such person regarding such Acquisition Proposal, including entering into an Acceptable Confidentiality Agreement;

  •
  furnish to such person any non-public information relating to OmniVision or any of its subsidiaries and/or afford such person access to the business, properties, assets, books, records or other non-public information, or the personnel, of OmniVision or any of its subsidiaries, in each case under this bullet point pursuant to an Acceptable Confidentiality Agreement, provided that, contemporaneously with furnishing any non-public information to such person, OmniVision furnishes such non-public information to Investor to the extent such information has not been previously furnished by OmniVision to Investor; and/or

  •
  contact the person or group of persons who has made such Acquisition Proposal to clarify and understand the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal.

        For purposes of this proxy statement and the Merger Agreement:

        "Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Investor or Acquisition Sub) to engage in an Acquisition Transaction.

        "Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, involving:

  •
  any direct or indirect purchase or other acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act), whether from OmniVision and/or any other person(s), of shares of common stock representing more than fifteen percent (15%) of the shares of common stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such person or "group" beneficially owning more than fifteen percent (15%) of the shares of common stock outstanding after giving effect to the consummation of such tender or exchange offer;

  •
  any direct or indirect purchase or other acquisition by any person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than fifteen percent (15%) of the consolidated assets of OmniVision and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition);

  •
  any merger, consolidation, business combination or other similar transaction involving OmniVision pursuant to which any person or "group" (as defined in or under Section 13(d) of the Exchange Act), other than the stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of common stock representing more than fifteen percent (15%) of the shares of common stock outstanding after giving effect to the consummation of such transaction; or

  •
  a liquidation, dissolution or other winding up of OmniVision.

        "Superior Proposal" means a written bona fide Acquisition Proposal, not arising out of a material breach of the non-solicitation provisions of the Merger Agreement, on terms that the Board of Directors determines, in its good faith judgment, after having received the advice of its financial advisor and outside legal counsel, and after taking into account all relevant legal, financial and regulatory aspects of such Acquisition Proposal and the likelihood of consummation of such Acquisition Transaction (i) provides a higher value, from a financial point of view, to the stockholders than the Merger (after taking into account any written offers made by Investor to modify the terms or conditions of the Merger Agreement) and the failure of the Board of Directors to approve or recommend such Acquisition Proposal would be inconsistent with the directors' fiduciary duties under Delaware law, (ii) the financing of which is fully committed and (iii) is reasonably expected to be consummated on a timely basis. For purposes of the reference to an "Acquisition Proposal" in this definition of a "Superior Proposal," each reference to "more than fifteen percent (15%)" in the definition of "Acquisition Proposal" will be replaced with "a majority."

The Board of Directors' Recommendation; Company Board Recommendation Change

        As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of common stock vote "FOR" the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change except as described below.

        Neither the Board of Directors nor any committee thereof may (with any action described in the following being referred to as a "Company Board Recommendation Change"):

  •
  withhold, withdraw, amend, qualify or modify in a manner adverse to Investor, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Investor, the board recommendation;

  •
  approve, endorse or recommend an Acquisition Proposal; or

  •
  fail to include the board recommendation in the proxy statement.

        Notwithstanding the foregoing, a "stop, look and listen" communication by the Board of Directors to the stockholders pursuant to Rule 14d-9(f) under the Exchange Act, or any substantially similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act, will not be deemed to be a Company Board Recommendation Change.

        At any time prior to the adoption of the Merger Agreement by the OmniVision stockholders (i) in connection with an intervening event (as defined below) or (ii) if the Board of Directors or OmniVision receives an Acquisition Proposal that did not arise out of a material breach of the non-solicitation provisions of the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—Alternative Acquisition Proposals"), and in connection with which OmniVision has complied in all material respects with certain portions of the non-solicitation provisions of the Merger Agreement and this paragraph, and that the Board of Directors has determined in good faith after advice from its financial advisor(s) and outside legal counsel constitutes a Superior Proposal, the Board of Directors may (x) effect a Company Board Recommendation Change or (y) in the case of clause (ii) above, authorize OmniVision to terminate the Merger Agreement to concurrently enter into a definitive agreement with respect to such Superior Proposal, if and only if:

  •
  prior to effecting a Company Board Recommendation Change, the Board of Directors and/or any authorized committee thereof determines in good faith, after advice from its outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders under Delaware law;

  •
  OmniVision notifies Investor in writing at least five (5) business days before taking such action of its intention to do so, and specifies the reasons therefor, including, (X) if such notice is made in connection with a Superior Proposal, the terms and conditions of, and the identity of the person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed agreement under which such Superior Proposal is proposed to be consummated and any other relevant documents, including any financing commitment letters (it being understood and agreed that, with respect to any amendment to the financial terms or any other material term of such Superior Proposal, OmniVision will provide Investor a new written notice and a new additional period of three (3) business days in respect of each such amendment) and (Y) if such notice is made in connection with an intervening event, reasonable detail regarding such intervening event;

  •
  during such five business day period or, if applicable, such additional three business day period(s), prior to its effecting a Company Board Recommendation Change, if requested by Investor, OmniVision will make its representatives available to negotiate with Investor's representatives in good faith regarding any revisions to the terms of the transactions contemplated by the Merger Agreement proposed by Investor;

  •
  if Investor has delivered to OmniVision a written offer to modify the terms and conditions of the Merger Agreement during such five business day period, or in the case of an amendment to the Superior Proposal requiring an additional three business day period pursuant to the second bullet point above, then during such additional three business day period (but in any event no later than 5:00 pm, Pacific Time, on the last day of such period), the Board of Directors and/or any authorized committee thereof, after taking into consideration the adjusted terms and conditions of the Merger Agreement as proposed by Investor, continues to determine in good faith (after advice from its outside legal counsel (and, in connection with an Acquisition Proposal, also from its financial advisor(s))) that such Superior Proposal continues to be a Superior Proposal or that such intervening event continues to necessitate a Company Board Recommendation Change, as applicable, and that the failure to make a Company Board Recommendation Change or terminate the Merger Agreement, as applicable, would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders under Delaware law; and

  •
  in the case of OmniVision terminating the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, OmniVision will have paid, or caused the payment of, the Termination Fee in accordance with the Merger Agreement.

        For purposes of this proxy statement and the Merger Agreement, an "intervening event" means any event, fact, development, circumstance or occurrence occurring after April 30, 2015 that is unrelated to an Acquisition Proposal and that was not known to or reasonably foreseeable by OmniVision as of April 30, 2015.

Employee Benefits

        For the period of one (1) year following the Effective Time, the Surviving Corporation will (and Investor will cause the Surviving Corporation to) use reasonable best efforts to honor all Employee Plans in accordance with their terms as in effect immediately prior to the Effective Time; provided, however, that this will not prohibit the Surviving Corporation from amending or terminating or from causing the Surviving Corporation to amend or terminate, any such Employee Plans, arrangements, or agreements in accordance with their terms or if otherwise required by applicable law.

        For a period of one (1) year following the Effective Time, the Surviving Corporation will (and Investor will cause the Surviving Corporation to) use reasonable best efforts to provide, for the benefit of each continuing employee, employee benefits that are no less favorable than the benefits that were provided to the continuing employees under the Employee Plans as of immediately prior to the Effective Time (such employee benefit plans, the "Company Plans"). In addition, base salary, bonus opportunity or regular wages as of immediately prior to the Effective Time will not be decreased for a period of one (1) year following the Effective Time for any continuing employee who continues to be employed by the Surviving Corporation or an affiliate during that period.

        To the extent that any Company Plan is made available to any continuing employee at or following the Effective Time, the Surviving Corporation will (and Investor will cause the Surviving Corporation to) use reasonable best efforts to cause to be granted to such continuing employee credit for all service with OmniVision and its subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation, sick time or paid time off accrual and severance pay entitlement); provided, however, that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, to the extent commercially reasonable, (i) each continuing employee will be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by the Surviving Corporation and its subsidiaries (other than the Company Plans) (such plans, collectively, the "New Plans") to the extent coverage under such employee benefit plans replaces coverage under a comparable Company Plan in which such continuing employee participates immediately before the Effective Time (such plans, collectively, the "Old Plans"); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, and/or disability benefits to any continuing employee, the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements, and actively-at-work or similar requirements of such New Plan to be waived for such continuing employee and his or her covered dependents and the Surviving Corporation will cause any eligible expenses incurred by such continuing employee and his or her covered dependents during any unfinished portion of the plan year of the Old Plan ending on the date such continuing employee's participation in the corresponding New Plan begins to be given full credit under such New Plan for the purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, and (iii) the Surviving Corporation will credit the accounts of such continuing employees under any New Plan which is a flexible spending plan with any unused balance in the account of such continuing employee under the applicable Company Plan. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the Effective Time will be credited to such continuing employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and will not limit future accruals.

        Nothing in the Merger Agreement will be deemed to guarantee employment for any period of time for, or preclude the ability of Investor or the Surviving Corporation to terminate, any continuing employee for any reason or, subject to the limitations and requirements set forth in the Merger Agreement, require Investor or Surviving Corporation to continue any Company Plan or prevent the amendment, modification, or termination thereof after the Effective Time.

Indemnification and Insurance

        The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Investor will cause the Surviving Corporation and its subsidiaries to) honor and fulfill in all respects the obligations of OmniVision and its subsidiaries under any and all (i) indemnification agreements set forth in a schedule to the Merger Agreement, and as in effect on April 30, 2015, between OmniVision or any of its subsidiaries and any of their respective current and former directors and officers and any person who becomes a director or officer of OmniVision or any of its subsidiaries and (ii) indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of OmniVision or any of its subsidiaries in effect on April 30, 2015, in each case until the sixth (6th) anniversary of the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will (and Investor will cause the Surviving Corporation and its subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers, in each case in their respective capacities as such, occurring at or prior to the Effective Time, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (or other similar organizational documents) of OmniVision and its subsidiaries as of April 30, 2015, and during such six-year period, such provisions will not be repealed, amended or otherwise modified in any manner except as required by applicable law.

        In addition, the Merger Agreement provides that, prior to the Effective Time, OmniVision will purchase a six-year "tail" prepaid policy on OmniVision's current directors' and officers' liability insurance. None of OmniVision, Investor or the Surviving Corporation will be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by OmniVision for coverage for its last full fiscal year. The Surviving Corporation will (and Investor will cause the Surviving Corporation to) use reasonable best efforts to maintain such "tail" policy in full force and effect. If such "tail policy" cannot be maintained in full force and effect during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will (and Investor will cause the Surviving Corporation to) maintain in effect OmniVision's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by such insurance, on terms with respect to the coverage and amounts that are equivalent to those of OmniVision's current directors' and officers' liability insurance. In satisfying such obligations, Investor and the Surviving Corporation will not be obligated to pay annual premiums in excess of three hundred percent (300%) of the amount paid by OmniVision for coverage for its last full fiscal year, and, if the annual premiums of such insurance coverage exceed such amount, Investor and the Surviving Corporation will only be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        For more information, please refer to the section of this proxy statement captioned "The Merger—Interests of OmniVision's Directors and Executive Officers in the Merger."

Efforts to Close the Merger

        Under the Merger Agreement, Investor, Acquisition Sub and OmniVision agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with any other party in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. Notwithstanding anything to the contrary in the Merger Agreement, neither OmniVision nor any of its subsidiaries may, without Investor's prior written consent, pay or commit to pay any consent or other similar fee, "profit sharing" or other similar payment, any penalty or any other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the consent, waiver or approval of any person under any Contract.

Regulatory Approvals

        Investor, Acquisition Sub and OmniVision, and their respective affiliates, have agreed to (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form as required by the HSR Act by May 22, 2015, which Notification and Report Form was filed on May 15, 2015, and pursuant to which early termination of the waiting period was granted on May 26, 2015, (ii) file an initial filing with the PRC Anti-Monopoly Bureau as required by the PRC Anti-Monopoly Law, (iii) (A) engage in the pre-notice consultation process with CFIUS and jointly make the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f), and (B) as soon as reasonably practicable after

CFIUS notification that the draft filing meets all requirements of 31 C.F.R. § 800.402 of the regulations and is complete, jointly file with CFIUS a voluntary notice as contemplated by 31 C.F.R. § 800.401(a), (iv) prepare and file all filings required to obtain the PRC Overseas Investment Approvals as promptly as practicable after April 30, 2015, (v) prepare and file all filings required to obtain the Taiwan Approvals as promptly as practicable after April 30, 2015 and (vi) prepare and file any other filing or written materials necessary or advisable to be made or submitted to any other governmental authority in connection with the Merger and the other transactions contemplated by the Merger Agreement.

        Except as otherwise provided in the Merger Agreement, each of Investor, Acquisition Sub and OmniVision are required to offer to take (and if such offer is accepted, take reasonable best efforts to commit to take) all steps which it is capable of taking to avoid or eliminate impediments under any Antitrust Laws that may be asserted by the FTC, the DOJ, the PRC Anti-Monopoly Bureau or any other governmental authority with respect to the transactions contemplated by the Merger Agreement, and to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, obtaining the CFIUS Approval, in each case, so as to enable the closing of the Merger to occur as promptly as practicable following April 30, 2015 and, in any event, prior to the Termination Date, and to defend through legal proceedings on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, each of Investor and Acquisition Sub must propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Investor or its subsidiaries (including OmniVision or any of its subsidiaries), including effecting an internal corporate restructuring to the extent reasonable and practicable, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Investor or its subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or legal proceeding, which would otherwise have the effect of preventing or delaying the closing of the Merger beyond the Termination Date. At the request of Investor, OmniVision must agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of OmniVision or any of its subsidiaries. Notwithstanding anything to the contrary, neither Investor and Acquisition Sub, on the one hand, nor OmniVision, on the other hand, shall be required to agree to any term or take any action in connection with obtaining the HSR Antitrust Clearance, PRC Antitrust Clearance and the CFIUS Approval (i) that is not conditioned upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement or (ii) would reasonably be expected to have, individually or in the aggregate, an adverse effect on Investor, Acquisition Sub, OmniVision or the Surviving Corporation that is material in any respect.

Taiwan Divestiture

        OmniVision has agreed that it will identify bona fide, credit-worthy third parties (the "Taiwan Purchasers") and use its reasonable best efforts to negotiate a definitive agreement necessary to effectuate the divestiture of certain of its investments in Taiwan, including certain of its interests in a joint venture, as is necessary to obtain the Taiwan Approvals (the "Taiwan Plan").

        Promptly after execution of definitive agreements with the Taiwan Purchasers, OmniVision will notify the relevant Governmental Authorities of Taiwan of the Taiwan Plan and shall file for the approval thereof as required by applicable law. OmniVision will use its reasonable best efforts to obtain from the relevant Government Authorities of Taiwan approval of the implementation and effectuation of the Taiwan Plan and confirmation that the Merger can be consummated in accordance with the Laws of Taiwan, together with any other Taiwan Approvals. As soon as reasonably practicable after receiving such approval and confirmation from the relevant Government Authorities of Taiwan, OmniVision will implement the steps contemplated by the Taiwan Plan and complete at or before closing of the Merger the Taiwan Divestiture.

        OmniVision will promptly advise Investor of any communications to or from any governmental authority of Taiwan in connection with the implementation of the Taiwan Plan, and will provide Investor with copies of any such communications to the extent they are in written form.

Financing and Financing Cooperation

        Under the Merger Agreement, Investor and Acquisition Sub will use, and will cause their affiliates to use, their respective reasonable best efforts to arrange the Debt Financing and Equity Financing as promptly as practicable on the terms and conditions described in the Debt Commitment Letter and Equity Commitment Letter. Prior to the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time, OmniVision will, and will cause its subsidiaries and its and their respective representatives to, at Investor's sole expense (such expense to be reasonable), cooperate in connection with the arrangement of the Equity Financing and Debt Financing as may be reasonably requested by Investor, including, but not limited to, furnishing Investor, Acquisition Sub and the financing sources under the Equity Financing and Debt Financing, and their respective representatives, with financial and other pertinent information regarding OmniVision and its subsidiaries as may be reasonably requested by Investor in connection with the Debt Financing or that are necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitment Letter, including (A) the audited consolidated balance sheets and related consolidated statements of income, cash flows and shareholders' equity of OmniVision for the three most recently completed fiscal years ended at least 90 days before the closing of the Merger, accompanied by an unqualified report thereon by its independent registered public accountants, and (B) unaudited consolidated balance sheets and related statements of income and cash flows of OmniVision for each subsequent fiscal quarter ended at least 45 days before the closing of the Merger, all of which financial statements will be prepared in accordance with generally accepted accounting principles in the United States (such information set forth in sub-clauses (A) and (B), collectively, the "Required Information"). OmniVision will periodically update any such Required Information provided to Investor in order to ensure that such Required Information is "compliant," such that it does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading.

Other Covenants

  Stockholders Meeting and Proxy Statement

        OmniVision has agreed to establish a record date (in consultation with Investor) for a meeting of the stockholders as promptly as reasonably practicable after April 30, 2015 for the purpose of voting to adopt the Merger. In addition, OmniVision has agreed to take actions related to the preparation, and filing with the SEC, of the proxy statement for use in connection with the solicitation of proxies from the stockholders for use at such meeting of the stockholders. OmniVision has also agreed to call, give notice of, convene and hold such meeting of the stockholders as promptly as practicable after such proxy statement is cleared by the SEC for mailing to stockholders.

  Stockholder Litigation

        OmniVision has agreed to promptly advise Investor of any litigation commenced after April 30, 2015 against OmniVision, any of its subsidiaries or any of their respective directors or officers (in their capacity as such) by any stockholders (on their own behalf or on behalf of OmniVision) relating to the Merger Agreement or the transactions contemplated thereby and will keep Investor reasonably informed regarding any such litigation. OmniVision will give Investor the opportunity to participate in the defense and any settlement of any such stockholder litigation and will consider Investor's views with respect to such stockholder litigation. OmniVision will not enter into any settlement agreement in respect of any stockholder litigation against OmniVision or its directors or officers relating to the Merger Agreement or the transactions contemplated thereby without Investor's prior written consent.

  Third-Party Contracts and Consents and Indebtedness

        Under the Merger Agreement, OmniVision has agreed to use its commercially reasonable efforts to obtain, and provide copies to Investor of, written consents to the Merger and the other transactions contemplated by the Merger Agreement from certain specified counterparties to contracts. In addition, as soon as reasonably practicable but in any event no later than the earlier of (i) October 31, 2015 and (ii) the closing of the Merger, OmniVision repay and extinguish in full, with its own funds, all indebtedness outstanding under a certain loan and security agreement with Citibank N.A.

  Stock Exchange Delisting and Deregistration

        OmniVision has agreed to cooperate with Investor and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of NASDAQ to enable the delisting by OmniVision of the common stock from NASDAQ and the deregistration of the common stock under the Exchange Act as promptly as practicable after the Effective Time.

Conditions to the Closing of the Merger

        The obligations of Investor and Acquisition Sub, on the one hand, and OmniVision, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions at or prior to the Effective Time:

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  the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

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  the (A)(i) HSR Antitrust Clearance; and (ii) PRC Antitrust Clearance; (B) PRC Overseas Investment Approvals; provided, however, that Investor will not be entitled to waive any such approvals that would, or would reasonably be expected to, adversely affect the delivery of the aggregate Merger Consideration payable in connection with the Merger; and (C) CFIUS Approval (the "Antitrust and Regulatory Approvals Condition"); and

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  the consummation of the Merger not being made illegal, prohibited or otherwise prevented by any law or order of any governmental authority of competent jurisdiction in the United States or the PRC (the "Governmental Law or Order Condition").

        In addition, the obligations of Investor and Acquisition Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions:

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  the representations and warranties of OmniVision relating to capitalization and the absence of a Company Material Adverse Effect since January 1, 2015 are true and correct (except for such inaccuracies as are de minimis in the case of capitalization) as of April 30, 2015 and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period);

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  the representations and warranties of OmniVision relating to organization and good standing, corporate power and enforceability, requisite stockholder approval, brokers, state anti-takeover statutes and rights plan are true and correct in all material respects, but without regard to any qualification as to materiality or Company Material Adverse Effect included therein, as of April 30, 2015 and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period);

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  the remaining representations and warranties of OmniVision are true and correct as of April 30, 2015 and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), except for any failure to be so true and correct that would not have, individually or in the aggregate, a Company Material Adverse Effect but without regard to any qualification as to materiality or Company Material Adverse Effect included therein.

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  OmniVision has performed in all material respects the obligations that are to be performed by it under the Merger Agreement prior to the Effective Time;

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  since April 30, 2015, there has not arisen or occurred any Company Material Adverse Effect that is continuing;

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  Investor and Acquisition Sub have received a certificate of OmniVision, validly executed for and on behalf of OmniVision and in its name by a duly authorized officer thereof, certifying that the foregoing five bullet points have been satisfied; and

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  OmniVision has obtained the approval or clearance for foreign or PRC investments under the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (the "Taiwan Approvals"), and OmniVision has completed the divestiture of certain of its investments in Taiwan, including certain of its interests in a joint venture (the "Taiwan Divestiture", and together with the Taiwan Approvals, the "Taiwan Approvals Condition").

        In addition, the obligation of OmniVision to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) prior to the Effective Time of each of the following additional conditions:

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  representations and warranties of Investor and Acquisition Sub set forth in the Merger Agreement are true and correct as of April 30, 2015 and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), in each case, except for any failure to be so true and correct that would not have, individually or in the aggregate, an Investor Material Adverse Effect but without regard to any qualification as to materiality or Investor Material Adverse Effect included therein;

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  Investor and Acquisition Sub have performed in all material respects the obligations that are to be performed by them under the Merger Agreement prior to the Effective Time; and

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  OmniVision has received a certificate of Investor and Acquisition Sub, validly executed for and on behalf of Investor and Acquisition Sub and in their respective names by a duly authorized officer thereof, certifying that the foregoing two bullet points have been satisfied.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:

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  by mutual written agreement of OmniVision and Investor;

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  by either OmniVision or Investor if:

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  the Effective Time has not occurred on or before by 5:00 p.m. New York City time on or before October 31, 2015 (the "Initial Termination Date"). If on the Initial Termination

      Date, all of the conditions to the closing of the Merger have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) or waived (where permissible), except for the Antitrust and Regulatory Approvals Condition, the Governmental Law or Order Condition or the Taiwan Approvals Condition, then either OmniVision or Investor may, in its sole discretion, extend the Initial Termination Date once to 5:00 p.m. New York City time on or before January 31, 2016 (the "Extended Termination Date"). Either OmniVision or Investor may, subject to the other party's consent (which consent shall not be unreasonably withheld, conditioned or delayed), extend the Extended Termination Date to 5:00 p.m. New York City time on or before the date that is three (3) months after the Extended Termination Date if, at the expiration of the Extended Termination Date, all of the conditions to closing of the Merger have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) or waived (where permissible), except for the Antitrust and Regulatory Approvals Condition, the Governmental Law or Order Condition (but solely because of the failure of satisfying the Antitrust and Regulatory Approvals Condition and the Taiwan Approvals Condition) or the Taiwan Approvals Condition (the Initial Termination Date, as it may be extended pursuant to the Merger Agreement, the "Termination Date"). If the satisfaction of the last to be satisfied or waived (where permissible) of the conditions to closing of the Merger (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) occurs less than thirty (30) days prior to the Termination Date, the Termination Date will be deemed to be extended to the extent necessary to permit the closing of the Merger to occur in accordance with the terms of the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—Closing and Effective Time"), but no later than 5:00 p.m. New York City time on the date that is thirty (30) days after the satisfaction of the last to be satisfied of the conditions to closing of the Merger (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger). Notwithstanding the foregoing, the right to terminate the Merger Agreement will not be available to any of OmniVision, Investor or Acquisition Sub whose action or failure to act has been the principal cause of or resulted in (A) the failure to satisfy any of the conditions to the obligations of the terminating party to consummate the Merger prior to the Termination Date and such action or failure to act constitutes a material breach of the Merger Agreement, or (B) the failure of the Effective Time to have occurred prior to the Termination Date and such action or failure to act constitutes a material breach of the Merger Agreement (the "Termination Date Right");

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    OmniVision's stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof (the "No Vote Right");

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    any governmental authority of competent jurisdiction in the United States or the PRC has (i) enacted, issued or promulgated any law that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC, or (ii) issued or granted any order that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC, and such order has become final and non-appealable;

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  by OmniVision if:

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  (i) OmniVision is not then in material breach of the Merger Agreement, (ii) the representations and warranties of Investor and/or Acquisition Sub contained in the Merger Agreement have become inaccurate or been breached such that the applicable condition to closing of the Merger would not be satisfied, or the covenants or obligations of Investor and/or Acquisition Sub contained in the Merger Agreement have been breached such that the applicable condition to closing of the Merger would not be satisfied, and (iii) Investor and/or Acquisition Sub have failed to cure such breach within thirty (30) days after Investor and Acquisition Sub have received written notice of such breach from OmniVision. Notwithstanding the foregoing, OmniVision will not be permitted to terminate the Merger Agreement under this circumstance in respect of the breach set forth in any such written notice (A) at any time during such thirty-day period and (B) at any time after such thirty-day period if Investor and/or Acquisition Sub have cured such breach during such thirty-day period (the "Investor and Acquisition Sub Breach Right");

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    at any time prior to the adoption of the Merger Agreement by the requisite affirmative vote of stockholders, in the event that (i) OmniVision has received a Superior Proposal; (ii) the Board of Directors and/or any authorized committee thereof has determined in good faith (after advice from outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders under Delaware law; (iii) concurrently with the termination of the Merger Agreement, OmniVision enters into the definitive agreement relating to such Superior Proposal and pays Investor the Termination Fee (as defined below in the section of this proxy statement captioned "—Termination Fees—Termination Fee Payable by OmniVision") payable to Investor pursuant to the terms of the Merger Agreement; and (iv) OmniVision has otherwise complied in all material respects with the non-solicitation provisions of the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—Alternative Acquisition Proposals") and the Company Board Recommendation Change provisions of the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—The Board of Directors' Recommendation; Company Board Recommendation Change") in connection with such Superior Proposal (the "Superior Proposal Right"); or

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    (i) all the conditions to the closing of the Merger to the obligations of (A) Investor and Acquisition Sub, on the one hand, and OmniVision, on the other hand, and (B) Investor and Acquisition Sub (as described in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger); (ii) Investor and Acquisition Sub fail to consummate the Merger on or before the date required by the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—Closing and Effective Time"); (iii) thereafter, OmniVision has irrevocably confirmed by written notice to Investor that (A) all conditions to the closing of the Merger to the obligations of (a) Investor and Acquisition Sub, on the one hand, and OmniVision, on the other hand, and (b) Investor and Acquisition Sub (as described in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the closing of the Merger) and (B) OmniVision stands ready, willing and able to consummate the Merger during such period; and (iv) Investor and Acquisition Sub fail to consummate the Merger within three (3) business days of such written notice; provided, however, that during such three (3) business day period following the date on which the closing of the Merger should have occurred in accordance with the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—Closing and Effective Time") and for twenty-four (24) hours thereafter, no party will be entitled to terminate the Merger Agreement pursuant to the Termination Date Right (the "Investor and Acquisition Sub Non-Consummation Right"); and

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  by Investor if:

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  (i) Investor and Acquisition Sub are not then in material breach of the Merger Agreement, (ii) the representations and warranties of OmniVision contained in the Merger Agreement have become inaccurate or been breached such that the applicable condition to closing of the Merger would not be satisfied, or the covenants or obligations of OmniVision contained in the Merger Agreement have been breached such that the applicable condition to closing of the Merger would not be satisfied, and (iii) OmniVision has failed to cure such breach within thirty (30) days after OmniVision has received written notice of such breach from Investor. Notwithstanding the foregoing, Investor will not be permitted to terminate the Merger Agreement under this circumstance in respect of the breach set forth in any such written notice (A) at any time during such thirty-day period, and (B) at any time after such thirty-day period if OmniVision has cured such breach during such thirty-day period (the "OmniVision Breach Right");

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  (i) the Board of Directors or any authorized committee thereof has effected a Company Board Recommendation Change; or (ii) an Acquisition Proposal (whether or not a Superior Proposal) is publicly commenced or announced by a person unaffiliated with Investor and, within ten (10) business days after such date of commencement or announcement, OmniVision has failed to publicly reaffirm its recommendation of the Merger, and in the case of a tender or exchange offer, to file a Schedule 14D-9 pursuant to Rule 14e 2 and Rule 14d-9 promulgated under the Exchange Act recommending that the stockholders reject such Acquisition Proposal and not tender any shares of common stock into such tender or exchange offer; or (iii) OmniVision has materially breached or failed to perform any of its obligations under the non-solicitation provisions of the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—Alternative Acquisition Proposals") or the stockholder meeting provisions of the Merger Agreement (described above in the section of this proxy statement captioned "The Merger Agreement—Other Covenants—Stockholders Meeting and Proxy Statement") (the "Acquisition Proposal Right").

        In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party or parties thereto (or any director, officer, employee, affiliate, agent or other representative of such party or parties or, for the avoidance of doubt, the financing sources) to the other party or parties thereto, as applicable, except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including certain terms relating to reimbursement of expenses and financing cooperation. In addition, no termination of the Merger Agreement will affect the obligations of the parties thereto pursuant to the confidentiality agreement between affiliates of Investor and OmniVision, the side letter between affiliates of Investor and OmniVision or the Limited Guarantees, all of which obligations will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fees

  Termination Fee Payable by OmniVision

        If the Merger Agreement is terminated in specified circumstances, OmniVision has agreed to pay Investor a termination fee of $28 million (the "Termination Fee").

        Investor will be entitled to receive the Termination Fee from OmniVision if the Merger Agreement is terminated:

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  (i) by Investor or OmniVision pursuant to the Termination Date Right or the No Vote Right, (ii) following April 30, 2015 and prior to the termination of the Merger Agreement pursuant to the Termination Date Right or the No Vote Right a Competing Acquisition Transaction (as defined below), whether or not conditional, has been announced, commenced or become publicly disclosed or otherwise submitted, made or become known to the Board of Directors and, in either case, has not been withdrawn or otherwise abandoned prior to the termination of the Merger Agreement and (iii) within twelve (12) months following the termination of the Merger Agreement pursuant to the Termination Date Right or the No Vote Right, OmniVision or any of its subsidiaries consummates a Competing Acquisition Transaction or enters into a definitive agreement with respect to a Competing Acquisition Transaction that is later consummated, whether or not such Competing Acquisition Transaction was the same Competing Acquisition Transaction referenced in the preceding clause (ii);

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  by Investor pursuant to the OmniVision Breach Right. If Investor terminates the Merger Agreement in respect of a breach by OmniVision of its covenants regarding the conduct of business pending the Merger with respect to certain specified matters, OmniVision will pay the Termination Fee only if such breach is willful and is not otherwise cured in accordance with the OmniVision Breach Right and, as a result of such willful breach, the applicable condition to closing of the Merger would not be satisfied);

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  by OmniVision pursuant to the Superior Proposal Right; or

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  by Investor pursuant to the Acquisition Proposal Right.

        For purposes of this proxy statement and the Merger Agreement, "Competing Acquisition Transaction" has the same meaning as an "Acquisition Transaction" except that all references therein to "more than fifteen percent (15%)" will be deemed to be references to "a majority."

  Termination Fee Payable by Investor

        If the Merger Agreement is terminated in specified circumstances, Investor has agreed to pay OmniVision a termination fee of $56 million (the "Reverse Termination Fee").

        OmniVision will be entitled to receive the Reverse Termination Fee from Investor if the Merger Agreement is terminated:

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  by OmniVision pursuant to the Investor and Acquisition Sub Breach Right; or

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  by OmniVision pursuant to the Investor and Acquisition Sub Non-Consummation Right.

Specific Performance

        In the event of any breach or threatened breach by OmniVision, on the one hand, or Investor and/or Acquisition Sub, on the other hand, of any of their respective covenants or obligations set forth in the Merger Agreement, OmniVision, on the one hand, and Investor and Acquisition Sub, on the other hand, will be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of the Merger Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of the Merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under the Merger Agreement. OmniVision, on the one hand, and Investor and Acquisition Sub, on the other hand agreed to not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of the Merger Agreement by such party (or parties), and to specifically enforce the terms and provisions of the Merger Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under the Merger Agreement. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement or the Equity Financing and to enforce specifically the terms and provisions of the Merger Agreement or the Equity Financing will not be required to provide any bond or other security in connection with any such order or injunction.

        Notwithstanding the foregoing, OmniVision will be entitled to obtain an injunction, or other appropriate form of equitable relief, to cause Investor and Acquisition Sub to cause, or for OmniVision to directly cause, the Equity Financing to be funded at any time if, and only if, each of the following conditions has been satisfied: (i) with respect to any funding of the Equity Financing to occur at the closing of the Merger, (A) all conditions of Investor and Acquisition Sub, on the one hand, and OmniVision, on the other hand to consummate the Merger (as described above in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") and (B) all conditions of Investor and Acquisition Sub to consummate the Merger (as described above in the section of this proxy statement captioned "The Merger Agreement—Conditions to the Closing of the Merger") (other than those conditions that by their nature cannot be satisfied until the closing of the Merger, but subject to the fulfillment or waiver of those conditions) have been satisfied, and remain satisfied, at the time when the closing of the Merger would have occurred but for the failure of the Equity Financing to be funded, (ii) the financing provided for by the Debt Commitment Letter (or, if alternative financing is being used, pursuant to the commitments with respect thereto) has been funded or would be funded at the closing of the Merger if the Equity Financing is funded at the closing of the Merger, and (iii) OmniVision has irrevocably confirmed that, if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are within its control to cause the closing of the Merger to occur. Although OmniVision may pursue both a grant of specific performance and the payment of the Reverse Termination Fee, OmniVision may not receive both a grant of specific performance and monetary damages, including all or any portion of the Reverse Termination Fee.

Fees and Expenses

        Whether or not the Merger is completed, OmniVision, on the one hand, and Investor and Acquisition Sub, on the other hand, are each responsible for all of their respective fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

        The Merger Agreement may be amended in writing at any time before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

        The Merger Agreement is governed by Delaware law, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Notwithstanding the foregoing, any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, with or against the Lenders or in any way relating to the Debt Financing, the Debt Commitment Letters or the financing- related agreements, arising out of the Merger Agreement or otherwise, will be governed by New York law, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

Dispute Resolution

        Subject to certain overriding governing law, any dispute, controversy or claim arising out of or relating to the Merger Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of the Merger Agreement) will be settled by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre in accordance with its Administered Arbitration Rules in force when the notice of arbitration is submitted.

        Notwithstanding anything in the Merger Agreement to the contrary, and without in any way limiting the provisions of the Merger Agreement relating to the Reverse Termination Fee (as described above in the section of this proxy statement captioned "The Merger Agreement—Termination Fees—Termination Fee Payable by Investor"), OmniVision, Investor and Acquisition Sub will not bring or permit any of its affiliates or representatives to bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Lenders in any way relating to the Merger Agreement, the Debt Financing or any of the transactions contemplated in the Merger Agreement or thereby, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letters or the Financing Agreements executed in connection therewith or the performance thereof, if and to the extent any such claim would otherwise be availing, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and each of the parties has submitted for itself and its property with respect to any such action, cause of action, claim, cross-claim or third-party claim to the exclusive jurisdiction of such courts.

MARKET PRICES AND DIVIDEND DATA

        Our common stock is listed on NASDAQ under the symbol "OVTI." As of June 9, 2015, there were 58,444,847 shares of common stock outstanding, held by approximately 40 stockholders of record. We have never declared or paid any cash dividends on our common stock.

        The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:

	Common Stock Prices
	High	Low
Fiscal Year 2016 (Through June 9, 2015)	$27.99	$26.51
Fiscal Year 2015—Quarter Ended
April 30, 2015	$28.12	$25.16
January 31, 2015	28.95	25.17
October 31, 2014	28.34	22.39
July 31, 2014	24.20	18.50
Fiscal Year 2014—Quarter Ended
April 30, 2014	$19.97	$14.17
January 31, 2014	17.46	13.55
October 31, 2013	18.79	13.64
July 31, 2013	20.48	13.01
Fiscal Year 2013—Quarter Ended
April 30, 2013	$16.30	$12.06
January 31, 2013	16.03	13.05
October 31, 2012	17.85	13.60
July 31, 2012	18.55	11.82

        On June 9, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on NASDAQ was $26.61 per share. You are encouraged to obtain current market quotations for our common stock.

        Following the Merger, there will be no further market for our common stock and it will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of June 9, 2015, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of common stock and all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of June 9, 2015, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o OmniVision Technologies, Inc., 4275 Burton Drive, Santa Clara, California 95054.

        The percentages in the table below are based on 58,444,847 shares of common stock outstanding as of June 9, 2015. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Number of Shares Underlying Options	Total Shares Beneficially Owned	Percentage Beneficially Owned(2)
5% or Greater Stockholder:
Dimensional Fund Advisors LP (3)	4,760,183	—	4,760,183	8.14%
Vanguard Group (4)	3,893,082	—	3,893,082	6.66%
BlackRock Institutional Trust Company, N.A. (5)	3,100,448	—	3,100,448	5.30%
Current Directors and Named Executive Officers:
Shaw Hong (6)	252,916	721,457	974,373	1.65%
Anson Chan	64,080	358,288	442,368	*	%
Y. Vicky Chou	92,123	426,002	518,125	*	%
Dr. Henry Yang (7)	114,779	251,002	365,781	*	%
John Li (8)	149,491	310,220	459,711	*	%
Joseph Jeng	32,540	80,000	112,540	*	%
Dwight Steffensen	15,000	60,000	75,000	*	%
Wen-Liang William Hsu	28,000	—	28,000	*	%
All current directors and executive officers as a group (12 persons)	802,239	2,683,105	3,485,344	5.70%

*
Less than 1%.

(1)
Unless otherwise noted, the address of each listed stockholder is that of our principal executive offices: 4275 Burton Drive, Santa Clara, California 95054.

(2)
This table is based upon information supplied by officers, directors and principal stockholders. Percentage of beneficial ownership is based on 58,444,847 shares of common stock outstanding as of June 9, 2015. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of June 9, 2015 including upon the exercise of an option and vesting of restricted stock units; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(3)
As of December 31, 2014, based on information set forth in a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 5, 2015, indicating that it beneficially owns 4,760,183 shares for which it has sole voting power with respect to 4,595,226 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 4,760,183 shares and shared dispositive power with respect to none of the shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of OmniVision that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of OmniVision held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(4)
As of December 31, 2014, based on information set forth in a Schedule 13G/A filed with the SEC by The Vanguard Group ("Vanguard") on February 11, 2015, indicating that it beneficially owns 3,893,082 shares for which it has sole voting power with respect to 82,263 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 3,815,419 shares and shared dispositive power with respect to 77,663 of the shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard is the beneficial owner of 77,663 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard is the beneficial owner of 4,600 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
As of December 31, 2014, based on information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. ("BlackRock") on February 3, 2015, indicating that it beneficially owns 3,100,448 shares for which it has sole voting power with respect to 2,957,327 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 3,100,448 shares and shared dispositive power with respect to none of the shares. Includes shares held by various subsidiaries of BlackRock. The address of BlackRock is 55 East 52nd Street, New York, New York 10022.

(6)
Includes 252,916 shares of common stock held by the Hong Family Trust of which Mr. Hong is a trustee.

(7)
Includes 40,600 shares of common stock held by the Hongli Yang & Yongxi Huang Family Trust of which Dr. Yang is a trustee and 9,000 shares held by his sister and father-in-law of which Dr. Yang shares voting and investment power.

(8)
Mr. Li became a Named Executive Officer in fiscal 2014.

FUTURE STOCKHOLDER PROPOSALS

        If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of OmniVision. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

        OmniVision will hold an annual meeting in 2015 only if the Merger has not already been completed.

        Stockholders are entitled to present proposals for action and director nominations at the 2015 annual meeting of stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of our bylaws. Stockholders must ensure that such proposals and nominations are received by our Senior Vice President of Global Management and General Counsel at the following address: c/o OmniVision Technologies, Inc., 4275 Burton Drive, Santa Clara, California 95054, Attn: Senior Vice President of Global Management and General Counsel, on or prior to the deadline for receiving such proposals and nominations.

        Proposals for the 2015 annual meeting that are intended to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than April 10, 2015; and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the provisions of our bylaws. This deadline has already expired.

        If a stockholder intends to submit a proposal or director nomination for consideration at our 2015 annual meeting outside the processes of Rule 14a-8 under the Exchange Act, the stockholder must comply with the requirements of our bylaws and we are not required to include such proposal or nomination in the proxy statement and form of proxy relating to such meeting. Our bylaws contain an advance notice provision that requires stockholders to submit a written notice containing certain information not less than 120 days prior to the date of our proxy statement for the 2014 annual meeting for purposes of the 2015 annual meeting. This means that such proposals or nominations must also be received by April 10, 2015. This deadline has already expired. A copy of the relevant bylaw provision is available upon written request to our Senior Vice President of Global Management and General Counsel at the address provided above.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following OmniVision filings with the SEC are incorporated by reference:

  •
  OmniVision's Annual Report on Form 10-K for the fiscal year ended April 30, 2014;

  •
  OmniVision's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2014, October 31, 2014 and January 31, 2015; and

  •
  OmniVision's Current Reports on Form 8-K (only to the extent "filed" and not "furnished") filed on May 28, 2015, April 30, 2015, February 26, 2015, November 25, 2014, September 29, 2014, August 28, 2014, August 18, 2014, July 29, 2014 and May 30, 2014.

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

        You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

OmniVision Technologies, Inc.
Attn: Corporate Secretary
4275 Burton Drive
Santa Clara, California 95054
Telephone: (408) 567-3000

        If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, www.ovt.com. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Georgeson Inc.
480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Stockholders, Banks and Brokers May Call Toll-Free: (800) 248-7605
Or Email: OmniVision@georgeson.com

MISCELLANEOUS

        OmniVision has supplied all information relating to OmniVision, and Investor has supplied, and OmniVision has not independently verified, all of the information relating to Investor, Sponsors and Acquisition Sub contained in this proxy statement.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 10, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

SEAGULL INTERNATIONAL LIMITED,

SEAGULL ACQUISITION CORPORATION

and

OMNIVISION TECHNOLOGIES, INC.

Dated as of April 30, 2015

Company Disclosure Letter
Other Schedules:
Schedule 5.1(a)	Interim Conduct of Business: Exceptions
Schedule 5.1(b)	Interim Conduct of Business: Consent Matters
Schedule 6.10	Director and Officer Indemnification Agreements
Schedule 6.18	Certain Consents
Schedule 6.19	Taiwan Plan
Annexes:
Annex A	Form of Guaranty

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 30, 2015 by and among Seagull International Limited, a Cayman Islands exempted limited company ("Investor"), Seagull Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Investor ("Acquisition Sub"), and OmniVision Technologies, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, it is proposed that Acquisition Sub will merge with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and each share of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock") (other than Cancelled Company Shares and Dissenting Company Shares) will thereupon be cancelled and converted into the right to receive cash in an amount equal to $29.75 per share (the "Merger Consideration"), and the Company will survive the Merger as a wholly owned subsidiary of Investor, all upon the terms and subject to the conditions set forth herein.

        WHEREAS, the Company Board has unanimously (i) determined that the terms of the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement in accordance with the DGCL (such recommendation, the "Company Board Recommendation");

        WHEREAS, the respective boards of directors of each of Investor and Acquisition Sub have (i) declared it advisable to enter into this Agreement, and (ii) approved the execution and delivery by Investor and Acquisition Sub, respectively, of this Agreement, the performance by Investor and Acquisition Sub, respectively, of their respective covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each of Beijing Integrated Circuit Design, Packaging and Testing Equity Investment Center (Limited Partnership), CITIC Capital MB Investment Limited and Neptune Connection Limited (collectively, the "Guarantors") has entered into a limited guaranty, dated as of the date hereof and in the form attached hereto as Annex A (the "Guaranty"), in favor of the Company, pursuant to which the Guarantors have guaranteed, severally and not jointly, the obligations of Investor and Acquisition Sub under this Agreement up to the aggregate amount set forth therein; and

        WHEREAS, Investor, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Investor, Acquisition Sub and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

        1.1    Certain Definitions.     For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

        "Acceptable Confidentiality Agreement" shall mean an agreement that is either (i) in effect as of the date of this Agreement or (ii) executed, delivered and effective after the date of this Agreement, in either case containing provisions that require any counter-party(ies) thereto (and any of its(their) representatives named therein) that receive material non-public information of or with respect to the Company to keep such information confidential; provided that such confidentiality provisions are no less restrictive in the aggregate to such counter-party(ies) (and any of its(their) representatives named therein) than the terms of the Confidentiality Agreement; provided further that if such agreement contains a less restrictive or no standstill restriction, the Confidentiality Agreement shall be deemed to be amended to contain only such less restrictive provision, or to omit such provision, as applicable.

        "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Investor or Acquisition Sub) to engage in an Acquisition Transaction.

        "Acquisition Transaction" shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement), and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, involving: (i) any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other Person(s), of shares of Company Common Stock representing more than fifteen percent (15%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or "group" beneficially owning more than fifteen percent (15%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) of more than fifteen percent (15%) of the consolidated assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition); (iii) any merger, consolidation, business combination or other similar transaction involving the Company pursuant to which any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of Company Common Stock representing more than fifteen percent (15%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such transaction; or (iv) a liquidation, dissolution or other winding up of the Company.

        "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided that any other state-owned enterprises or Governmental Authorities controlled by the PRC shall not be deemed as Affiliates of Investor or Acquisition Sub unless they are controlled by the Guarantors, Investor or Acquisition Sub. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

        "Antitrust Law" shall mean the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act, the PRC Anti-Monopoly Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement (it being understood that "Antitrust Law" specifically excludes Trade Laws, Exon-Florio and any other Law related to CFIUS).

        "Business Day" shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the PRC, the State of California or New York City or is a day on which banking institutions located in the PRC, the State of California or New York City are authorized or required by Law or other governmental action to close.

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

        "CFIUS Approval" shall mean Investor and the Company shall have received written notice from CFIUS stating that: (i) CFIUS has concluded that the transaction is not a "covered transaction" and not subject to review under applicable Law; (ii) the review of the transaction contemplated by this Agreement under Section 721 of the U.S. Defense Production Act of 1950 has been concluded, and there are no unresolved national security concerns with respect to the transaction contemplated by this Agreement; or (iii) CFIUS has sent a report to the President of the United States requesting the President's decision on the CFIUS notice submitted by Investor and Company and either (A) the period under the Defense Production Act of 1950 during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby.

        "Code" shall mean the Internal Revenue Code of 1986.

        "Company Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2015 set forth in the Company's Quarterly Report on Form 10-Q filed by the Company with the SEC for the quarter ended January 31, 2015.

        "Company Balance Sheet Date" shall mean January 31, 2015.

        "Company Board" shall mean the Board of Directors of the Company.

        "Company Capital Stock" shall mean the Company Common Stock and the Company Preferred Stock.

        "Company ESPP" shall mean the Company's 2009 Employee Stock Purchase Plan.

        "Company License Agreements" shall mean all Inbound License Agreements and all Outbound License Agreements.

        "Company Material Adverse Effect" shall mean any change, effect or event (each a "Change," and collectively, "Changes"), individually or in the aggregate, and taken together with all other Changes, that (a) has had or would reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that, for the purposes of this clause (a), no Change directly or indirectly resulting from or arising out of any of the following shall be deemed to be or constitute a "Company Material Adverse Effect," and no Change directly or indirectly resulting from or arising out of any of the following shall be taken into account when determining whether a "Company Material Adverse Effect" has occurred or may, would or could occur:

          (i)  general economic conditions (or changes in such conditions) in the United States or any other country or region in the world where the Company or any of its Subsidiaries operates, or conditions in the global economy generally;

         (ii)  conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world where the Company or any of its Subsidiaries operates, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

        (iii)  conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business;

        (iv)  political conditions (or changes in such conditions) in the United States or any other country or region in the world where the Company or any of its Subsidiaries operates, or acts of war or terrorism (including any escalation or general worsening of any such acts of war or terrorism) in the United States or any other country or region in the world where the Company or any of its Subsidiaries operates;

         (v)  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world where the Company or any of its Subsidiaries operates;

        (vi)  changes in Law or other legal or regulatory conditions (or the interpretation thereof) applicable to the Company or its Subsidiaries or changes in GAAP or other accounting standards (or the interpretation thereof), in each case, after the date hereof;

       (vii)  the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including the identity of Investor or the Guarantors (except that this clause (vii) shall not apply in the determination of a breach or violation of the representations and warranties contained in Section 3.4 and Section 3.6 hereof);

      (viii)  any actions taken or failure to take action, in each case, by the Company or its Subsidiaries at Investor's written request or otherwise as required in order to comply with this Agreement;

        (ix)  changes in the Company's stock price or the trading volume of the Company's stock, in and of itself, or any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures are otherwise excepted from this definition); and

         (x)  any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company relating to the Merger or this Agreement;

except to the extent any such Change described in clauses (i) through (vi) above has a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, in comparison to other companies that operate in the industries in which the Company and its Subsidiaries primarily operate;

or (b) prevents or materially delays the consummation of the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so.

        "Company Options" shall mean any outstanding options to purchase shares of Company Common Stock granted under any of the Company Stock Plans.

        "Company Preferred Stock" shall mean the Preferred Stock, par value $0.001 per share, of the Company.

        "Company Product(s)" shall mean all products and services sold, offered for sale or licensed by the Company or any of its Subsidiaries as of the date hereof.

        "Company Registered Intellectual Property" shall mean all Patents, registered Trademarks, applications to register Trademarks, registered Copyrights, applications to register Copyrights and domain names that are registered, recorded or filed by, for or under authorization from (or in the name of) the Company or any of its Subsidiaries.

        "Company Restricted Stock Unit" shall mean any outstanding restricted stock units granted under any of the Company Stock Plans.

        "Company Stock Plans" shall mean the Company's (i) 2000 Stock Plan, (ii) 2000 Director Option Plan, and (iii) 2007 Equity Incentive Plan.

        "Company Stockholders" shall mean holders of shares of Company Capital Stock, in their respective capacities as such.

        "Compliant" shall mean with respect to the Required Information (as defined in Section 6.16(a)(ii)), that such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading.

        "Confidential Information" shall mean information that is not generally known or readily ascertainable through proper means or is otherwise confidential, including any such information in the form of algorithms, customer lists, ideas, designs, schematics, netlists, RTL coding, design rules, test methodologies, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques.

        "Continuing Employees" shall mean all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with the Company or any of its Subsidiaries or become employees of Investor, the Surviving Corporation or any of its Subsidiaries as required by applicable Law or otherwise.

        "Contract" shall mean any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense, guaranty, security agreement, franchise or other legally binding instrument, commitment or obligation, whether oral or in writing, excluding any Permits or Environmental Permits.

        "Copyrights" shall mean copyrights and mask work rights (whether registered or unregistered), rights with respect to Works of Authorship and all registrations thereof and applications therefor throughout the world.

        "Delaware Law" shall mean the DGCL and any other applicable Law (including common law) of the State of Delaware.

        "DOJ" shall mean the United States Department of Justice.

        "DOL" shall mean the United States Department of Labor.

        "Environmental Law" shall mean any applicable Law relating to (A) Releases or threatened Releases or Hazardous Materials; (B) manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials; or (C) protection of worker human health and safety with respect to exposures of Hazardous Materials.

        "Environmental Permits" shall mean all permits, licenses, or registrations required under applicable Environmental Laws.

        "Equity Consortium" shall mean the parties to the Equity Commitment Letter.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

        "Exchange Act" shall mean the Securities Exchange Act of 1934.

        "Exchange Ratio" shall mean the Merger Consideration divided by the fair market value of a share of Investor Parent as of the Effective Time.

        "Financing Sources" shall mean the entities that have committed to provide or otherwise entered into agreements in connection with the Financing or other financings in connection with the transactions contemplated hereby, including the parties to the Commitment Letters and any joinder agreements or credit agreements (including the definitive agreements executed in connection with the Debt Commitment Letters) relating thereto, and including in any event the Lenders.

        "FTC" shall mean the United States Federal Trade Commission.

        "GAAP" shall mean generally accepted accounting principles, as applied in the United States.

        "Governmental Authority" shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency, instrumentality, taxing authority, political subdivision, bureau, unit, official and any self-regulatory organization (including Nasdaq) and any court, tribunal, arbitral or judicial body, in each case whether federal, state, county, provincial, and whether local, foreign or supranational.

        "Hazardous Materials" shall mean any chemical, substance or waste defined and regulated by a Governmental Authority as "hazardous," "toxic," "radioactive" or a "pollutant" under applicable Environmental Laws.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "HSR Antitrust Clearance" shall mean, to the extent required under the HSR Act, the expiration or termination of the applicable waiting periods under the HSR Act.

        "Inbound License Agreement" shall mean any Contract pursuant to which a third party has granted or agreed to grant to the Company or any of its Subsidiaries any right to use or otherwise practice or exploit, or has otherwise granted or agreed to grant any authorization, license, covenant, release, immunity, waiver, standstill or other right with respect to any Intellectual Property Rights or Technology other than (i) "shrink-wrapped" or other form licenses for commercially-available "off-the-shelf" software licensed to the Company or any of its Subsidiaries in object code form, (ii) licenses of Open Source Software, (iii) non-disclosure agreements not involving the express license of Intellectual Property Rights, (iv) evaluation licenses, or (v) Contracts that are not material to the business of the Company and its Subsidiaries as currently conducted nor material to the Intellectual Property Rights of the Company.

        "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all obligations of such Person under installment sale contracts (other than obligations in the nature of trade payables incurred or accrued in the ordinary course of business consistent with past practice), (v) all net liabilities of such Person under any interest rate swap or other hedging Contract, (vi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, and

(vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others.

        "Intellectual Property Rights" shall mean any and all intellectual property, design, or industrial rights or other proprietary rights of a similar nature (anywhere in the world, whether statutory, common law or otherwise), including: (i) rights associated with Patents; (ii) Copyrights (including mask work rights); (iii) industrial design rights and registrations thereof and applications therefor; (iv) rights associated with Trademarks; (v) rights associated with domain names; (vi) trade secret rights associated with Confidential Information; (vii) database rights; (viii) moral rights of authors; (ix) any applications or registrations for any of the foregoing; and (x) rights in Technology.

        "Intervening Event" shall mean any event, fact, development, circumstance or occurrence occurring after the date hereof that is unrelated to an Acquisition Proposal and that was not known to or reasonably foreseeable by the Company as of the date hereof.

        "Investor Material Adverse Effect" shall mean any change, effect or event that prevents or materially delays the consummation of the Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so.

        "Investor Parent" shall mean Seagull Investment Holdings Limited, a Cayman Islands exempted limited company.

        "IRS" shall mean the United States Internal Revenue Service.

        "Knowledge" of the Company, with respect to any matter in question, shall mean the actual knowledge, after due and diligent inquiry, of any executive officer of the Company and, with respect to Section 3.15, also of the individuals listed in Section 1.1(a) of the Company Disclosure Letter. With respect to Intellectual Property Rights, "Knowledge" does not require any such executive officer or individual to conduct, have conducted, obtain, or have obtained any freedom-to-operate opinions or similar opinions of counsel.

        "Law" shall mean any and all federal or national, state or provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling, directive, treaty, convention or other binding legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        "Legal Proceeding" shall mean any claim, action, suit, lawsuit, litigation, hearing,(regulatory, administrative or otherwise), investigation or other legal proceeding brought by or pending before any Governmental Authority or any other arbitration, mediation or similar proceeding.

        "Lien" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, right of first offer, preemptive right, community property interest or restriction of any nature (including any easement, reversion interest, right of way or other encumbrance to title, any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Made Available" shall mean, with respect to any documentation, that prior to 11:59 p.m. (Pacific Time) on the date that is two (2) Business Days prior to the date of this Agreement, a copy of such material has been (i) posted to and made available to Investor and its Representatives in the electronic data room maintained by the Company with Intralinks, Inc. and (ii) reflected (including the notation of any updates) in the data room index available to Investor and its Representatives.

        "MOFCOM" shall mean the Ministry of Commerce of the PRC or its competent local counterparts.

        "Nasdaq" shall mean The Nasdaq Global Market.

        "NDRC" shall mean the National Development and Reform Commission of the PRC or its competent local counterparts.

        "OFAC" shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

        "Open Source Software" shall mean software or other materials that are distributed under an open source license such as (by way of example only) the GNU General Public License, GNU Lesser General Public License, Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, any derivative of any of the foregoing licenses; any other license approved as an open source license by the Open Source Initiative, including any license that requires source code to be made available in connection with any license, sublicense or distribution of such software; or any other form license agreement that purports to require or allow redistribution of source code licensed thereunder.

        "Order" shall mean any order, judgment, decision, decree, injunction, ruling, award, settlement, stipulation or writ of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

        "Outbound License Agreement" shall mean any Contract pursuant to which the Company or any of its Subsidiaries has granted or agreed to grant to any third party any right to use or otherwise practice or exploit, or has otherwise granted or agreed to grant any authorization, license, covenant, release, immunity, waiver, standstill or other right with respect to, any Intellectual Property Rights or Technology other than (i) non-exclusive licenses granted to customers of the Company in the ordinary course of business, (ii) non-disclosure agreements that do not include express licenses to the Company's Intellectual Property Rights, (iii) evaluation licenses or (iv) Contracts that are not material to the business of the Company and its Subsidiaries as currently conducted nor material to the Intellectual Property Rights of the Company.

        "Owned Company IP" shall mean any and all Intellectual Property Rights that are or are purported to be owned by the Company or any of its Subsidiaries.

        "Patents" shall mean all classes and types of patents and patent applications (including originals, divisions, continuations, continuations-in-part, extensions, reexaminations and reissues), utility models and applications for utility models, inventor's certificates and applications for inventor's certificates, and invention disclosure statements throughout the world.

        "Permitted Liens" shall mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the Company Balance Sheet in accordance with GAAP as adjusted in the ordinary course of business consistent with past practice through the Effective Time; (ii) mechanics, carriers', workmen's, warehouseman's, repairmen's, materialmen's or other similar liens that arise in the ordinary course of business of the Company or the applicable Subsidiary consistent with past practice and that either are not yet delinquent or are being contested in good faith and by appropriate proceedings; (iii) rights of tenants as tenants only, with respect to the Leased Real Property (iv) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases (but only as to the security deposits described in the Leases), surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; (vi) recorded defects, imperfections or irregularities in title, easements, encumbrances, covenants and rights of way, and other similar restrictions of record, zoning, building and other similar codes or restrictions, and matters that would be disclosed by an accurate survey of the Leased Real Property or the Owned Real Property; (vii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended April 30, 2014 or the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2015; (viii) Liens that do not adversely affect the use or operation of the property subject thereto; (ix) Liens imposed on the underlying fee interest in the Leased Real Property, provided that such Liens have not been and will not be caused by the Company or any of its Subsidiaries, as applicable, or imposed on the leasehold interest of the Company or any of its Subsidiaries; (x) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business consistent with past practice and that would not have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (xi) statutory, common law or contractual liens of landlords as landlords (not including those liens of landlords arising from a default by the tenant thereunder).

        "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

        "PRC" shall mean the People's Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

        "PRC Anti-Monopoly Bureau" shall mean the Anti-Monopoly Bureau of the Ministry of Commerce of the PRC.

        "PRC Anti-Monopoly Law" shall mean the PRC Anti-Monopoly Law made effective as of August 1, 2008.

        "PRC Antitrust Clearance" shall mean, to the extent required under the PRC Anti-Monopoly Law, (i) Investor obtaining a Notice of Review Decision or other document issued by the PRC Anti-Monopoly Bureau approving the Merger pursuant to PRC Anti-Monopoly Law or (ii) the relevant statutory periods for a decision by the PRC Anti-Monopoly Bureau prescribed by the PRC Anti-Monopoly Law, including any extensions thereof, having expired.

        "PRC Subsidiary" shall mean any Subsidiary of the Company organized under the Laws of the PRC.

        "Release" shall have the same meaning as under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 (22).

        "SAFE" shall mean the State Administration of Foreign Exchange of the PRC or its competent local counterparts.

        "SAFE Circular 7" shall mean Circular 7, issued by SAFE on February 15, 2012, titled "Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company."

        "SAFE Circular 37" shall mean Circular 37, issued by SAFE on July 4, 2014, titled "Notice of the State Administration of Foreign Exchange on the Administration of Foreign Exchange Involved in Overseas Investment, Financing and Round-Trip Investment Conducted by Domestic Residents Through Special-Purpose Companies."

        "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933.

        "Singapore Sub" shall mean OmniVision Technologies Singapore Pte. Ltd., a wholly owned subsidiary of the Company.

        "Subsidiary" of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

        "Superior Proposal" shall mean a written bona fide Acquisition Proposal, not arising out of a material breach of Section 5.2, on terms that the Company Board determines, in its good faith judgment, after having received the advice of its financial advisor and outside legal counsel, and after taking into account all relevant legal, financial and regulatory aspects of such Acquisition Proposal and the likelihood of consummation of such Acquisition Transaction (i) provides a higher value, from a financial point of view, to the Company Stockholders than the Merger (after taking into account any written offers made by Investor to modify the terms or conditions of this Agreement) and the failure of the Company Board to approve or recommend such Acquisition Proposal would be inconsistent with the directors' fiduciary duties under Delaware Law, (ii) the financing of which is fully committed and (iii) is reasonably expected to be consummated on a timely basis; provided, however, that for purposes of the reference to an "Acquisition Proposal" in this definition of a "Superior Proposal," each reference to "more than fifteen percent (15%)" in the definition of "Acquisition Proposal" shall be replaced with "a majority."

        "Taiwan" shall mean the Republic of China.

        "Taiwan Contracts" shall mean all Contracts between the Company or any of its Subsidiaries, on one hand, and any of Taiwan Semiconductor Manufacturing Co., Ltd., VisEra Holding Company, VisEra Technologies Company, Ltd. and XinTec Inc., on the other hand.

        "Taiwanese Entities" shall mean Taiwan OmniVision Investment Holding Co., Ltd., Taiwan OmniVision Technologies Co., Ltd., Taiwan OmniVision International Technologies Co., Ltd., Taiwan OmniVision Optoelectronics Technologies Co., Ltd., VisEra Holding Company, VisEra Technologies Company, Ltd. and XinTec Inc.

        "Tax" shall mean (i) any and all U.S. federal, state and local and non-U.S. taxes, including taxes based upon or measured by net or gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

        "Technology" shall mean discoveries, ideas, know-how, proprietary processes and formulae, software in binary form, software in source code form, software in object form, algorithms, net lists,

architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, models, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers' notes, memoranda and records.

        "Trade Laws" shall mean (i) all U.S. import and export Laws (including those Laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 C.F.R., Parts 700—799; Homeland Security (Customs and Border Protection) codified at 19 C.F.R., Parts 1—199; State (Directorate of Defense Trade Controls) codified at 22 C.F.R., Parts 103, 120—130; and Treasury (Office of Foreign Assets Control) codified at 31 C.F.R., Parts 500—599) and (ii) all comparable applicable Laws outside the United States in countries in which the Company or one of its Subsidiaries is licensed to do business.

        "Trademarks" shall mean any trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, firm names, brand names, product or technology designations (e.g., product code names, feature and technology names, model numbers, SKU numbers, electronic labels and identification numbers), together with all goodwill associated with any of the foregoing.

        "Wholly Owned Subsidiary" shall mean, with respect to the Company, a direct or indirect Subsidiary in which the Company owns, directly or indirectly, all of its outstanding capital stock or other equity or voting interest (other than a de minimis amount of such capital stock or equity interest as are held by a director or officer of such Subsidiary as required under applicable Law and as disclosed in Section 3.7(a) of the Company Disclosure Letter).

        "Works of Authorship" shall mean published and unpublished works of authorship, including audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings.

        1.2    Additional Definitions.     The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Acquisition Sub	Preamble
Agreement	Preamble
Annual Report	Article III
Anti-Bribery Laws	3.20(c)
Assets	3.14
Cancelled Company Shares	2.7(a)(ii)
Cancelled RSUs	2.7(e)
Cancelled RSU Consideration	2.7(e)
Capitalization Date	3.6(a)
Centre	9.10(a)
Certificate of Merger	2.2
Certificates	2.8(c)
CFIUS	6.2(a)
Citi Loan Agreement	6.18(b)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.18(a)
Commitment Letters	4.10(a)
Company	Preamble

Term	Section Reference
Company Board Recommendation	Recitals
Company Board Recommendation Change	6.5(a)
Company Common Stock	Recitals
Company Disclosure Letter	Article III
Company Plans	6.11(b)
Company Related Parties	8.3(b)(v)
Company SEC Reports	3.8
Company Securities	3.6(c)
Company Stockholder Meeting	6.4(a)
Competing Acquisition Transaction	8.3(b)(i)
Confidentiality Agreement	9.4
Consent	3.5
Contributor	3.15(b)
D&O Insurance	6.10(b)
Debt Commitment Letters	4.10(a)
Debt Financing	4.10(a)
DGCL	Recitals
Dispute	9.10(a)
Dissenting Company Shares	2.7(c)(i)
Effective Time	2.2
Employee Plans	3.17(a)
Enforceability Limitations	3.2(b)
Equity Commitment Letter	4.10(a)
Equity Financing	4.10(a)
ERISA Affiliate	3.17(a)
Exchange Fund	2.8(b)
Exclusively Licensed IP	3.15(g)
Exon-Florio	3.5
Extended Termination Date	8.1(b)(i)
Financing	4.10(a)
Financing Agreements	6.15(c)
FSE List	3.20(d)
Guarantor	Recitals
Guaranty	Recitals
Indemnified Persons	6.10(a)
Initial Termination Date	8.1(b)(i)
International Employee Plans	3.17(a)
Investor	Preamble
Investor Parent Option	2.7(d)
Investor Parent RSU	2.7(e)
Investor Related Parties	8.3(c)(iii)
Joint Notice	3.5
Leased Real Property	3.13(b)
Leases	3.13(b)
Lenders	4.10(a)
Material Contract	3.12(a)
Maximum Annual Premium	6.10(b)
Merger	Recitals
Merger Consideration	Recitals
New Plans	6.11(c)

Term	Section Reference
Old Plans	6.11(c)
Other Technology Owners	3.15(i)
Owned Real Property	3.13(a)
Payment Agent	2.8(a)
Permits	3.19
PII	3.15(o)
PRC Overseas Investment Approvals	4.4
Proxy Statement	3.28
Regulatory Filings	6.2(a)
Related Parties	3.24
Representatives	5.2(a)
Required Information	6.16(a)(ii)
Requisite Stockholder Approval	3.3
Reverse Termination Fee	8.3(c)(i)
Rules	9.10(a)
SAFE Share Incentive Rules and Regulations	3.20(f)
SDN List	3.20(d)
Side Letter	9.4
SIG	3.15(i)
Singapore Partial Tax Holiday	3.15(g)
Solvent	4.12
SSI List	3.20(d)
Subsidiary Securities	3.7(c)
Surviving Corporation	2.1
Takeover Laws	3.27
Tax Returns	3.16(a)
Taiwan Approvals	3.5(a)
Taiwan Divestiture	6.18(a)
Taiwan Plan	6.18(a)
Taiwan Purchasers	6.18(a)
Termination Date	8.1(b)(i)
Termination Fee	8.3(b)(i)
Uncertificated Shares	2.8(c)
Vested Option Consideration	2.7(d)
Vested Out-of-the-Money-Option	2.7(d)

        1.3    Certain Interpretations.

        (a)   Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Schedules and Annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.

        (b)   Unless otherwise indicated, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

        (c)   The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

        (d)   Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

        (e)   Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

        (f)    References to any statute or regulation are to such statute or regulation, as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute or regulation include any successor to such section.

        (g)   References to any Governmental Authority include any successor to such Governmental Authority.

        (h)   References to "$," "U.S. dollars" and "dollars" are to the currency of the United States of America, and references to "RMB" are to the currency of the PRC.

        (i)    Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not "material," a "Company Material Adverse Effect" or an "Investor Material Adverse Effect" under this Agreement.

        (j)    References to days mean calendar days unless otherwise specified.

        (k)   When used herein, the word "extent" and the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean "if." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term "or" is not exclusive. The word "will" shall be construed to have the same meaning and effect as the word "shall."

        (l)    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE II
THE MERGER

        2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, the separate corporate existence of Acquisition Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and a wholly owned subsidiary of Investor. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

        2.2    The Effective Time.     Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Investor, Acquisition Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the time of such filing and acceptance by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Investor, Acquisition Sub and the Company and specified in the Certificate of Merger, being referred to herein as the "Effective Time").

        2.3    The Closing.     The consummation of the Merger shall take place at a closing (the "Closing") to occur at 10:00 a.m. (Pacific Time) at the offices of Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, California 94304, on a date and at a time to be agreed upon by Investor, Acquisition Sub and the Company, which date shall be no later than the thirtieth (30th) day after the satisfaction of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that by their nature are only capable of being satisfied at the Closing, but subject to the satisfaction or written waiver (where permissible) of those conditions at the Closing), provided that, notwithstanding the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that, by their nature, are only capable of being satisfied at the Closing, but subject to the satisfaction or written waiver (where permissible) of those conditions at the Closing), the Closing shall not be required to occur until (a) the date on which Investor has received the Required Information that is Compliant (or if such day is not a Business Day, the immediately following Business Day), or (b) such other earlier Business Day specified by Investor on no less than three (3) Business Days' prior notice to the Company, but subject, in the case of each of sub-clauses (a) and (b), to the continued satisfaction or written waiver (where permissible) of the conditions set forth in Article VII (other than those conditions that, by their nature, are only capable of being satisfied at the Closing, but subject to the satisfaction or written waiver (where permissible) of those conditions at the Closing), unless Investor, Acquisition Sub and the Company shall mutually agree upon another location, date and time in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the "Closing Date."

        2.4    Effect of the Merger.     At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        2.5    Certificate of Incorporation and Bylaws.

        (a)    Certificate of Incorporation.     At the Effective Time, subject to the provisions of Section 6.10(a), the certificate of incorporation of the Company shall be amended and restated in its entirety to read identically to the certificate of incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation (subject to the provisions of Section 6.10(a)); provided, however, that at the Effective Time the certificate of incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "OmniVision Technologies, Inc.."

        (b)    Bylaws.     At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to the provisions of Section 6.10(a)).

        2.6    Directors and Officers.

        (a)    Directors.     At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall become the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their resignation or removal or until their respective successors are duly elected or appointed and qualified, whichever is earlier.

        (b)    Officers.     At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their resignation or removal or until their respective successors are duly appointed, whichever is earlier.

        2.7    Effect on Capital Stock.

        (a)    Capital Stock.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Investor, Acquisition Sub, the Company, or the holders of any of the following securities, the following shall occur:

            (i)    Company Common Stock.    Each share of Company Common Stock that is outstanding immediately prior to the Effective Time (other than (A) Cancelled Company Shares and (B) any Dissenting Company Shares) shall be canceled and extinguished and automatically converted into, and thereafter represent only, the right to receive cash in an amount equal to the Merger Consideration, without interest thereon, upon the surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

            (ii)    Excluded Company Common Stock.    Each share of Company Common Stock owned by Investor, Acquisition Sub or the Company (including any such shares held in the treasury of the Company), or by any direct or indirect wholly owned Subsidiary of Investor or Acquisition Sub or any direct or indirect Wholly Owned Subsidiary of the Company, in each case immediately prior to the Effective Time ("Cancelled Company Shares"), shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

            (iii)    Capital Stock of Acquisition Sub.    Each share of common stock, par value $1.00 per share, of Acquisition Sub that is outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Acquisition Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

        (b)    Adjustment to the Merger Consideration.     The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock but excluding, for the avoidance of doubt, the granting or other issuance of Company Options or Company Restricted Stock Units permitted by Section 5.1(b) of this Agreement), reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

        (c)    Statutory Rights of Appraisal.

              (i)  Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (collectively, "Dissenting Company Shares") shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a)(i). Such Company Stockholder shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Company Shares. At the Effective Time, the Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each Company Stockholder who holds Dissenting Company Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the later of the Effective Time and the time that such right to appraisal has been irrevocably lost or withdrawn or has expired, the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.8.

             (ii)  The Company shall give Investor (A) prompt notice of any demands for appraisal received by the Company, withdrawals and attempted withdrawals of such demands, and any other instruments received by the Company with respect to rights to appraisal or in respect of Dissenting Company Shares and (B) the right to direct and participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Investor, make any payment with respect to or approve any withdrawal of any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.

        (d)    Company Options.     Each Company Option that (i) is unvested and outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, or (ii) is vested and outstanding as of immediately prior to the Effective Time and (A) has a per share exercise price that is greater than or equal to the Merger Consideration, and (B) is held by an employee, director or consultant of the Company who is providing services to the Company as of immediately prior to the Effective Time (each such Company Option, a "Vested Out-of-the-Money Option") be assumed and converted into an option to purchase, on the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time, the number of shares of Investor Parent equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, with the result rounded down to the nearest whole share, at an exercise price per share of Investor Parent, determined by dividing the per-share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to the Company Option immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent (each such option, an "Investor Parent Option"). In addition, each Company Option held by a U.S. taxpayer shall be adjusted as required by Section 424 of the Code and Section 409A of the Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code and the Treasury Regulations under Section 409A of the Code. Each Company Option that is vested and outstanding as of immediately prior to the Effective Time (other than a Vested Out-of-the-Money-Option) shall be cancelled and terminated as of the Effective Time, and each holder of each such Company Option shall receive, subject to Section 2.8(e), an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such vested Company Option immediately prior to the Effective Time, by (y) the excess of the amount of the Merger Consideration less the per share exercise price of such Company Option (the "Vested Option Consideration") (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Company Option). The Company shall take all actions reasonably necessary to effect the transactions contemplated by this Section 2.7(d) under all Company Option agreements and any other plan or arrangement of the Company, including delivering all required notices. For avoidance of doubt, the Company shall not take any action that would accelerate the vesting of the Company Options in connection with any of the transactions contemplated by this Agreement, except to the extent directed by Investor in Investor's sole discretion between the date of this Agreement and the Effective Time, in which case the Company shall cause the vesting of any such Company Options to occur on or immediately prior to the Effective Time. Within three (3) Business Days after the Closing, Investor shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Investor shall cause the Surviving Corporation to pay to each of the holders of vested Company Options, the applicable Vested Option Consideration (less any applicable withholding taxes payable in respect thereof) as promptly as practicable (and in no event later than the next regular payroll date) thereafter.

        (e)    Company Restricted Stock Units.     Each Company Restricted Stock Unit that (i) is granted on or after the date of this Agreement and (ii) is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, be assumed and converted into and become rights with respect to shares of Investor Parent, with each such Company Restricted Stock Unit representing the right to receive shares of Investor Parent upon settlement of such Company Restricted Stock Unit promptly after vesting (except to the extent the terms of the applicable restricted stock unit agreement provide for deferred settlement, in which case settlement shall be in accordance with the specified terms) and the number of shares of Investor Parent subject to each award of Company Restricted Stock Units shall be equal to the number of shares of Company Common Stock subject to such award immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share (such rights, an "Investor Parent RSU"). Each Company Restricted Stock Unit that (A) was granted prior to the date of this Agreement and (B) is outstanding as of immediately prior to the Effective Time (collectively, the "Cancelled RSUs") shall not be assumed and shall be cancelled and terminated as of the Effective Time, and each holder of each such Cancelled RSU shall receive, subject to Section 2.8(e), an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon settlement of such Cancelled RSU immediately prior to the Effective Time, by (y) the amount of the Merger Consideration (the "Cancelled RSU Consideration"). The Company shall take all actions reasonably necessary to effect the transactions contemplated by this Section 2.7(e) under all Company Restricted Stock Unit agreements and any other plan or arrangement of the Company, including delivering all required notices. For avoidance of doubt, the Company shall not take any action that would accelerate the vesting of the Company Restricted Stock Units granted on or after the date of this Agreement that do not accelerate or become vested in connection with any of the transactions contemplated by this Agreement. Within three (3) Business Days after the Closing, Investor shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Investor shall cause the Surviving Corporation to pay to each of the holders of Cancelled RSUs, the applicable Cancelled RSU Consideration (less any applicable withholding taxes payable in respect thereof) as promptly as practicable (and in no event later than the next regular payroll date) thereafter.

        (f)    Company ESPP.

              (i)  The Company shall take all actions necessary so that the Company ESPP shall terminate immediately prior to and effective as of, and contingent upon, the Effective Time. All amounts withheld by the Company on behalf of the participants in the Company ESPP that have not been used to purchase Company Common Stock prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the Company ESPP.

             (ii)  Prior to the Effective Time, the Company shall take all actions reasonably necessary to cause the rights of participants in the Company ESPP with respect to any offering period then underway to be determined by treating a Business Day determined by the Company that occurs prior to the Effective Time and determined in accordance with the terms of the ESPP as the "New Exercise Date" for all purposes under the Company ESPP and by making such other pro rata adjustments as may be necessary to reflect the shortened and final offering period but otherwise treating such shortened and final offering period as a fully effective and completed offering period.

        (g)    Treatment of Company Stock Plans.     Effective as of, and contingent upon the occurrence of, the Effective Time, the Company, acting through the Company Board or the Compensation Committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary to terminate the Company Stock Plans. The Company shall take all actions necessary to ensure that, from and after the Effective Time, none of Investor, Investor Parent or the Surviving Corporation will be required to issue Company Common Stock or other share capital of the Company or the Surviving Corporation to any Person pursuant to or in settlement of a Company Option or Company Restricted Stock Unit. Promptly following the date hereof, the Company shall deliver written notice to each holder of a Company Option or Company Restricted Stock Unit informing such holder of the treatment of their Company Options and/or Company Restricted Stock Units contemplated by this Agreement.

        2.8    Exchange of Certificates.

        (a)    Payment Agent.     Prior to the Effective Time, Investor shall select a bank or trust company reasonably acceptable to the Company (such consent not to be unreasonably withheld, conditioned or delayed) to act as the payment agent for the Merger (the "Payment Agent").

        (b)    Exchange Fund.     At the Closing, Investor shall deposit (or cause to be deposited) with the Payment Agent, for payment to the holders of shares of Company Common Stock pursuant to the provisions of Section 2.7(a)(i), an amount of cash equal to the aggregate consideration to which holders of Company Common Stock become entitled thereunder. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Payment Agent, as directed by Investor or the Surviving Corporation (such cash amount being referred to herein as the "Exchange Fund"). Any interest and other income resulting from such investments shall be paid to Investor. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7(a)(i), Investor shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Payment Agent to make such payments contemplated by Section 2.7(a)(i).

        (c)    Payment Procedures.     Promptly following the Effective Time, Investor and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock and (ii) uncertificated shares of Company Common Stock (the "Uncertificated Shares"), in each case, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.7(a)(i), (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent) and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of Section 2.7(a)(i). Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Investor, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Payment Agent may reasonably require, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate that were converted into the right to receive the Merger Consideration pursuant to Section 2.7(a)(i), by (y) the

Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled. In the case of a book-entry transfer of Uncertificated Shares, upon receipt of an "agent's message" by the Payment Agent and confirmation of the book-entry transfer of such Uncertificated Shares into the Payment Agent's account with Depository Trust Company (and such other evidence, if any, of transfer as the Payment Agent may reasonably request), the holders of such Uncertificated Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such holder's transferred Uncertificated Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.7(a)(i), by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled. The Payment Agent shall accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration. Until so surrendered, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.

        (d)    Transfers of Ownership.     In the event that a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered is registered in the stock transfer books or ledger of the Company only if such Certificate or Uncertificated Shares is properly endorsed and otherwise in proper form for surrender and transfer and only if the Person requesting such payment has paid to Investor (or any agent designated by Investor) any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares or established to the satisfaction of Investor (or any agent designated by Investor) that such Taxes have been paid or are otherwise not payable.

        (e)    Required Withholding.     Each of the Payment Agent, Investor and the Surviving Corporation shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options and Company Restricted Stock Units such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. To the extent that such amounts are so deducted, withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f)    No Liability.     Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Investor, the Surviving Corporation or any other Person shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of all claims or interest of any Persons previously entitled thereto.

        (g)    Distribution of Exchange Fund to Investor.     Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is nine (9) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to the provisions of this Section 2.8 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration (without interest and subject to abandoned property, escheat or similar Laws) to which such holders may be entitled pursuant to the provisions of this Article II.

        2.9    No Further Ownership Rights in Company Common Stock.     From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Shares theretofore representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Section 2.8. Any Merger Consideration paid upon the surrender for exchange of Certificates or Uncertificated Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Company Common Stock represented thereby. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Company Shares.

        2.10    Lost, Stolen or Destroyed Certificates.     In the event that any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit and undertaking of an indemnity, in form and substance reasonably acceptable to Investor, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Investor or the Payment Agent, the posting by such Person of a bond in such customary amount as Investor or the Paying Agent may determine is reasonable and appropriate as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to Section 2.7.

        2.11    Necessary Further Actions.     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the directors and officers of the Company and Acquisition Sub shall take all such lawful and necessary action.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the letter delivered by the Company to Investor on the date of this Agreement (the "Company Disclosure Letter"), or (ii) as disclosed in the Company's Annual Report on Form 10-K for the year ended April 30, 2014 (the "Annual Report") and any Company SEC Reports filed with or furnished to the SEC by the Company after the filing of the Annual Report with the SEC but prior to the date hereof (other than in any "risk factor" disclosure or any other forward looking statements set forth therein), the Company hereby represents and warrants to Investor and Acquisition Sub as follows:

        3.1    Organization; Good Standing.

        (a)   The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

        The Company is not in violation of its certificate of incorporation or bylaws. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   The Company has Made Available to Investor complete and correct copies of the Company's certificate of incorporation and bylaws, in each case as currently in effect. The Company has Made Available to Investor true and complete copies (excluding portions thereof relating to the Merger and the transactions contemplated by this Agreement and the Company's related strategic process in connection with the Merger) of the minutes (or, in the case of draft minutes, the most recent drafts thereof as of the date of this Agreement) of all meetings of the Company Stockholders, the Company Board and each committee of the Company Board held since May 1, 2011.

        3.2    Corporate Power; Enforceability.

        (a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, subject to obtaining the Requisite Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby, other than obtaining the Requisite Stockholder Approval.

        (b)   This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Investor and Acquisition Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally, and (ii) is subject to general principles of equity (the "Enforceability Limitations").

        (c)   The Company Board, at a meeting duly called and held at which all directors of the Company were present, unanimously duly adopted resolutions (i) determining that the terms of this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company Stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) directing that this Agreement be submitted to the Company Stockholders for adoption and approval and (iv) resolving, subject to Section 6.5, to recommend that the Company Stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger.

        3.3    Requisite Stockholder Approval.     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Stockholder Approval") is the only vote of the holders of any class or series of Company Capital Stock that is necessary to adopt this Agreement and consummate the Merger. No other vote of the holders of any class or series of the Company Capital Stock or other Company Securities is required by Law, the certificate of incorporation or bylaws of the Company or otherwise in connection with the consummation of any of transactions contemplated hereby to be consummated by the Company, including the Merger.

        3.4    Non-Contravention.     The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder, the compliance by the

Company with the provisions hereof and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate or conflict with any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of the Company, (b) subject to obtaining consents under the Contracts set forth in Section 3.4(b) of the Company Disclosure Letter, violate, conflict with, require consent under, or result in the breach of or loss of benefit under, constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration under, any Contract, (c) assuming the Consents referred to in Section 3.5 are obtained or made and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not have, individually or in the aggregate, a Company Material Adverse Effect.

        3.5    Required Governmental Approvals.     No consent, approval, Order or authorization of, filing or registration with, or notification to (any of the foregoing being referred to herein as a "Consent"), any Governmental Authority is required on the part of or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder, the compliance by the Company with the provisions hereof and the consummation by the Company of the transactions contemplated hereby, except for (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, (c) Consents required under, and compliance with any other applicable requirements of, the HSR Act and the PRC Anti-Monopoly Law, (d) the submission of a voluntary joint filing of notice of the transaction to CFIUS and any requested supplemental information (the "Joint Notice") pursuant to 31 C.F.R. Part 800 and 50 U.S.C. App. § 2170 ("Exon-Florio") and the CFIUS Approval, (e) such filings, approvals or clearances with or by the Governmental Authorities in Taiwan with respect to the transactions contemplated hereby, including filings, approvals or clearances for foreign or PRC investments under the Act Governing Relations between the People of the Taiwan Area and the Mainland Area (collectively, the "Taiwan Approvals") and (f) such other Consents where the failure to obtain such other Consents would not have, individually or in the aggregate, a Company Material Adverse Effect.

        3.6    Company Capitalization.

        (a)   The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, and (ii) 10,000,000 shares of Company Preferred Stock. As of the close of business in New York City on April 28, 2015 (the "Capitalization Date"): (A) 58,129,826 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Preferred Stock were issued and outstanding, and (C) 20,599,187 shares of Company Capital Stock were held by the Company as treasury shares. No shares of capital stock of the Company are owned by any Subsidiary of the Company. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

        (b)   As of the close of business in New York City on the Capitalization Date, there were 4,810,612 shares of Company Common Stock reserved for future issuance under the Company Stock Plans and 1,980,428 shares of Company Common Stock reserved for future issuance under the Company ESPP. As of the close of business in New York City on the Capitalization Date, there were (i) outstanding Company Options to purchase 4,152,322 shares of Company Common Stock with a weighted average exercise price of $19.95 per share (including 3,644,002 shares of Company Common Stock subject to

Company Options with an exercise price of less than the Merger Consideration) and (ii) outstanding Company Restricted Stock Units covering 3,054,272 shares of Company Common Stock. All shares of Company Common Stock reserved for issuance will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. Since the Capitalization Date, the Company has not issued any shares of Company Capital Stock or other rights or securities exercisable, convertible into or exchangeable for shares of Company Capital Stock, other than or pursuant to any equity awards or interests expressly permitted by Section 5.1(b).

        (c)   Except as set forth in this Section 3.6 and as may be issued in compliance with Section 5.1(b), there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants or other rights to acquire from the Company, or that obligates the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to issue, deliver, sell, grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as "Company Securities") and (v) no stock appreciation rights, "phantom" stock rights, performance units, interests in or rights to the ownership or earnings of the Company or other equity equivalent or equity-based awards or rights or other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or revenues, earnings, financial performance or any other attribute of the Company. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any Company Securities, except in connection with the repurchase or acquisition of Company Common Stock pursuant to the terms of Company Stock Plans and expressly permitted by Section 5.1(b) or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Company, any of its Subsidiaries, or any other Person, (B) register any Company Securities or (C) obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities. All outstanding Company Options and Company Restricted Stock Units have been issued in compliance in all material respects with all applicable Laws and all requirements set forth in the applicable Company Stock Plans. None of the Company or any Subsidiary of the Company is a party to any shareholders' agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or relating to the disposition, voting or dividends with respect to any Company Securities.

        (d)   Section 3.6(d) of the Company Disclosure Letter sets forth a true and complete list of all Company Options and Company Restricted Stock Units outstanding as of the date hereof, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Option or Company Restricted Stock Unit, (iii) the grant date of each such Company Option or Company Restricted Stock Unit, (iv) the vesting schedule of each such Company Option or Company Restricted Stock Unit, including any accelerated vesting such Company Option or Company Restricted Stock Unit may be subject to and the trigger for such accelerated vesting, (v) the exercise price for each such Company Option or Company Restricted Stock Unit, to the extent applicable, (vi) the expiration date of each such Company Option or Company Restricted Stock Unit, to the extent applicable, (vii) whether such Company Option is intended to qualify as an "incentive stock option" under Section 422 of the Code, and (viii) the Company Stock Plan under which the Company Option or Company Restricted Stock Unit was granted. With respect to each grant of Company Options and Company Restricted Stock Units, each such grant was in all material respects made in accordance with the terms of the Company Stock Plan, the Exchange Act and all other applicable Laws, including the rules of Nasdaq.

        (e)   Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the holding, redemption, repurchase, disposition or voting of, requiring registration of, or granting any preemptive rights, subscription rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to, any securities of the Company or any of its Subsidiaries or that restricts the transfer of, any capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries.

        3.7    Subsidiaries.

        (a)   Section 3.7(a) of the Company Disclosure Letter contains a complete and accurate list of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Subsidiary of the Company. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company's Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company's Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company's Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents. The Company has Made Available to Investor complete and correct copies of the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as currently in effect.

        (b)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and nonassessable, (ii) are owned, directly or indirectly, by the Company (other than a de minimis amount of such capital stock or equity interest as are held by a director or officer of a Subsidiary as required under applicable Law and as disclosed in Section 3.7(a) of the Company Disclosure Letter), free and clear of all Liens and free and clear of preemptive rights or any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) and (iii) are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, commitment, understanding, restriction or arrangement under any provision of applicable Law, the organizational documents of such Subsidiary or any Contract to which such Subsidiary is a party or is otherwise bound.

        (c)   There are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants or other rights to acquire from any Subsidiary of the Company, or that obligates any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of any Subsidiary of the Company to issue, deliver, sell, grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as "Subsidiary Securities"), or (iv) stock appreciation rights, "phantom" stock rights, performance units, interests in or rights to the ownership or earnings of any Subsidiary of the Company or other equity equivalent or equity-based awards or rights or other obligations by any Subsidiary of the Company to make any payments based on the price or value of any shares of any Subsidiary of the Company or revenues, earnings, financial performance or any other attribute of any Subsidiary of the

Company. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities or register any Subsidiary Securities, nor is the Company or any of its Subsidiaries obligated to grant, extend or enter into any such agreements. None of the Company or any Subsidiary of the Company is a party to any shareholders' agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Subsidiary Securities or relating to the disposition, transfer, voting or dividends with respect to any Subsidiary Securities.

        (d)   Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person. The Company does not have any Subsidiaries other than the Subsidiaries disclosed in Section 3.7(a) of the Company Disclosure Letter.

        3.8    Company SEC Reports.     Since May 1, 2011, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it under applicable Laws prior to the date hereof (all such forms, reports and documents, together with all exhibits and schedules thereto, the "Company SEC Reports"). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (a) each Company SEC Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be (including, in each case, the rules and regulations promulgated thereunder), each as in effect on the date such Company SEC Report was filed, and (b) each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC or any foreign Governmental Authority that performs a similar function to that of the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or Section 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Reports, and the Company has Made Available to Investor correct and complete copies of all material correspondence between the SEC, on one hand, and the Company or any of its Subsidiaries, on the other hand, since May 1, 2011. As of the date hereof, none of the Company SEC Reports is subject to outstanding SEC comment or investigation.

        3.9    Company Financial Statements.

        (a)   The consolidated financial statements (including the related notes and schedules thereto) of the Company and its Subsidiaries included or incorporated by reference into the Company SEC Reports have been prepared in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or, with respect to any unaudited interim financial statements, as permitted by the SEC's rules and forms), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end adjustments, the effect of which, individually and in the aggregate, is not material). Since May 1, 2011, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as required by a change in or update to GAAP or applicable Law.

        (b)   The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act), which are effective in ensuring that information required to be disclosed by the Company in the Company SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms and is made known to the Company's chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, their conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

        (c)   The Company has established and maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. The Company has disclosed, based on its most recent evaluation of the Company's internal control over financial reporting prior to the date hereof, to the Company's auditors and audit committee (x) any significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has Made Available to Investor true and complete copies of any such disclosures made by management to the Company's auditors and audit committee since May 1, 2011.

        (d)   Since May 1, 2011, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative has identified or been made aware of (A) any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices or (B) any fraud that involves the Company's management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries. No attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

        (e)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any

Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Item 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the consolidated financial statements of the Company and its Subsidiaries filed with any Company SEC Report.

        (f)    The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the Nasdaq, in each case, that are applicable to the Company.

        3.10    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any liabilities of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due, that are required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than (a) liabilities reflected or otherwise reserved against in the Company Balance Sheet (including the notes thereto), (b) liabilities incurred under this Agreement or in connection with the transactions contemplated by this Agreement, (c) liabilities incurred as expressly permitted by Section 5.1(b), (d) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and (e) other liabilities that do not exceed $1,000,000, individually or in the aggregate.

        3.11    Absence of Certain Changes.

        (a)   Since the Company Balance Sheet Date through the date hereof, except for actions taken or not taken as required in order to comply with this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course consistent with past practice. Since the Company Balance Sheet Date through the date hereof, there has not been or occurred any Company Material Adverse Effect.

        (b)   Since the Company Balance Sheet Date through the date hereof, neither the Company nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty affecting any of its properties or assets, whether or not covered by insurance, that is material to the Company and its Subsidiaries, taken as a whole.

        (c)   Since the Company Balance Sheet Date through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 5.1(b) if proposed to be taken after the date hereof.

        3.12    Material Contracts.

        (a)   Section 3.12(a) of the Company Disclosure Letter contains a complete and accurate list, as of the date of this Agreement, of all Material Contracts. For all purposes of and under this Agreement, a "Material Contract" shall mean any of the following to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets is currently bound (but shall not include purchase orders received or issued by the Company or any of its Subsidiaries in the ordinary course of the Company's business consistent with past practice):

            (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

           (ii)  any Contract that materially limits the ability of the Company or any of its Subsidiaries or, following the consummation of the Merger and the other transactions contemplated by this Agreement, would materially limit the ability of Investor or any of its Subsidiaries, including the Surviving Corporation, to engage in any line of business or to engage in its business in any geographic location or to sell to or purchase from any Person;

          (iii)  any Contract containing any right of exclusivity in favor of other parties thereto;

          (iv)  any Contract relating to the disposition or acquisition, directly or indirectly, of any Person or other assets or business enterprise (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $2,000,000 that contains any continuing or outstanding obligations or that was entered into after May 1, 2009, other than sales of inventory in the ordinary course of business consistent with past practice;

           (v)  any Contract that relates to the formation, creation, operation, management or control of any legal partnership, joint venture entity, limited liability company or other similar arrangement;

          (vi)  any Contract that involves or relates to Indebtedness having an outstanding amount in excess of $1,000,000;

         (vii)  any Contract that (A) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, (B) prohibits the pledging of the capital stock of the Company or any of its Subsidiaries, (C) prohibits the issuance of any guaranty by the Company or any of its Subsidiaries or (D) imposes any restrictions on the use of cash or cash equivalents of the Company or any of its Subsidiaries (other than any such restrictions that are Permitted Liens);

        (viii)  any Contract pursuant to which the Company or any of its Subsidiaries has provided funds to or made any loan, capital contribution or other investment in, or assumed, guaranteed or agreed to act as a surety in excess of $1,000,000 with respect to any liability of any person that is neither the Company nor any of its Subsidiaries;

          (ix)  (A) any Contract that grants the other party or any third person "most favored nation" or similar status, or any type of special discount rights, (B) any Contract that contains "non-solicitation," "no hire" or similar provisions which prevent the Company or any of its Subsidiaries or Affiliates from soliciting, hiring, engaging, retaining or employing any other Person's current or former employees, in a manner that individually or in the aggregate is material to the Company and its Subsidiaries, taken as a whole or (C) any Contract that contains any right of first refusal, first notice or first negotiation with respect to the sale of any portion of the equity or assets of the Company or any of its Subsidiaries;

           (x)  any Contract that by its terms calls for aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $1,000,000 over the remaining term of such Contract or more than $1,000,000 annually, other than any Employee Plans;

          (xi)  any Contract that has continuing indemnification, guarantee, "earn-out" or other contingent payment obligations, in each case that could result in payments in excess of $1,000,000;

         (xii)  any Contract that is a Company License Agreement;

        (xiii)  any Contract giving the other party the right to terminate such Contract as a result of this Agreement or the consummation of the Merger and the transactions contemplated by this Agreement;

        (xiv)  any Contract not entered into in the ordinary course of business between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof (other than any Subsidiary of the Company), on the other hand;

         (xv)  any Contract between the Company or any of its Subsidiaries, on the one hand, and either of China WLCSP Limited or Phostek, Inc., on the other hand;

        (xvi)  any Taiwan Contract;

       (xvii)  any Contract with any Governmental Authority; and

      (xviii)  any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would have a Company Material Adverse Effect and is not disclosed pursuant to clauses (i) through (xvii) above.

        (b)   True and complete copies of all Material Contracts as of the date of this Agreement (including all amendments, exhibits and schedules thereto) have been (i) publicly filed with the SEC in the Annual Report or any Company SEC Reports filed with or furnished to the SEC by the Company after the filing of the Annual Report with the SEC but prior to the date hereof or (ii) Made Available to Investor.

        (c)   Each Material Contract is valid and binding on the Company and/or each such Subsidiary of the Company party thereto, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each such Subsidiary of the Company party thereto, as the case may be, in accordance with its terms, subject to the Enforceability Limitations, except for such failures to be in full force and effect that are not material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries that is a party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and, to the Knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default thereunder, except for such breaches and defaults that are not material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, the Company and its Subsidiaries have not received any written claim or notice of default, termination, failure to renew or cancellation under any such Material Contract, except for such breaches and defaults that are not material to the Company and its Subsidiaries, taken as a whole.

        3.13    Real Property.

        (a)   Section 3.13(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of all real property owned by the Company or any of its Subsidiaries (such real property, together with all of the buildings, structures and other improvements thereon, the "Owned Real Property"). The Company or one of its Subsidiaries has good and marketable title in fee simple to all Owned Real Property, free and clear of all Liens other than Permitted Liens. There are no pending or, to the Knowledge of the Company, threatened, appropriation, condemnation, eminent domain or like proceedings relating to the Owned Real Property.

        (b)   Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list of all of the existing leases, subleases or other agreements (collectively, the "Leases") under which the Company or any of its Subsidiaries, as of the date of this Agreement, uses or occupies or has the right to use or occupy, now or in the future, any real property (such property, the "Leased Real Property"). True, correct and complete copies of all Leases now in effect for the Leased Real Property have been (i) publicly filed with the SEC in the Annual Report or any Company SEC Reports filed with or furnished to the SEC by the Company after the filing of the Annual Report with the SEC but prior to the date hereof or (ii) Made Available to Investor. The Company and/or its Subsidiaries have and own valid leasehold estates in the Leased Real Property, free and clear of all Liens other than Permitted Liens. All such Leases are in full force and effect. Since May 1, 2011 through the date of this Agreement, no party to any Lease relating to the Leased Real Property has given written notice to the Company or any of its Subsidiaries of or made a written claim against the Company or any of its Subsidiaries with respect to any material breach or default thereunder. To the Knowledge of the Company, neither the Company nor any Subsidiary nor any tenant under any Lease is in material default thereunder, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or material default, or permit the termination, modification or acceleration of rent under such Lease.

        (c)   There are no existing Leases granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any portion of the Owned Real Property or Leased Real Property.

        3.14    Personal Property and Assets.     The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the "Assets") are, in the aggregate, sufficient and adequate to carry on their respective businesses in all material respects as presently conducted, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, all Assets of the Company and its Subsidiaries that are material to the Company or the relevant Subsidiary, free and clear of all Liens other than Permitted Liens. No representation is made under this Section 3.14 with respect to any real property or any intellectual property or intellectual property rights, which are provided for in Section 3.13 and Section 3.15, respectively.

        3.15    Intellectual Property.

        (a)   Section 3.15(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date of this Agreement, of all Company Registered Intellectual Property, in each case listing, as applicable, (i) the name of the registrant or current owner, (ii) the name of any other Person that has an ownership interest in each item of Company Registered Intellectual Property, (iii) the jurisdiction where the application or registration has been registered or filed, (iv) the application or registration number and (v) the filing date and issuance, registration or grant date. The Company Trademarks have been in continuous use in commerce in the locations or jurisdictions in which such Trademarks are registered, and in connection with the goods or services listed in the applicable certificates for such Trademarks.

        (b)   Each current and former officer, employee of the Company and any Subsidiary thereof, as well as any consultant, advisor, independent contractor, agent, service provider that has contributed to material Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries (any of the foregoing, a "Contributor") has executed and delivered to the Company a confidentiality and invention assignment agreement substantially in the form provided in Section 3.15(b) of the Company Disclosure Letter.

        (c)   The Company and its Subsidiaries have taken all necessary steps, consistent with generally accepted industry standards and any applicable Laws, and, in any event, no less than commercially reasonable steps to protect its rights in, and to safeguard and maintain the secrecy and confidentiality of all Company Confidential Information. Except for disclosure to Contributors in Section 3.15(b), neither the Company nor any Subsidiary thereof has authorized the disclosure of any material Confidential Information of the Company or any Subsidiary thereof, nor has any such Confidential Information been disclosed, other than pursuant to a valid and enforceable confidentiality agreement with respect thereto, substantially in the form provided in Section 3.15(b) hereto.

        (d)   The Company Products perform, in all material respects, in accordance with the functional specifications and documentation provided by Company to any of its customers or to their end users.

        (e)   All Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable and has not been abandoned, dedicated to the public or passed into the public domain. Notwithstanding the foregoing, none of the Company Registered Intellectual Property has been held invalid or unenforceable in any Legal Proceeding or by any Governmental Authority. Without limiting the generality of the foregoing, none of the Company and its Subsidiaries has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Company Registered Intellectual Property.

        (f)    The Company solely and exclusively owns all right, title and interest in and to (including the sole right to enforce and all causes of action and claims for past infringement or violation thereof) the

Owned Company IP, free and clear of all Liens (other than Permitted Liens). The Company has the sole, unrestricted right to sue for past, present and future infringement of the Owned Company IP and recover damages, costs and other remedies with respect thereto. All Owned Company IP is transferable and assignable in connection with the Merger without restriction and without payment of any kind to any third party. To the Knowledge of the Company, there are no facts, circumstances or information that would or reasonably could be expected to adversely affect, limit, restrict, impair or impede the ability of Investor of any of its Subsidiaries or Affiliates to (i) use and practice any Intellectual Property Rights after the Closing in the same manner as currently used and practiced by the Company or any of its Subsidiaries; or (ii) enforce any Owned Company IP. The Owned Company IP, together with the Intellectual Property Rights licensed under Inbound License Agreements, (A) include, to the Knowledge of the Company, all rights to Patents, and (B) otherwise include all non-Patent Intellectual Property Rights, that are used in the business of the Company and its Subsidiaries as currently conducted.

        (g)   All Intellectual Property Rights that are licensed under Inbound License Agreements that are exclusive to the Company and its Subsidiaries (the "Exclusively Licensed IP") are listed in Section 3.15(g)(i) of the Company Disclosure Letter. The Company has the sole and exclusive right to enforce the Exclusively Licensed IP against any infringers anywhere in the world, and no such rights have been retained with respect to the Exclusively Licensed IP by any third party. All Company License Agreements are in full force and effect, and enforceable in accordance with their terms. There is no outstanding or, to the Knowledge of the Company, threatened dispute or disagreement with respect to any Company License Agreement. Section 3.15(g)(ii) of the Company Disclosure Letter contains a complete and accurate list and summary of any amounts owed by the Company the Company or any of its Subsidiaries to a third party for the use of Intellectual Property Rights, including with respect to royalties, fees, and commissions, that are in excess of $1,000,000 with respect to Intellectual Property Rights that are inclusive of rights under Patents, and $5,000,000 for Intellectual Property Rights that do not include rights under Patents. Neither the Company nor, to the Knowledge of the Company, any other party to any Company License Agreement is in breach or default of such Company License Agreement. All Company License Agreements are assignable and transferable by the Company in connection with the Merger without consent or payment of fees and following the Closing Date.

        (h)   Section 3.15(h) of the Company Disclosure Letter contains a complete and correct list of all Open Source Software that is included in or required for the proper functioning of the Technology of any Company Product and identification of (i) the terms under which such Open Source Software is licensed and (ii) the manner in which the applicable Company Product incorporates, is integrated or is to be integrated or bundled with or links to such Open Source Software. No Company Product is subject to any Open Source Software license.

        (i)    Section 3.15(i) of the Company Disclosure Letter contains a complete and correct list of each standards-setting organization, university or industry body, consortium, other multiparty special interest group and any other collaborative or other group in which the Company is currently participating, in which the Company or any of its Subsidiaries has participated in the past or applied for future participation in and under whose intellectual property policies any Owned Company IP is bound, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority (each, a "SIG"). The Company and its Subsidiaries are not bound by, and have not agreed to be bound by, nor is any Owned Company IP otherwise subject to, any contract, bylaws, policy, pledges, commitments or rule of any SIG that requires or purports to require the Company or any of its Affiliates or any assignees or successors-in-interest thereto, or any Affiliates of any of the foregoing to contribute, disclose or license, or grant, or covenant not to assert any rights under any Intellectual Property Rights to such SIG or its other members or third Persons. Neither the Company, any of its Affiliates nor any of its Contributors nor any current or prior third-party owners of any Owned Company IP or Company Products ("Other Technology Owners") has

made or is obligated to make any declarations or has submitted or is obligated to submit any letters of assurance or similar documents to any SIG (in the case of Other Technology Owners, with respect to the Owned Company IP).

        (j)    All Technology developed for the Company or any of its Subsidiaries and embodied by the Owned Company IP or, to the Knowledge of the Company, Exclusively Licensed IP was developed at private expense, and no Governmental Authority has any rights in any Technology developed for the Company or any of its Subsidiaries and embodied by the Owned Company IP or, to the Knowledge of the Company, Exclusively Licensed IP or the proceeds thereof. No government funding, facilities of a university, college, other educational institution or research center, or funding from a nongovernmental funding agency or any other third parties, was used in the development of any Company Products or Technology developed for the Company or any of its Subsidiaries and embodied by the Owned Company IP or, to the Knowledge of the Company, Exclusively Licensed IP. No Intellectual Property Rights of the Company or any of its Subsidiaries are subject to any outstanding Order or Contract restricting the use or other practice or exploitation thereof by the Company or any of its Affiliates or, in the case of Owned Company IP, restricting the sale, transfer, assignment or licensing thereof by the Company or any of its Subsidiaries, or, in the case of Exclusively Licensed IP, restricting the transfer, assignment or sublicensing, in whole or in part, of the applicable licenses.

        (k)   Neither the execution, delivery and performance of this Agreement and such other agreements, documents and instruments to be executed after the date hereof, nor the consummation of the Merger will violate or result in the breach, material modification, cancellation, termination or suspension of, or acceleration of any payments under any Company License Agreement, or otherwise result in the revocation, impairment, modification, suspension, cancellation or termination of any other Intellectual Property Rights of the Company or any of its Subsidiaries, whether by operation of Law, Contract, or otherwise. Neither the execution nor the performance of this Agreement and such other agreements, documents and instruments to be executed and delivered after the date hereof, nor the consummation of the Merger, nor any Contract to which the Company or any Subsidiary is a party, will cause or require Investor or any of its Affiliates to grant to any Person any license, sublicense, covenant not to sue, purchase right, right of first refusal, reversionary rights, march-in rights, immunity, release, waiver or other right with respect to or under any of Investor's or its Affiliates' Intellectual Property Rights.

        (l)    The business of the Company and its Subsidiaries as currently conducted (i) does not infringe, misappropriate, dilute, use or disclose without authorization, or otherwise violate (A) to the Knowledge of the Company, any Patent rights; or (B) any non-Patent Intellectual Property Rights of any third party and (ii) does not constitute and will not constitute unfair competition or trade practices under the Laws of any relevant jurisdiction. Since March 1, 2009 through the date hereof, no action or claim is pending, and no written notice of any action or claim has been received by the Company or any of its Subsidiaries, alleging that the Company or a Subsidiary thereof, or any Company Product has infringed, misappropriated, diluted, used or disclosed without authorization, or otherwise violated: (A) the Intellectual Property Rights of any third party; or (B) the unfair competition or trade practices under the Laws of any relevant jurisdiction. Since March 1, 2009 through the date hereof, and except as did not result in payments to any third party by or on behalf of the Company, none of the Company and its Subsidiaries has received any written correspondence asking or inviting the Company or any of its Subsidiaries to enter into an Intellectual Property Rights license or similar agreement, to pay for or obtain a release for Intellectual Property Rights infringement, or otherwise to enter into other arrangements with respect to the Intellectual Property Rights of any other Person. Since May 1, 2011 through the date hereof, neither the Company nor any of its Subsidiaries has received any written notice or claim challenging the sole and exclusive ownership of any Owned Company IP or sole or exclusive license to any Exclusively Licensed IP or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto or that any such Owned Company IP or Exclusively Licensed IP is invalid, unenforceable or has been misused.

        (m)  Since March 1, 2009 through the date hereof, the Company and its Subsidiaries have not instituted, asserted or threatened any claim or action against any third party with respect to infringement, misappropriation, dilution, use or disclosure without authorization, or other violation of any Owned Company IP, nor has the Company or any of its Subsidiaries issued any written communication inviting any third party to take a license, authorization, covenant not to sue or the like with respect to any Owned Company IP.

        (n)   Neither the Company nor any of its Subsidiaries is engaged in, or has engaged in, any false patent marking.

        (o)   The Company and its Subsidiaries have been and are in compliance with all applicable laws, contractual requirements, and the published privacy policies or statements, and any other policies of Company concerning data security requirements, privacy policy notice requirements, data security breach requirements, and requirements regarding the use, storage, disclosure or transfer of personally identifiable information, which includes Protected Health Information, as defined in 45 C.F.R. § 160.103 (collectively, "PII"). To the Knowledge of the Company, no investigation relating to the information privacy or data security practices (including collection, transfer or use) of Company or any of its Subsidiaries is being conducted by any Governmental Authority. To the Knowledge of the Company, there has been no data security breach of any computer systems or networks, or unauthorized use of any PII that is owned, used, stored, received or controlled by or on behalf of the Company or any of its Subsidiaries. To the Knowledge of the Company, there has been no actual or suspected privacy breach of any PII that is owned, used, stored, received or controlled by or on behalf of the Company or any of its Subsidiaries. No claims are pending or, to the Knowledge of the Company, threatened or likely to be asserted against the Company or any of its Subsidiaries by any Person alleging a violation of any applicable laws or rights relating to privacy, PII or any other confidentiality rights under any applicable laws, policies or procedures. The consummation of the transactions under this Agreement will not breach or otherwise cause any violation of any applicable laws relating to privacy or security, or of the privacy policies or procedures of the Company or any of its Subsidiaries.

        3.16    Tax Matters.

        (a)   The Company and each of its Subsidiaries (i) have timely filed with the appropriate Governmental Authority (taking into account any valid extensions of time in which to file) all U.S. federal and material state, local and non-U.S. returns, estimates, claims for refund, information statements and reports or other similar documents required to be filed with respect to Taxes with any Governmental Authority (including amendments, schedules or attachments thereto) ("Tax Returns") required to be filed by any of the Company and its Subsidiaries, and such Tax Returns are true, correct and complete in all material respects, and (ii) have paid, or have reserved in accordance with GAAP on the most recent financial statements contained in the Company SEC Reports for the payment of, all material Taxes required to be paid by or on behalf of each of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has incurred any liabilities for Taxes since the Company Balance Sheet Date other than in the ordinary course of business or in connection with the transactions specifically contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations extending the period for the assessment or collection of any Tax beyond the Closing Date.

        (b)   The Company and its Subsidiaries have withheld or collected all material Taxes that the Company or its Subsidiaries have been required to withhold or collect and, to the extent required when due, have timely paid such Taxes to the proper Governmental Authority.

        (c)   No audit of any Tax Return, or Legal Proceeding with respect to any material Taxes, of the Company or any of its Subsidiaries by any Governmental Authority is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any pending Legal Proceeding or an audit. All Tax deficiencies asserted or Tax assessments made against the Company and its Subsidiaries as a result of any examinations by any Governmental Authority have been fully paid, unless such deficiencies and assessments are being contested in good faith by appropriate proceedings and adequate reserves for which have been established in accordance with GAAP. Neither the Company nor any of its Subsidiaries is a party to or bound by any closing agreement or offer in compromise with respect to Taxes with any Governmental Authority. Neither the Company nor its Subsidiaries have received a written claim from a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by, or required to file Tax Returns in, such jurisdiction. Each of the Company and its Subsidiaries is and has at all times been resident for Tax purposes solely in its place of incorporation or formation.

        (d)   There are no Tax liens on the assets of the Company or any of its Subsidiaries other than liens for Taxes not yet past due or for Taxes the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

        (e)   Neither the Company nor any of its Subsidiaries will be required to include a material item of income in, or exclude a material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, in each case, as a result of an action taken on or prior to the Closing Date, including by virtue of a change in method of accounting under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) made on or prior to the Closing Date, a "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into on or prior to the Closing Date, an installment sale or open transaction effected on or prior to the Closing Date, a prepaid amount received on or prior to the Closing Date or an election pursuant to Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law) made prior to the Closing Date.

        (f)    The Company and its Subsidiaries are in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company and its Subsidiaries. All related party transactions involving the Company or any of its Subsidiaries are at arm's-length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any similar provision of state, local and non-U.S. law.

        (g)   Neither the Company nor any of its Subsidiaries has participated in an international boycott within the meaning of Section 999 of the Code.

        (h)   The Company has provided to Investor all written analyses prepared by or on behalf of the Company in respect of (i) the application of Section 382 of the Code to the net operating loss carryforwards of the Company or (ii) the application of Section 383 of the Code to any "excess credits" (as defined under that section) or foreign tax credits of the Company.

        (i)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

        (j)    Neither the Company nor any of its Subsidiaries has engaged in a "reportable transaction" or a "listed transaction," as set forth in Treas. Reg. § 1.6011 4(b) (or any similar provision of U.S. state or local Law or foreign Law). Each of the Company and its Subsidiaries has disclosed on its U.S. federal Tax Returns all positions taken therein that could give rise to a substantial understatement of U.S. federal income Tax within the meaning of Section 6662 of the Code.

        (k)   None of the Company nor any of its Subsidiaries is (i) a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company), (ii) a party to, or bound by, any Tax sharing, indemnification, allocation or other similar agreement or arrangement with respect to Taxes (other than any such agreement with service providers, customers, vendors, creditors or lessors entered into in the ordinary course of business, the principal purpose of which is not to address Tax matters), nor does the Company or any of its Subsidiaries owe any amount under any such agreement or (iii) liable for the Taxes of any person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract.

        (l)    No transfer, documentary, sales, use, stamp, registration or other such Taxes will be payable upon consummation of the Merger.

        (m)  Singapore Sub (i) is in compliance with the requirements imposed by the Singapore Economic Development Board in order for Singapore Sub to retain substantially all of the benefits of the partial tax holiday granted by the Singapore Economic Development Board that reduces the applicable withholding tax rate on royalty payments or the applicable income tax rate on income generated from Singapore Sub's business operations in Singapore from September 1, 2012 through August 31, 2022 (the "Singapore Partial Tax Holiday"), and (ii) is reasonably expected by the Company to be, as of August 31, 2022, in compliance with the requirements imposed by the Singapore Economic Development Board in order for Singapore Sub to retain substantially all of the benefits of the Singapore Partial Tax Holiday, in each case, notwithstanding the Merger or any other transactions contemplated by this Agreement.

        3.17    Employee Plans.

        (a)   Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of each (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, vacation, deferred compensation, severance, termination, retention, change of control and other similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to for the benefit of any current or former employee or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code (an "ERISA Affiliate") with respect to which the Company or any of its Subsidiaries currently has or could have any material liability (together the "Employee Plans"). With respect to each Employee Plan other than an Employee Plan that is maintained in any non-U.S. jurisdiction (together, the "International Employee Plans"), to the extent applicable the Company has Made Available to Investor complete and accurate copies of: (A) the three (3) most recently filed annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (C) the current plan documents and summary plan descriptions, or a written description of the terms of any Employee Plan that is not in writing; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (E) any notices to or from the IRS or DOL relating to any material compliance issues in respect of any such Employee Plan. With respect to each International Employee Plan, to the extent applicable, the Company has Made Available to Investor complete and accurate copies of (x) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan and (y) any document comparable to the determination letter referenced under clause (B) above issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable tax treatment.

        (b)   No Employee Plan is (i) a "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) a "multiple employer plan" (as defined in Section 4063 or 4064 of ERISA) or (iii) subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA, and neither the Company nor any Subsidiary has ever incurred any liability with respect to a multiemployer plan, multiple employer plan or other employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

        (c)   Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, each Employee Plan has been maintained, operated and administered in compliance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code.

        (d)   Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, each Employee Plan that is subject to Section 409A of the Code has: (i) been operated and administered in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder so as to avoid any tax, interest or penalty thereunder, (ii) the document or documents that evidence each such plan or arrangement have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code since December 31, 2008; and (iii) as to any such plan or arrangement in existence prior to January 1, 2005 and not subject to Section 409A of the Code, has not been "materially modified" (within the meaning of IRS Notice 2005 1) at any time after October 3, 2004.

        (e)   As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits.

        (f)    Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan or for which the Company or any of its Subsidiaries has any indemnification obligation.

        (g)   No Employee Plan that is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates, other than pursuant to Section 4980B of the Code or any similar Law.

        (h)   Each Employee Plan that is intended to be "qualified" under Section 401 of the Code has received a favorable determination letter or prototype opinion letter from the IRS as to its qualifications and, to the Knowledge of the Company, is so qualified in all material respects, and, to the Knowledge of the Company, no fact or event has occurred since the date of such determination letter or prototype opinion letter that would reasonably be expected to adversely affect the qualified status of any such Employee Plan.

        (i)    Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, no International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset via insurance or are fully accrued.

        (j)    Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) will (i) result in any payment or benefit becoming due or payable, or required to be provided, to any director, employee or independent contractor of the Company or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, or (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation.

        (k)   Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, all contributions, premiums and other payments required to be made with respect to any Employee Plan have been timely made, accrued or reserved for.

        (l)    Except as required by applicable Law or the terms of any Employee Plans as in effect on the date hereof, neither the Company nor any of its Subsidiaries has any plan or commitment to amend in any material respect or establish any new Employee Plan or to continue or materially increase any benefits under any Employee Plan.

        (m)  No amount paid or payable by the Company or any Subsidiary of the Company in connection with the Merger or any of the transactions contemplated hereby (either alone or in combination with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code. No person is entitled to receive any additional payment (including any tax gross-up payment) from the Company or any of its Subsidiaries as a result of the imposition of additional taxes under Section 4999 of the Code.

        3.18    Labor Matters.

        (a)   (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a "Collective Bargaining Agreement"); (ii) to the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries; (iii) no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries; and (iv) there is no strike, lockout, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiaries.

        (b)   The Company and its Subsidiaries are materially complying with and since May 1, 2011 have materially complied with applicable Laws and Orders with respect to employment (including applicable Laws regarding wage and hour requirements, correct classification of independent contractors and of employees as exempt and non-exempt, immigration status, discrimination in employment, employee health and safety, and collective bargaining). Neither the Company nor any of its Subsidiaries are engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws. No unfair labor practice or labor charge or complaint is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority.

        (c)   The Company and each of its Subsidiaries have withheld all amounts required by applicable Law to be withheld from the wages, salaries and other payments to employees, and are not, to the Knowledge of the Company, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

        (d)   Neither the Company nor any of its Subsidiaries are a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Neither the Company, any of its Subsidiaries, or any of its or their executive officers has received within the past three (3) years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

        (e)   Except as set forth in the jurisdictions of employment in Section 3.18(e) of the Company Disclosure Letter, the employment of each officer, employee and consultant of the Company and each of its Subsidiaries is terminable at will.

        3.19    Permits.     (a) The Company and its Subsidiaries have in full force and effect, except in respect of any such permits, licenses, certificates, consents or approvals where the failure to have in full force and effect or to be in compliance therewith would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, and are in compliance with the terms of, all permits, licenses, certificates, authorizations, consents and approvals from Governmental Authorities necessary or required to conduct their businesses as currently conducted ("Permits"), and (b) no suspension, nonrenewal, adverse modification, revocation or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened.

        3.20    Compliance with Laws.

        (a)   The Company and each of its Subsidiaries is, and, since May 1, 2011 have been, in compliance in all material respects with all Laws and Orders applicable to the Company and its Subsidiaries and their businesses, operations, properties or assets. No representation or warranty is made in this Section 3.20(a) with respect to (i) compliance with the Securities Act and the Exchange Act, to the extent such compliance is covered in Section 3.8 and Section 3.9, (ii) matters that are covered solely in Section 3.15, (iii) applicable Laws with respect to Taxes, which are covered solely in Section 3.16, (iv) ERISA and other employee benefit-related matters, which are covered solely in Section 3.17, (v) labor Law matters, which are covered solely in Section 3.18, (vi) Environmental Laws, which are covered solely in Section 3.21, or (vii) the compliance matters addressed in subsections (c) through (f) of this Section 3.20.

        (b)   Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging any violation or potential violation by the Company or any of its Subsidiaries of any applicable Law or Order that is material to the Company or any of its Subsidiaries. To the Knowledge of the Company, no investigation by any Governmental Authority of the Company or any of its Subsidiaries is pending or threatened.

        (c)   Neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective directors, executives, representatives, agents or employees): (i) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or similar Laws of any applicable jurisdiction (the "Anti-Bribery Laws"), (iv) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature. Neither the Company nor any of its Subsidiaries has received any communication that alleges that any such Person, or any representative thereof is, or may be, in violation of, or has or may have any liability under, any Anti-Bribery Laws. The Company utilizes effective controls procedures and an internal accounting controls system that is sufficient to provide reasonable assurances that violations of applicable Anti-Bribery Laws will be prevented, detected and deterred.

        (d)   The Company and each of its Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Trade Laws. Without limiting the foregoing: (i) each of the Company and each of its Subsidiaries has obtained all licenses and other approvals required by any Trade Law for its export, reexport or transfer (in-country) of products, software and technology, and all such approvals and licenses were or are in full force and effect; (ii) each of the Company and each of its Subsidiaries is in compliance in all material respects with the terms of such applicable export licenses or other approvals; (iii) neither the Company, its Subsidiaries and Affiliates, nor any person or persons owning 50% or more (either individually or in the aggregate, directly or indirectly through intermediaries) or controlling either the Company or its Subsidiaries or Affiliates is identified on OFAC's Specially Designated Nationals List (the "SDN List"), Foreign Sanctions Evaders List (the "FSE List") or the Sectoral Sanctions Identifications List (the "SSI List"), or any other similar list maintained by OFAC; (iv) neither the Company, its Subsidiaries and Affiliates, nor any of their respective officers, directors, owners or agents (in their capacities as agents thereof) of each, is engaged in prohibited business dealings (A) with individuals or entities identified on the SDN List, FSE List or SSI List to the extent it would violate the Trade Laws, or (B) in countries subject to OFAC country-based sanctions to the extent that it would violate the Trade Laws; (v) as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to such export licenses or other approvals; and (vi) as of the date of this Agreement, to the Knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company's or any of its Subsidiaries' export transactions that would reasonably be expected to give rise to any future actions against the Company or any of its Subsidiaries.

        (e)   All required Permits, licenses, certificates, authorizations, consents and approvals in respect of the incorporation of the PRC Subsidiaries have been duly obtained from the PRC Governmental Authorities in accordance with applicable Laws; and all filings and registrations with the PRC Governmental Authorities required to be made in respect of the PRC Subsidiaries and their operations, including the registrations with MOFCOM, the State Administration for Industry and Commerce of the PRC or its competent local counterparts, SAFE, tax bureau and customs authorities, have been duly completed in accordance with applicable Laws, except where the failure to have such Permits, licenses, certificates, authorizations, consents approvals, filings or registrations would not, individually or in the aggregate, be material to the Company or any of its Subsidiaries.

        (f)    (i) Each holder or beneficial owner of the Company Common Stock, the Company Options and/or the Company Restricted Stock Units who has an employment or service relationship with the PRC Subsidiaries (as set forth in SAFE Circular 7) and is subject to any of the registration or reporting requirements under SAFE Circular 7 or any other applicable SAFE rules and regulations directly relating to SAFE Circular 7 (collectively and including any successor PRC Law, the "SAFE Share Incentive Rules and Regulations") has entrusted certain PRC Subsidiary of the Company to handle the relevant registration, reporting and other requirements, and both the entrusted PRC Subsidiary and such holder have complied with such reporting, registration and/or other requirements under the SAFE Share Incentive Rules and Regulations with respect to the entitlement under the Company Stock Plans; (ii) neither the Company nor any of its PRC Subsidiaries has received any written inquiries, notifications, Orders or any other forms of correspondence from SAFE with respect to any actual or alleged non-compliance with the SAFE Share Incentive Rules and Regulations; and (iii) the Company and its Subsidiaries have made all written filings, registrations, reporting or any other communications required by SAFE Share Incentive Rules and Regulations. The directors and officers of the Company, and to the Knowledge of the Company, each employee and Affiliate of the Company or its Subsidiaries that is a beneficial owner of the Company Common Stock and that is a PRC resident, has complied with the registration and/or reporting requirements of SAFE Circular 37 with respect to the Company Common Stock.

        3.21    Environmental Matters.

        (a)   The Company and each of its Subsidiaries are now and have been for the past five (5) years in compliance with all applicable Environmental Laws, and possess and are now and have at all times for the past five (5) years been in compliance with all applicable Environmental Permits necessary to operate the business as presently operated.

        (b)   Neither the Company nor any of its Subsidiaries has Released any Hazardous Materials in violation of Environmental Law at any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries that requires corrective or remedial action that would reasonably be expected to result in liability to the Company and its Subsidiaries, taken as a whole.

        (c)   Neither the Company nor any of its Subsidiaries has received from a Governmental Authority during the past five (5) years any written notification, including a written request for information under CERCLA or complaint, alleging that it is liable for any Release or threatened Release of Hazardous Materials at any location.

        (d)   There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened relating to the Company's or its Subsidiaries' non-compliance with Environmental Laws.

        (e)   Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require any notice to or consent of any Governmental Authority or other Person pursuant to any applicable Environmental Law or Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal.

        (f)    The Company and its Subsidiaries have Made Available all Environmental Permits, and all "Phase I" and "Phase II" and other environmental reports in their possession, for all properties currently owned, operated or leased by the Company or any of its Subsidiaries or at which the Company or any of its Subsidiaries has received written notice from a Governmental Authority that it has liability under any Environmental Law.

        3.22    Litigation.     There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual's capacity as such, against the Company or its Subsidiaries or against any of the material properties or assets of the Company and its Subsidiaries. None of the Company or any of its Subsidiaries or any material properties or assets of the Company or any of its Subsidiaries are subject to any Order of, consent decree or settlement agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Authority. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any material properties or assets of the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.23    Insurance.     The Company and its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers' compensation, products liability, directors' and officers' liability and other casualty and liability insurance, that is in a form and amount that is customarily carried by persons conducting business similar to that of the Company and adequate for the operation of its business as presently conducted. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing material default nor any event which, with the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder. As of the date of this Agreement, to the Knowledge of the Company, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. As of the date of this Agreement, there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies. The annual premium currently paid by the Company for directors' and officers' liability insurance for its last full fiscal year and the coverage thereunder, is set forth in Section 3.23 of the Company Disclosure Letter. To the Knowledge of the Company, between the date hereof and the Closing Date, the Company and its Subsidiaries will be able to renew its existing insurance policies as and when such policies expire or obtain comparable coverage from comparable insurers as may be necessary to continue its business without a significant increase in cost.

        3.24    Related Party Transactions.     Except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, since May 1, 2011, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer, any Person in which any director or officer has any material economic interest, and any Person who has a family relationship (as defined in Item 401(d) of Regulation S-K under the Securities Act) with any director or officer) (collectively, "Related Parties") thereof, but not including any Wholly Owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company's Form 10-K or proxy statement pertaining to an annual meeting of stockholders that have not been disclosed in the Company SEC Reports. In the past five (5) years, no Related Party has, directly or indirectly (including through ownership of any material economic interest in any Person), (a) received any material payment or other material benefit from, (b) owned any interest in any assets (including any Company Intellectual Property Rights) of or (c) loaned any money to, or borrowed any money from, the Company or any of its Subsidiaries, in each case, other than in connection with and in accordance with the terms of such Person's employment by the Company or any of its Subsidiaries. No Related Party of the Company or any of its Subsidiaries owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any supplier or other independent contractor of the Company or any of its Subsidiaries, or any organization which has a Contract with the Company or any of its Subsidiaries.

        3.25    Brokers.     Except for J.P. Morgan Securities LLC (whose fees and expenses will be paid by the Company), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor's, investment banking, brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Investor a correct and complete copy of all agreements on behalf of the Company with J.P. Morgan Securities LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

        3.26    Opinion of Financial Advisor.     The Company Board has received the written opinion of J.P. Morgan Securities LLC, financial advisor to the Company, dated as of April 29, 2015, to the effect that, as of the date of such opinion, and subject to the qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than Investor or any affiliate of Investor) pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of such written opinion has been or will be delivered to Investor promptly following receipt thereof by the Company Board.

        3.27    State Anti-Takeover Statutes.     Assuming that the representations of Investor and Acquisition Sub set forth in Section 4.7 are accurate, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law (a) are not applicable to this Agreement and the transactions contemplated hereby and thereby and (b) will not restrict, impair or delay the ability of Investor or Acquisition Sub, after the Effective Time, to vote or otherwise exercise all rights as a stockholder of the Company. No other "moratorium," "fair price," "business combination," "control share acquisition" or similar provision of any state anti-takeover Law (collectively, "Takeover Laws") or any similar anti-takeover provision in the Company charter or Company bylaws is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

        3.28    Proxy Statement.     The proxy statement, letter to stockholders, notice of meeting and form of proxy accompanying the proxy statement and any other soliciting material that will be provided to the Company Stockholders in connection with the solicitation of proxies for use at the Company Stockholder Meeting (collectively, as amended or supplemented, the "Proxy Statement") will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Investor or Acquisition Sub or any of their Affiliates, directors, officers, employees, agents or other representatives specifically for inclusion or incorporation by reference in the Proxy Statement.

        3.29    No Rights Plan.     There is no stockholder rights plan, "poison pill" anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.

        3.30    Exclusivity of Representations.     Except for the representations and warranties made by the Company in this Article III and in any instrument or agreement delivered pursuant hereto or contemplated hereby, (a) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the transactions contemplated hereby, and (b) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Investor or any of its Affiliates or the Representatives of any of the foregoing, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the transactions contemplated hereby or in connection with presentations by the Company's management, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any representation or warranty set forth in this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
INVESTOR AND ACQUISITION SUB

        Investor and Acquisition Sub hereby represent and warrant to the Company as follows:

        4.1    Organization; Good Standing.     Investor is an exempted limited company duly organized, validly existing and in good standing under the Laws of the Cayman Islands, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets. Neither Investor nor Acquisition Sub is in violation of their respective certificates of incorporation or bylaws.

        4.2    Corporate Power; Enforceability.

        (a)   Each of Investor and Acquisition Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby, including the Financing. The execution and delivery by Investor and Acquisition Sub of this Agreement, the performance by Investor and Acquisition Sub of their respective covenants and obligations hereunder and the consummation by Investor and Acquisition Sub of the transactions contemplated hereby, including the Financing, have been duly authorized by all necessary corporate action on the part of Investor and Acquisition Sub, and no additional corporate proceedings on the part of Investor or Acquisition Sub are necessary to authorize the execution and delivery by Investor and Acquisition Sub of this Agreement, the performance by Investor and Acquisition Sub of their respective covenants and obligations hereunder or the consummation by Investor and Acquisition Sub of the transactions contemplated hereby, including the Financing.

        (b)   This Agreement has been duly executed and delivered by each of Investor and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Investor and Acquisition Sub, enforceable against each in accordance with its terms, subject to the Enforceability Limitations.

        4.3    Non-Contravention.     The execution and delivery by Investor and Acquisition Sub of this Agreement, the performance by Investor and Acquisition Sub of their respective covenants and obligations hereunder, the compliance by Investor and Acquisition Sub with the provisions hereof and the consummation by Investor and Acquisition Sub of the transactions contemplated hereby, including the Financing, do not and will not (a) violate or conflict with any provision of the certificates of incorporation or bylaws of Investor or Acquisition Sub, (b) violate, conflict with, require consent under, or result in the breach of or loss of benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Investor or Acquisition Sub is a party or by which Investor, Acquisition Sub or any of their properties or assets may be bound, (c) assuming the Consents referred to in Section 4.4 are obtained or made, violate or conflict with any Law or Order applicable to Investor or Acquisition Sub or by which any of their properties or assets are bound or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Investor or Acquisition Sub, except in the case of each of clauses (b), (c) and (d) above, for such violations, conflicts, defaults, terminations, accelerations or Liens which would not have, individually or in the aggregate, an Investor Material Adverse Effect.

        4.4    Required Governmental Approvals.     No Consent of any Governmental Authority is required on the part of or with respect to Investor or Acquisition Sub or any member of the Equity Consortium in connection with the execution and delivery by Investor and Acquisition Sub of this Agreement, the performance by Investor and Acquisition Sub of their respective covenants and obligations hereunder, the compliance by Investor and Acquisition Sub with the provisions hereof and the consummation by Investor and Acquisition Sub of the transactions contemplated hereby, including the Financing, except for (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, (c) Consents required under, and compliance with any other applicable requirements of the HSR Act and the PRC Anti-Monopoly Law, (d) the submission of a Joint Notice to CFIUS pursuant to Exon-Florio and the CFIUS Approval, (e) the Taiwan Approvals, (f) the filings and approvals with or by PRC Governmental Authorities with respect to the transactions contemplated hereby, including (A) the filings with and/or approvals of NDRC and MOFCOM with respect to the consummation of the transactions contemplated hereby, including the Financing, by Investor and Acquisition Sub and (B) SAFE's registration and/or approvals in connection with the transactions contemplated hereby, including registration and/or approvals for conversion of RMB funds into U.S. dollar funds and transfer of U.S. dollar funds to Acquisition Sub or the holders of shares of Company Common Stock or other interests pursuant to or in connection with this Agreement and the Guaranty (to the extent that funding in U.S. dollars is required thereunder) (the filings, approvals and/or registrations referred to in clauses (A) and (B) of this Section 4.4(f) collectively, the "PRC Overseas Investment Approvals"), and (g) where the failure to obtain such other Consents would not have, individually or in the aggregate, an Investor Material Adverse Effect.

        4.5    Litigation.     As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Investor, threatened against or affecting Investor or Acquisition Sub or any of their respective properties that would have, individually or in the aggregate, an Investor Material Adverse Effect. As of the date of this Agreement, neither Investor nor Acquisition Sub is subject to any outstanding Order that would have, individually or in the aggregate, an Investor Material Adverse Effect.

        4.6    Proxy Statement.     The information supplied by Investor, Acquisition Sub or any of their respective Affiliates, partners, members, stockholders, directors, officers, employees, agents or other representatives specifically for inclusion or incorporation by reference in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by Investor or Acquisition Sub with respect to information supplied by the Company or any of their Affiliates, directors, officers, employees, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement.

        4.7    Ownership of Company Capital Stock.     Neither Investor nor Acquisition Sub is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company as defined in Section 203(c) of the DGCL (other than as contemplated by this Agreement). Neither Investor nor Acquisition Sub owns any shares of Company Common Stock.

        4.8    Brokers.     Except for Bank of America Merrill Lynch and China International Capital Corporation Limited (both of whose fees and expenses will be paid by Investor or its Affiliates), no agent, broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Investor or Acquisition Sub.

        4.9    Operations of Acquisition Sub.     Acquisition Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Acquisition Sub will not have engaged in any other business activities other than incidental to the transactions contemplated hereby and will have incurred no liabilities or obligations other than in relation to the transactions contemplated by this Agreement.

        4.10    Financing.

        (a)   Investor has delivered to the Company true, correct and complete copies of (i) the executed commitment letter, dated as of the date hereof, together with an executed fee letter (such fee letter may be redacted so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the Debt Financing (as defined below)) referenced in such commitment letter (such fee letter, together with such commitment letter, and in each case, together with any related engagement letters, exhibits, schedules, annexes, supplements term sheets or other related agreements, collectively, as the same may be amended or replaced pursuant to Section 6.15, the "Debt Commitment Letters;" provided that for purposes of this Agreement, the Debt Commitment Letters shall also include, after the date hereof, to the extent alternative financing from alternative financial institutions is obtained in accordance with this Agreement, any commitment letters and related fee letters executed by such alternative financial institutions in respect of such alternative financing) from the lender parties thereto (together with their successors and assigns, the "Lenders;" provided that for purposes of this Agreement, the Lenders shall also include, after the date hereof, to the extent alternative financing from alternative financial institutions is obtained in accordance with this Agreement, any such alternative financial institution), pursuant to which, and subject only to the terms and conditions therein, the Lenders have committed to provide, or cause to be provided, debt financing in the amounts set forth therein to Investor for the purpose of funding the transactions contemplated by this Agreement (the "Debt Financing;" provided that for purposes of this Agreement, the Debt Financing shall also include, after the date hereof, to the extent alternative financing from alternative financial institutions is obtained in accordance with this Agreement, any such alternative financing), and (ii) the executed equity commitment letter, dated as of the date hereof (the "Equity Commitment Letter" and, together with the Debt Commitment Letters, the "Commitment Letters") from the Equity Consortium, pursuant to which, and subject only to the terms and conditions therein, each member of the Equity Consortium has committed to invest, or cause to be invested, the amounts set forth therein (the "Equity Financing" and, together with the Debt Financing, the "Financing").

        (b)   As of the date of this Agreement, each of the Commitment Letters, in the form so delivered, is in full force and effect, subject to the Enforceability Limitations, and has not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect. As of the date of this Agreement, each of the Commitment Letters, in the form so delivered, is a legal, valid and binding obligation of Investor and Acquisition Sub and the other parties thereto, subject to the Enforceability Limitations. As of the date of this Agreement, to the knowledge of Investor, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Investor or Acquisition Sub under any term of any of the Commitment Letters. As of the date of this Agreement, assuming the accuracy of the Company's representations and warranties set forth in Article III and assuming compliance by the Company with its obligations under this Agreement, and subject to the satisfaction of the conditions contained in Section 7.1 and Section 7.2, neither Investor nor Acquisition Sub has reason to believe that it will be unable to satisfy any term or condition of any of the Commitment Letters required to be satisfied by it or that any portion of the Financing contemplated thereby will be unavailable to Investor and Acquisition Sub at the Effective Time. Investor and Acquisition Sub have fully paid any and all commitment fees or other fees in connection with the Commitment Letters that are due and payable on or before the date of this Agreement.

        (c)   Subject to the terms and conditions of the Commitment Letters and subject to the satisfaction of the conditions contained in Section 7.1 and Section 7.2, assuming the accuracy of the Company's representations and warranties set forth in Article III and assuming compliance by the Company with the covenants set forth herein, the aggregate proceeds contemplated by the Financing, together with other financial resources of Investor and Acquisition Sub including cash, cash equivalents and marketable securities of Investor and Acquisition Sub on the Closing Date, are sufficient to fund all of the amounts required to be provided by Investor and/or Acquisition Sub for the consummation of the transactions contemplated hereby, including the payment of all amounts required to be paid pursuant to Article II and the payment of all associated costs and expenses of the Merger and the other transactions contemplated hereby. There are no conditions precedent or other contingencies related to the funding or investing, as applicable, of the full amount of the Financing, other than as set forth in the Commitment Letters.

        4.11    Guaranty.     Concurrently with the execution of this Agreement, Investor and Acquisition Sub have delivered to the Company the Guaranty of each Guarantor. Each such Guaranty has been duly executed and delivered by the applicable Guarantors and constitutes the valid and binding obligation of such Guarantor enforceable against the Guarantor in accordance with its terms (subject to the Enforceability Limitations and the relevant PRC Overseas Investment Approvals (if applicable)).

        4.12    Solvency.     None of Investor, Acquisition Sub or the Guarantors is entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Investor, Acquisition Sub, the Guarantors, the Company or any of their respective Subsidiaries. As of the Effective Time, assuming (a) satisfaction of the conditions to

Investor's and Acquisition Sub's obligation to consummate the Merger, or waiver of such conditions, (b) the accuracy in all material respects of the representations and warranties of the Company set forth in Article III hereof (excluding any qualification as to materiality or Company Material Adverse Effect included therein) and compliance in all material respects by the Company with its obligations hereunder and (c) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon reasonable assumptions, the Surviving Corporation will, after giving effect to all of the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate Merger Consideration, the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the payment of all related fees and expenses, be Solvent at and immediately following the Effective Time. As used in this Section 4.12, the term "Solvent" means, with respect to the Surviving Corporation on a particular date, that on such date, (a) the sum of the "fair saleable value" of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed the sum of (A) the value of all "liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with the applicable U.S. federal Laws governing determinations of the insolvency of debtors and (B) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) the Surviving Corporation will be able to pay its liabilities as they mature and (c) the Surviving Corporation will not have an unreasonably small amount of capital for the operation of its business.

        4.13    OFAC.     Neither Investor, Acquisition Sub, each member of the Equity Consortium, nor any Person or Persons owning 50% or more (either individually or in the aggregate, directly or indirectly through intermediaries) or controlling either Investor, Acquisition Sub or any of the members of the Equity Consortium (or any of their permitted assignees), is identified on the SDN List, FSE List, SSI List or any other similar list maintained by OFAC or any other U.S. Governmental Authority pursuant to the U.S. Trade Laws or is identified on or by the United Nations Security Council Sanctions, the European Union Sanctions List, or the Bank of England—Financial Sanctions (HM Treasury) List.

        4.14    Non-Reliance.     In connection with the due diligence investigation of the Company by Investor and Acquisition Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Investor and Acquisition Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof (including pursuant to Section 6.8) from the Company and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Investor and Acquisition Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans). Investor and Acquisition Sub hereby acknowledge and agree that none of the Company or any of its Subsidiaries, nor any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans) except as set forth in Article III hereof.

        4.15    Exclusivity of Representations.     Except for the representations and warranties made by Investor and Acquisition Sub in this Article IV and in any instrument or agreement delivered pursuant hereto or contemplated hereby, (a) neither Investor nor any of its Subsidiaries, including Acquisition

Sub, (or any other Person) makes, or has made, any representation or warranty relating to Investor, any of its Subsidiaries, including Acquisition Sub, or any of their businesses or operations or otherwise in connection with this Agreement or the transactions contemplated hereby, and (b) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to the Company or any of its Affiliates or the Representatives of any of the foregoing are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any representation or warranty set forth in this Article IV.

ARTICLE V
COVENANTS OF THE COMPANY

        5.1    Interim Conduct of Business.

        (a)   Except (i) as specifically permitted or required by this Agreement, (ii) as set forth in Schedule 5.1(a) or (iii) as approved in advance by Investor in writing (which approval will not be unreasonably withheld, conditioned or delayed, other than as set forth in Schedule 5.1(b)), at all times during the period commencing on the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (A) carry on its business in the usual, regular and ordinary course consistent with past practice and policies and (B) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of the Company and each of its Subsidiaries, to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers and other Persons with whom the Company or any of its Subsidiaries has business relations, to preserve its assets, rights and properties in good repair and condition and to preserve intact its business organization.

        (b)   Without limiting the generality of Section 5.1(a), except (i) as specifically permitted or required by this Agreement or (ii) as approved in advance by Investor in writing, at all times during the period commencing on the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, take action, or enter into any Contract, authorize, commit, resolve or agree to take action, with respect to any matter set forth in Schedule 5.1(b); provided, however, with respect to the matters identified under the "Category 2" heading on Schedule 5.1(b), Investor's approval shall not be unreasonably withheld, conditioned or delayed and in the event Investor fails to respond to the Company within three (3) Business Days after receipt of the Company's written request, which contains sufficiently detailed information regarding the request and specific identification of the corresponding matter number on Schedule 5.1(b), for Investor's approval, then Investor shall be deemed to have approved such request.

        (c)   Notwithstanding the foregoing, nothing in this Agreement is intended to give Investor, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

        5.2    No Solicitation.

        (a)   Subject to Section 5.2(b), at all times during the period commencing from the date of this Agreement and continuing until the earlier to occur of (i) the termination of this Agreement pursuant to Article VIII and (ii) the Effective Time, the Company and its Subsidiaries shall not, and shall cause their respective directors, officers or other employees, controlled affiliates, or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by any of them (collectively, "Representatives") not to, directly or indirectly, (A) solicit, initiate or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal; (B) furnish to any Person (other than Investor, Acquisition Sub or any designees of Investor or Acquisition Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Investor, Acquisition Sub or any designees of Investor or Acquisition Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with respect to, or with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (C) continue or otherwise participate or engage in discussions or negotiations with any Person with respect to, or with the intent to induce the making, submission or announcement of, or the intent to encourage, facilitate or assist, an Acquisition Proposal; or (D) enter into any Contract contemplating, leading to or otherwise relating to an Acquisition Transaction.

        (b)   The Company and its Subsidiaries shall, and shall cause the Representatives of the Company and its Subsidiaries to, (i) immediately cease any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and (ii) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal and terminate the access of any Person other than Investor, Acquisition Sub and their Representatives to any "data room" hosted by the Company or any of its Subsidiaries or Representatives relating to any Acquisition Proposal.

        (c)   Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, prior to the receipt of the Requisite Stockholder Approval, if any Person makes a bona fide, written and unsolicited Acquisition Proposal that did not arise out of a material breach of this Section 5.2 and that the Company Board determines in good faith (after advice from its financial advisor and outside legal counsel) either constitutes or is reasonably expected to lead to a Superior Proposal, the Company Board may, directly or indirectly through the Company's Representatives, (i) participate or engage in discussions or negotiations with such Person regarding such Acquisition Proposal, including entering into an Acceptable Confidentiality Agreement, (ii) furnish to such Person any non-public information relating to the Company or any of its Subsidiaries and/or afford such Person access to the business, properties, assets, books, records or other non-public information, or the personnel, of the Company or any of its Subsidiaries, in each case under this clause (ii) pursuant to an Acceptable Confidentiality Agreement, provided that, contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Investor to the extent such information has not been previously furnished by the Company to Investor, and/or (iii) contact the Person or group of Persons who has made such Acquisition Proposal to clarify and understand the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal; provided, however, that in the case of any action taken pursuant to the preceding clauses (i), (ii) or (iii), (A) the Company Board and/or any authorized committee thereof determines in good faith (after advice from outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law and (B) the Company gives Investor prompt written notice of the Company's intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person pursuant to Section 5.2(e).

        (d)   Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than Investor and Acquisition Sub) from, any "standstill" or other similar agreement between the Company or any of its Subsidiaries, on the one hand, and such Person, on the other, unless the Company Board and/or any authorized committee thereof determines in good faith (after advice from outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law.

        (e)   In addition to the obligations of the Company set forth in Section 5.2(a), the Company shall promptly (and in any event within 48 hours of receipt) notify Investor in writing if the Company or any of its Subsidiaries or Representatives receives (i) any Acquisition Proposal, (ii) any request for information that would reasonably be expected to lead to an Acquisition Proposal or (iii) any inquiry with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal, in each case together with the terms and conditions of such Acquisition Proposal, request or inquiry, the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of any written proposal, offer or draft agreement provided by such Person. The Company shall keep Investor reasonably informed (including by notifying Investor within 48 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of the status and terms of any such Acquisition Proposal, request or inquiry, including furnishing copies of any written inquiries, correspondence and draft documentation.

        (f)    The Company agrees that any violation of the restrictions set forth in this Section 5.2 by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by the Company.

        (g)   The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company's ability to comply with any of the terms of this Section 5.2.

        (h)   The Company shall not take any action to exempt any Person (other than Investor, Acquisition Sub and their respective Affiliates) from the restrictions on "business combinations" contained in Section 203 of the DGCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing, in each case unless such actions are taken substantially concurrently with a termination of this Agreement pursuant to Section 8.1(e).

ARTICLE VI
ADDITIONAL COVENANTS

        6.1    Further Action; Reasonable Best Efforts.     Upon the terms and subject to the conditions set forth in this Agreement, each of Investor and Acquisition Sub, on the one hand, and the Company, on the other hand, shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to: (i) cause the conditions to the Merger set forth in Article VII to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities that are necessary to consummate the Merger and the other transactions contemplated by this Agreement; and (iii) obtain all necessary or appropriate consents, waivers and approvals under any Material Contracts to which the

Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts following the consummation of the transactions contemplated by this Agreement. In addition to the foregoing, neither Investor or Acquisition Sub, on the one hand, nor the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, materially delaying or otherwise adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement. Notwithstanding anything to the contrary herein, neither the Company nor any of its Subsidiaries shall, without Investor's prior written consent, pay or commit to pay any consent or other similar fee, "profit sharing" or other similar payment, any penalty or any other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the consent, waiver or approval of any Person under any Contract.

        6.2    Regulatory Approvals.

        (a)   Investor and/or Acquisition Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act as soon as reasonably practicable after the date of this Agreement, but in no event later than fifteen (15) Business Days from the date of this Agreement, (ii) file an initial filing with the PRC Anti-Monopoly Bureau relating to this Agreement and the transactions contemplated hereby as required by the PRC Anti-Monopoly Law as soon as reasonably practicable after the date of this Agreement, (iii) (A) engage in the pre-notice consultation process with the Committee on Foreign Investment in the United States ("CFIUS") and jointly make the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f) with respect to the transactions contemplated hereby as soon as reasonably practicable after the date of this Agreement, and (B) as soon as reasonably practicable after CFIUS notification that the draft filing meets all requirements of 31 C.F.R. § 800.402 of the regulations and is, accordingly, complete, jointly file with CFIUS a voluntary notice as contemplated by 31 C.F.R. § 800.401(a), (iv) prepare and file all filings required to obtain the PRC Overseas Investment Approvals as promptly as practicable after the date of this Agreement, (v) subject to Section 6.19, prepare and file all filings required to obtain the Taiwan Approvals as promptly as practicable after the date of this Agreement and (vi) prepare and file any other filing or written materials necessary or advisable to be made or submitted to any other Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement (the filings described in the foregoing clauses (i) through (vi) collectively, "Regulatory Filings").

        (b)   Each of Investor and the Company shall (i) cooperate and coordinate with the other in the making of Regulatory Filings (including, to the extent permitted by applicable Law, providing copies, or portions thereof, of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Authority under any applicable Laws (including Antitrust Laws) or Orders with respect to any such filing, (ii) supply the other with any information and reasonable assistance that may be required or reasonably requested in connection with the making of such filings, (iii) supply any additional information that may be required or reasonably requested by the FTC, the DOJ, the PRC Anti-Monopoly Bureau, CFIUS or the relevant Governmental Authority of Taiwan and (iv) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to obtain the HSR Antitrust Clearance and PRC Antitrust Clearance as soon as practicable, to obtain the PRC Overseas Investment Approvals as soon as practicable (other than as waived by Investor pursuant to Section 7.1(b)(ii)(B)), to obtain the Taiwan Approvals as soon as practicable, to obtain the CFIUS Approval as soon as practicable, and to avoid any impediment to the consummation of the Merger under any applicable Laws (including Antitrust Laws) or Orders, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as the FTC, the DOJ, CFIUS, the PRC Anti-Monopoly Bureau or any other Governmental Authority or Person may assert under any applicable Laws (including Antitrust Laws) or Orders with respect to the Merger; provided, however, that with respect to CFIUS, Investor shall not be obligated to accept any mitigation proposal by CFIUS as a condition to granting the CFIUS Approval except as set forth in Section 6.2(e).

        (c)   Each of Investor and Acquisition Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent permitted by applicable Law, promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any Regulatory Filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to a Regulatory Filing, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all meetings with any Governmental Authority (other than any PRC Governmental Authority) relating to the Merger or any other transactions contemplated hereby, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other party reasonably apprised with respect to any material communications with any Governmental Authority regarding the Merger or any other transactions contemplated hereby, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger or any other transactions contemplated hereby, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority (other than any PRC Governmental Authority) regarding the Merger or any other transactions contemplated hereby, and (vi) provide each other (or counsel of each party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger or any other transactions contemplated hereby. Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law.

        (d)   Each of Investor, Acquisition Sub and the Company shall cooperate with one another to (i) promptly determine whether any filings not contemplated by this Section 6.2 are required to be or should be made, and whether any other consents, approvals, permits or authorizations not contemplated by this Section 6.2 are required to be or should be obtained, from any Governmental Authority under any other applicable Law in connection with the transactions contemplated hereby, and (ii) in accordance with the other provisions of this Section 6.2 as if such other filings are also "Regulatory Filings," promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such consents, permits, authorizations, approvals or waivers that the parties determine are required to be or should be made or obtained in connection with the transactions contemplated hereby.

        (e)   Except as otherwise provided in this Agreement, each of Investor, Acquisition Sub and the Company shall offer to take (and if such offer is accepted, take reasonable best efforts to commit to take) all steps which it is capable of taking to avoid or eliminate impediments under any Antitrust Laws that may be asserted by the FTC, the DOJ, the PRC Anti-Monopoly Bureau or any other Governmental Authority with respect to the transactions contemplated by this Agreement, and to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, obtaining the CFIUS Approval, in each case, so as to enable the Closing to occur as promptly as practicable following the date of this Agreement and, in any event, prior to the Termination Date, and will defend through Legal Proceedings on the merits any claim asserted in any court by any party, including appeals. Without limiting the foregoing, each of Investor and Acquisition Sub shall propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of such assets or businesses of Investor or its Subsidiaries (including the Company or any of its Subsidiaries), including effecting an internal corporate restructuring to the extent reasonable and practicable, or otherwise offer to take or offer to commit to take any action which it is capable of taking and if the offer is accepted, take or commit to take such action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of Investor or its Subsidiaries, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or Legal Proceeding, which would otherwise have the effect of preventing or delaying the Closing beyond the Termination Date. At the request of Investor, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its Subsidiaries. Notwithstanding anything to the contrary in this Section 6.2, neither Investor and Acquisition Sub, on the one hand, nor the Company, on the other hand, shall be required to agree to any term or take any action in connection with obtaining the HSR Antitrust Clearance, PRC Antitrust Clearance and the CFIUS Approval (i) that is not conditioned upon the consummation of the Merger and the other transactions contemplated by this Agreement or (ii) would reasonably be expected to have, individually or in the aggregate, an adverse effect on Investor, Acquisition Sub, the Company or the Surviving Corporation that is material in any respect.

        6.3    Proxy Statement.

        (a)   The Company shall use reasonable best efforts to deliver to Investor a reasonably complete initial draft of the Proxy Statement within ten (10) Business Days after the date hereof, and as soon as practicable following the date hereof (and in any event within twenty (20) Business Days after the date hereof), the Company shall prepare and file with the SEC the Proxy Statement for use in connection with the solicitation of proxies from the Company Stockholders for use at the Company Stockholder Meeting. The Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Investor and Acquisition Sub shall furnish in writing to the Company all information concerning Investor and Acquisition Sub as the Company may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Investor or Acquisition Sub, or any of their respective directors, officers or other Affiliates, should be discovered by the Company, Investor or Acquisition Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the others, and the Company shall promptly prepare and file with the SEC an appropriate amendment or supplement to the Proxy Statement describing such information and, to the extent required by applicable Law or the SEC or its staff, disseminate such amendment or supplement to the Company Stockholders.

        (b)   The Company shall respond promptly to any such comments made by the SEC or its staff with respect to the Proxy Statement and shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. Subject to applicable Law, the Company shall use reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement.

        (c)   Unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change specifically permitted by Section 6.5, (i) the Company shall not file with the SEC nor mail the Proxy Statement or any amendment or supplement thereto, and (ii) the Company shall not correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement, in any such case referenced in the preceding clause (i) or (ii) without prior consultation with Investor and its counsel, including providing Investor and Acquisition Sub a reasonable advance opportunity to review and comment thereon or participate therein, as the case may be.

        (d)   Unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change, the Company shall advise Investor and Acquisition Sub, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement, any receipt of comments from the SEC or its staff on the Proxy Statement, or any receipt of a request by the SEC or its staff for additional information in connection therewith.

        (e)   Unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change specifically permitted by Section 6.5, the Company shall include the Company Board Recommendation in the Proxy Statement.

        6.4    Company Stockholder Meeting.

        (a)   As soon as practicable following the date hereof, the Company shall, in consultation with Investor, establish a record date for a meeting of the Company Stockholders (such meeting or any adjournment or postponement thereof, the "Company Stockholder Meeting") for the purpose of voting to approve the Merger in accordance with the DGCL and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. The Company shall duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the Company Stockholders; provided, however, nothing herein shall prevent the Company from postponing or adjourning the Company Stockholder Meeting, which postponement or adjournment shall not exceed five (5) Business Days in the case of the following clause (i) or (iii), on any occasion if (i) there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff, or (iii) after prior consultation with Investor, the Company Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting in order to lawfully obtain the Requisite Stockholder Approval. The Company shall, on the reasonable request of Investor, advise Investor promptly as to the aggregate tally of proxies received by the Company with respect to the Requisite Stockholder Approval.

        (b)   Unless the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change specifically permitted by Section 6.5, the Company shall solicit from the Company Stockholders proxies in favor of the approval of the Merger in accordance with Delaware Law, submit the Merger for approval of the Company Stockholders at the Company

Stockholder Meeting, recommend to the Company Stockholders that they adopt this Agreement and the transactions contemplated hereby, include such recommendation in the Proxy Statement and use its reasonable best efforts to secure the Requisite Stockholder Approval at the Company Stockholder Meeting. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or the occurrence of any Company Board Recommendation Change, unless such Company Board Recommendation Change is specifically permitted by Section 6.5.

        6.5    Company Board Recommendation.

        (a)   Neither the Company Board nor any committee thereof shall (i) withhold, withdraw, amend, qualify or modify in a manner adverse to Investor, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Investor, the Company Board Recommendation, (ii) approve, endorse or recommend an Acquisition Proposal, or (iii) fail to include the Company Board Recommendation in the Proxy Statement (each of clauses (i), (ii) and (iii), a "Company Board Recommendation Change"); provided, however, that a "stop, look and listen" communication by the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act, or any substantially similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act, shall not be deemed to be a Company Board Recommendation Change.

        (b)   Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, (i) in connection with an Intervening Event or (ii) if the Company Board or the Company receives an Acquisition Proposal that did not arise out of a material breach of Section 5.2, and in connection with which the Company has complied in all material respects with Section 5.2(e) and this Section 6.5(b), and that the Company Board has determined in good faith after advice from its financial advisor(s) and outside legal counsel constitutes a Superior Proposal, the Company Board may (x) effect a Company Board Recommendation Change or (y) in the case of clause (B) above, authorize the Company to terminate this Agreement to concurrently enter into a definitive agreement with respect to such Superior Proposal, in each case, if and only if:

            (i)  prior to effecting a Company Board Recommendation Change, the Company Board and/or any authorized committee thereof determines in good faith, after advice from its outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law;

           (ii)  the Company notifies Investor in writing at least five (5) Business Days before taking such action of its intention to do so, and specifies the reasons therefor, including, (X) if such notice is made in connection with a Superior Proposal, the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed agreement under which such Superior Proposal is proposed to be consummated and any other relevant documents, including any financing commitment letters (it being understood and agreed that, with respect to any amendment to the financial terms or any other material term of such Superior Proposal, the Company shall provide Investor a new written notice and a new additional period of three (3) Business Days in respect of each such amendment) and (Y) if such notice is made in connection with an Intervening Event, reasonable detail regarding such Intervening Event; it being agreed that any of the foregoing notice and any amendment to update such notice and the determination to deliver such notice, or update or amend public disclosure with respect thereto shall not constitute a Company Board Recommendation Change for purposes of this Agreement;

          (iii)  during such five Business Day period or, if applicable, such additional three Business Day period(s), prior to its effecting a Company Board Recommendation Change, if requested by

  Investor, the Company shall make its Representatives available to negotiate with Investor's Representatives in good faith regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Investor;

          (iv)  if Investor shall have delivered to the Company a written offer to modify the terms and conditions of this Agreement during such five Business Day period, or in the case of an amendment to the Superior Proposal requiring an additional three Business Day period pursuant to clause (ii) above, then during such additional three Business Day period (but in any event no later than 5:00 pm, Pacific Time, on the last day of such period), the Company Board and/or any authorized committee thereof, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Investor, continues to determine in good faith (after advice from its outside legal counsel (and, in connection with an Acquisition Proposal, also from its financial advisor(s))) that such Superior Proposal continues to be a Superior Proposal or that such Intervening Event continues to necessitate a Company Board Recommendation Change, as applicable, and that the failure to make a Company Board Recommendation Change or terminate this Agreement, as applicable, would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law; and

           (v)  in the case of the Company terminating this Agreement to enter into a definitive agreement with respect to a Superior Proposal, the Company shall have paid, or caused the payment of, the Termination Fee in accordance with Section 8.3(b)(iii).

        (c)   Nothing in this Agreement shall prohibit the Company Board and/or any authorized committee thereof from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act and (ii) making any disclosure to the Company Stockholders that the Company Board and/or any authorized committee thereof determines in good faith (after advice from its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under Delaware Law; provided, however, that any such disclosure (other than a "stop, look and listen" communication or any substantially similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a Company Board Recommendation Change (including for purposes of Section 8.1(f)) unless the Company Board expressly reaffirms its recommendation to the Company Stockholders in favor of the approval of this Agreement and the Merger in such disclosure.

        6.6    Public Statements and Disclosure.     The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by both Investor and the Company. Thereafter, none of the Company, on the one hand, or Investor and Acquisition Sub, on the other hand, shall issue any public release or make any public announcement concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or by obligations pursuant to any listing agreement with any applicable securities exchange or regulatory or Governmental Authority to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that the restrictions set forth in this Section 6.6 shall not apply to any release or announcement made or proposed to be made by the Company following a Company Board Recommendation Change.

        6.7    Anti-Takeover Laws.     In the event that any Takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated by this Agreement, the Company, Investor and Acquisition Sub shall take all action necessary within their respective control (including, in the case of the Company and the Company Board, grant all necessary approvals) to ensure that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement under such Takeover Laws and otherwise to eliminate, or if it is not possible to eliminate, to minimize the effect of such Takeover Law on this Agreement and the transactions contemplated hereby.

        6.8    Access.     At all times during the period commencing from the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, afford Investor, Acquisition Sub, the Financing Sources and their respective Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, assets, books and records, contracts, facilities and personnel of the Company and its Subsidiaries; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information or (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege; and provided further, however, that no information or knowledge obtained by Investor in any investigation conducted pursuant to the access contemplated by this Section 6.8 shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Investor and Acquisition Sub hereunder. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Investor in a way that would not violate any applicable Law or waive such attorney-client privilege. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the properties of the Company or any of its Subsidiaries shall be subject to the terms and conditions of any applicable Lease and the Company's reasonable security measures and insurance requirements and shall not include the right to perform Phase 1 or Phase 2 environmental assessments or other invasive testing. The terms and conditions of the Confidentiality Agreement and the Side Letter shall apply to any information obtained by Investor, Acquisition Sub or any of their respective Representatives pursuant to the access contemplated by this Section 6.8. Nothing in this Section 6.8 or elsewhere in this Agreement shall be construed to require the Company, any of its Subsidiaries or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

        6.9    Section 16 Matters.     Prior to the Effective Time, the Company shall take all actions reasonably necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.10    Directors' and Officers' Indemnification and Insurance.

        (a)   The Surviving Corporation and its Subsidiaries shall (and Investor shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all (i) indemnification agreements set forth on Schedule 6.10, and as in effect on the date of this Agreement, between the Company or any of its Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries (the "Indemnified Persons") and (ii) indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of the Company or any of its Subsidiaries in effect on the date of this Agreement, in each case until the sixth (6th) anniversary of the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective

Time, the Surviving Corporation and its Subsidiaries shall (and Investor shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers, in each case in their respective capacities as such, occurring at or prior to the Effective Time, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

        (b)   Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company shall purchase a six-year "tail" prepaid policy on the Company's current directors' and officers' liability insurance ("D&O Insurance"), provided that the Company shall not pay, and Investor and the Surviving Corporation shall not be obligated to pay, annual premiums in excess of three hundred percent (300%) of the amount paid by the Company for coverage for its last full fiscal year (such three hundred percent (300%) amount, the "Maximum Annual Premium") (which premiums the Company represents and warrants to be as set forth in Section 3.23 of the Company Disclosure Letter). The Surviving Corporation shall (and Investor shall cause the Surviving Corporation to) use reasonable best efforts to maintain such "tail" policy in full force and effect. If, for any reason, such "tail policy" cannot be maintained in full force and effect at any time during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Investor shall cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person covered by the D&O Insurance, on terms with respect to the coverage and amounts that are equivalent to those of the D&O Insurance; provided, however, that in satisfying its obligations under this Section 6.10(b), Investor and the Surviving Corporation shall not be obligated to pay annual premiums in excess of the Maximum Annual Premium; provided, however, that, if the annual premiums of such insurance coverage exceed such amount, Investor and the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium.

        (c)   If Investor or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of Investor and the Surviving Corporation set forth in this Section 6.10.

        (d)   The obligations set forth in this Section 6.10 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person without the prior written consent of such affected Indemnified Person. Each of the Indemnified Persons (and their heirs) are intended to be third-party beneficiaries of this Section 6.10 with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons (and their heirs) under this Section 6.10 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificates of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements, if any, with the Company or any of its Subsidiaries as Made Available to Investor, or applicable Law (whether at law or in equity).

        (e)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims under such policies.

        6.11    Employee Matters.

        (a)   For the period of one (1) year following the Effective Time, the Surviving Corporation shall (and Investor shall cause the Surviving Corporation to) use reasonable best efforts to honor all Employee Plans in accordance with their terms as in effect immediately prior to the Effective Time; provided, however, that nothing in this sentence shall prohibit the Surviving Corporation from amending or terminating, or from causing the Surviving Corporation to amend or terminate, any such Employee Plans, arrangements or agreements in accordance with their terms or if otherwise required by applicable Law.

        (b)   For a period of one (1) year following the Effective Time, the Surviving Corporation shall (and Investor shall cause the Surviving Corporation to) use reasonable best efforts to provide, for the benefit of each Continuing Employee, employee benefits that are no less favorable than the benefits that were provided to the Continuing Employees under the Employee Plans as of immediately prior to the Effective Time (such employee benefit plans, but excluding equity-based benefits and individual employment agreements, the "Company Plans"). In addition, base salary, bonus opportunity or regular wages as of immediately prior to the Effective Time shall not be decreased for a period of one (1) year following the Effective Time for any Continuing Employee who continues to be employed by the Surviving Corporation or an Affiliate during that period.

        (c)   To the extent that a Company Plan is made available to any Continuing Employee at or following the Effective Time, the Surviving Corporation shall (and Investor shall cause the Surviving Corporation to) use reasonable best efforts to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation, sick time or paid time off accrual and severance pay entitlement); provided, however, that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, to the extent commercially reasonable: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, collectively, the "New Plans") to the extent coverage under any such New Plan replaces coverage under a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, collectively, the "Old Plans"); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision and/or disability benefits to any Continuing Employee, the Surviving Corporation shall cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during any unfinished portion of the plan year of the Old Plan ending on the date such Continuing Employee's participation in the corresponding New Plan begins to be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) the Surviving Corporation shall credit the accounts of such Continuing Employees under any New Plan which is a flexible spending plan with any unused balance in the account of such Continuing Employee under the applicable Company Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time, and shall not be subject to accrual limits or other forfeiture and shall not limit future accruals.

        (d)   Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Investor or the Surviving Corporation to terminate, any Continuing Employee for any reason, or (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Investor or the Surviving Corporation to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time.

        6.12    Obligations of Acquisition Sub.     Investor shall take all action necessary to cause Acquisition Sub and, after the Effective Time, the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement.

        6.13    Notification of Certain Matters.

        (a)   At all times during the period commencing from the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall give prompt notice to Investor and Acquisition Sub upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of Investor and Acquisition Sub to consummate the transactions contemplated hereby set forth in Section 7.2(a) and Section 7.2(b) to not be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Investor and Acquisition Sub to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Investor pursuant to this Section 6.13(a).

        (b)   At all times during the period commencing from the date hereof and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Investor shall give prompt notice to the Company upon becoming aware that any representation or warranty made by Investor or Acquisition Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Investor or Acquisition Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the transactions contemplated hereby set forth in Section 7.3(a) and Section 7.3(b) to not be satisfied at the Closing; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Investor or Acquisition Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the transactions contemplated by this Agreement or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 6.13(b).

        6.14    Certain Litigation.     The Company shall promptly advise Investor of any litigation commenced after the date hereof against the Company, any of its Subsidiaries or any of their respective directors or officers (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby and shall keep Investor reasonably informed regarding any such litigation. The Company shall give Investor the opportunity to participate in the defense and any settlement of any such stockholder litigation and shall consider Investor's views with respect to such stockholder litigation. The Company shall not enter into any settlement agreement in respect of any stockholder litigation against the Company or its directors or officers relating to this Agreement or the transactions contemplated hereby without Investor's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

        6.15    Financing.

        (a)   Each of Investor and Acquisition Sub shall use, and shall cause their Affiliates to use, their respective reasonable best efforts to arrange the Financing as promptly as practicable on the terms and conditions described in the Commitment Letters, including using (and causing their Affiliates to use) their respective reasonable best efforts to: (i) maintain in effect the Commitment Letters, (ii) enter into definitive agreements with respect thereto as promptly as practicable on the terms and conditions contained in the Commitment Letters, and (iii) satisfy, or cause their Representatives to satisfy, on a timely basis (or, if deemed advisable by Investor, seek the waiver of) all conditions applicable to Investor, Acquisition Sub or their respective Representatives in such definitive agreements that are within their control; provided that this covenant shall not require Investor or Acquisition Sub to (A) commence any action against any of the other parties to the Debt Commitment Letters or the Financing Agreements, if any, with respect thereto, or (B) pay any material fees in excess of those contemplated by the Commitment Letters.

        (b)   Investor shall have the right to amend, replace, supplement or otherwise modify, or waive any of its rights under the Commitment Letters, and/or substitute or add other debt financing for all or any portion of the Debt Financing from the same and/or alternative Lenders, and/or permit the parties to the Equity Commitment Letter to assign their commitments thereunder to other equity Financing Sources; provided that Investor shall not agree to, or permit, any amendments or modifications to, or any waivers under, or any replacements of, the Commitment Letters without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) if such amendments, modifications, waivers or replacements would (i) reduce the aggregate amount of the Financing to an amount committed that is below the amount required, together with other financial resources of Investor and Acquisition Sub, including cash, cash equivalents and marketable securities of Investor and Acquisition Sub on the Closing Date, to consummate the Merger on the terms contemplated by this Agreement; (ii) impose new or additional conditions or otherwise expand upon the then-existing conditions precedent to funding of the Financing at or prior to the Effective Time as set forth in the Commitment Letters that would make such conditions materially less likely to be satisfied by the Closing; (iii) otherwise be reasonably expected to prevent or materially delay or impair the ability of Investor to consummate the Merger and the other transactions contemplated by this Agreement; or (iv) reduce the aggregate amount of commitments of the parties to the Equity Commitment Letter as of the date hereof and their Affiliates to less than 75% of the aggregate amount of commitments thereunder. Investor shall promptly deliver to the Company copies of any amendment, replacement, supplement, modification or waiver of the Commitment Letters.

        (c)   In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, (i) Investor shall promptly so notify the Company and (ii) Investor and Acquisition Sub shall use their respective reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative bank debt financing from alternative Financing Sources in an amount sufficient to consummate the transactions contemplated by this Agreement upon conditions not materially less favorable, taken as a whole, to Investor's interests than those in the Debt Commitment Letters, as promptly as practicable following the occurrence of such event (and in any event no later than the Effective Time). The definitive agreements entered into pursuant to the first sentences of this Section 6.15(c) or Section 6.15(a) are referred to in this Agreement, collectively, as the "Financing Agreements."

        (d)   Each of Investor and Acquisition Sub acknowledges and agrees that the obtaining of the Financing or any alternative financing is not a condition to the Closing, and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or any alternative financing, subject to applicable conditions set forth in Article VII and the requirements of Section 2.3.

        (e)   Investor shall (i) prior to the Closing, give the Company prompt notice (A) upon becoming aware of any material breach of any provision of, or termination by any party thereto of any Commitment Letter or Financing Agreement, (B) upon the receipt of any written communication from any Person party to any Commitment Letter or Financing Agreement with respect to any threatened breach or termination thereof by such Person or (C) if it is reasonably expected that Investor or Acquisition Sub will not be able to obtain all or any portion of the Financing on the terms and conditions under the Commitment Letter or Financing Agreements and (ii) prior to the Closing, otherwise keep the Company reasonably informed, at the Company's request, of material developments in Investor's and Acquisition Sub's efforts to arrange the Financing.

        (f)    Nothing in this Section 6.15 or any other provision of this Agreement shall require, and in no event shall Investor or Acquisition Sub be required to (i) seek the Equity Financing from a source other than the Equity Consortium or in any amount in excess of that contemplated by the Equity Commitment Letter, (ii) amend or waive any term or condition of this Agreement, or (iii) commence any legal action or proceeding against any Financing Source party to the Debt Commitment Letters or, subject to Section 9.8(c), against any other Financing Source.

        6.16    Financing Cooperation.

        (a)   Prior to the earlier of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, at Investor's sole expense (such expense to be reasonable), cooperate in connection with the arrangement of the Financing as may be reasonably requested by Investor (provided that such requested cooperation is otherwise consistent with this Agreement and does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including:

            (i)  subject to Section 6.8, providing to the Financing Sources financial and other information in the Company's possession with respect to the Merger, making the Company's senior management, officers and advisors available to assist the Financing Sources and otherwise reasonably cooperating in connection with the consummation of the Financing, including, upon reasonable prior written notice, assisting in preparation for and participating in a reasonable number of calls and meetings in a reasonable location (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders of, the Financing and members of senior management of the Company), presentations, due diligence (including accounting due diligence) and presentations to prospective Financing Sources and investors, and cooperating with the syndication efforts of Investor and Acquisition Sub and their Financing Sources as contemplated by the Debt Commitment Letters, in each case in connection with all or any portion of the Financing;

           (ii)  as promptly as practical, furnishing Investor, Acquisition Sub and the Financing Sources, and their respective Representatives, with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Investor in connection with the Debt Financing or that are necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitment Letters, including (A) the audited consolidated balance sheets and related consolidated statements of income, cash flows and shareholders' equity of the Company for the three most recently completed fiscal years ended at least 90 days before the Closing, accompanied by an unqualified report thereon by its independent registered public accountants, and (B) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each subsequent fiscal quarter ended at least 45 days before the Closing, all of which financial statements shall be prepared in accordance with generally accepted accounting principles in the United States (such information set forth in sub-clauses (A) and (B), collectively, the "Required Information");

          (iii)  assisting with the preparation of bank information memoranda, business projections, lender presentations and similar documents required in connection with the Financing, including execution and delivery of customary representation letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders and identifying any portion of such information that constitutes material, nonpublic information regarding the Company or its Subsidiaries or their respective securities, including (A) providing appropriate representations in connection with the preparation of financial statements and other financial data of the Company and its Subsidiaries, and (B) using reasonable best efforts to assist Investor in connection with the preparation by Investor of pro forma financial information and financial statements to the extent necessary or reasonably required by Investor's financing sources (including the Debt Financing sources) to be included in any marketing materials; it being understood and agreed that such documents, memoranda and materials shall contain disclosure and pro forma financial statements reflecting the Company (after giving effect to the Merger) as obligor;

          (iv)  satisfying the conditions set forth in the Debt Commitment Letters (to the extent the satisfaction of such conditions requires actions by or cooperation of the Company, its Subsidiaries and its or their Representatives);

           (v)  using reasonable best efforts in obtaining consents to the use of legal opinions, hedging agreements, appraisals, surveys, engineering reports, title insurance and other documentation and items required by the Debt Commitment Letters or as are reasonably requested by Investor and, if requested by Investor or Acquisition Sub, cooperating with and assisting Investor or Acquisition Sub in obtaining such documentation and items;

          (vi)  executing and delivering, as of the Effective Time, any definitive financing documents, including any credit agreements, guarantees, pledge agreements, security agreements, mortgages, deeds of trust and other security documents or other certificates, documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing (including a certificate of the chief financial officer of the Company or any Subsidiary with respect to solvency matters (or a solvency opinion with respect to such solvency matters) and consents of accountants for use of their reports in any materials relating to the Debt Financing) as may be reasonably requested by Investor in connection with the Financing and otherwise reasonably facilitating the pledging of collateral (including (i) cooperation in connection with the pay-off of existing indebtedness and the release of related Liens (including the Indebtedness outstanding and Liens existing under and in connection with the Citi Loan Agreement), such cooperation to include keeping Investor promptly apprised of the status of discussions with such lender(s) and any issues arising out of such discussions that could materially affect Investor or the Debt Financing, and (ii) cooperation in connection with Investor's efforts to obtain environmental assessments and title insurance), and the replacement or backing of any outstanding letter of credit maintained or provided by the Company or its Subsidiaries effective as of the Closing Date;

         (vii)  taking all actions reasonably necessary to permit the Financing Sources to conduct audit examinations, appraisals and other evaluations with respect to the Company's and its Subsidiaries' current assets and other collateral, and to evaluate its cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements;

        (viii)  seeking to ensure that the Financing Sources benefit materially from existing lender relationships of the Company and its Subsidiaries, if applicable, and furnishing at least five (5) Business Days prior to the Closing Date all documentation and other information required by Governmental Authorities under or otherwise reasonably requested by Investor in connection with applicable "know your customer," anti-money laundering, anti-terrorism, foreign corrupt practices and similar laws, rules and regulations of all applicable jurisdictions related to the Financing;

          (ix)  using reasonable best efforts to obtain waivers, consents, estoppels and approvals from other parties to material leases, encumbrances and contracts to which the Company or any Subsidiary of the Company is a party and to arrange discussions among Investor, Acquisition Sub and their Financing Sources with other parties to material leases, encumbrances and contracts; and

           (x)  taking all corporate actions (the effectiveness of which shall be subject to the occurrence of the Effective Time) necessary to permit the consummation of the Debt Financing, and to permit the proceeds thereof to be made available to Investor on the Closing Date to consummate the Merger.

        (b)   The Company will periodically update any such Required Information provided to Investor in order to ensure that such Required Information is Compliant. The Company hereby consents to the reasonable use of its and its Subsidiaries' logos in connection with the Debt Financing, provided that such logos are used in a manner that is not reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries in any material respect. Investor shall (x) promptly after the written request of the Company, reimburse the Company for all reasonable and documented out-of-pocket expenses and costs incurred in connection with the Company's or its Affiliates' cooperation obligations under this Section 6.16 and (y) indemnify and hold harmless the Company and its Affiliates and its and their respective Representatives from and against, and compensate and reimburse the Company and its Affiliates and its and their respective Representatives for, any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the Financing and any information utilized in connection therewith (other than, in the case of clause (x) and (y), losses, damages, claims, costs or expenses resulting from (A) any inaccurate or misleading financial information relating to the Company and its Subsidiaries provided by the Company in writing specifically for use in connection with the syndication of the Financing and (B) any material breach by the Company or any of its Subsidiaries of its obligations under this Section 6.16). Neither the Company nor any of its Subsidiaries shall be required to (1) pay any commitment or other similar fee in connection with the Financing prior to the Effective Time that is not advanced or substantially simultaneously reimbursed by Investor or (2) be an obligor with respect to the Financing, or incur any obligation under any certificate, document or instrument relating to the Debt Financing that is effective, in each case prior to the Effective Time, or (3) take any action (A) under any certificate, document or instrument relating to the Debt Financing that is not contingent upon the Closing (including the entry into any agreement that is effective before the Effective Time) or (B) that would reasonably be expected to cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability relating the Debt Financing.

        6.17    Intentionally Omitted.

        6.18    Third-Party Contracts and Consents; Repayment of Indebtedness.

        (a)   The Company shall use its commercially reasonable efforts to obtain, and provide copies to Investor of, written consents to the Merger and the other transactions contemplated by this Agreement from each of the counterparties to the Contracts listed on Schedule 6.18, which consents shall acknowledge and agree that the applicable Contracts will continue after the Closing unaffected by the consummation of the Merger and the other transactions contemplated by this Agreement.

        (b)   As soon as reasonably practicable but in any event no later than the earlier of (i) 6 months after the date hereof and (ii) the Closing, the Company shall repay and extinguish in full, with its own funds, all Indebtedness outstanding under the Loan and Security Agreement, dated March 16, 2007 (as amended from time to time), by and between the Company and Citibank N.A. (the "Citi Loan Agreement") and shall use reasonable best efforts to cause the lender under the Citi Loan Agreement to execute all documents, take all actions, and deliver to Investor termination statements and mortgage releases that, when executed, carried out, filed or recorded, as the case may be, will be necessary to release any and all Liens relating to the Citi Loan Agreement.

        6.19    Taiwan Divestiture.

        (a)   The plan relating to the restructuring of the Company's ownership interests in certain Taiwanese Entities (the "Taiwan Divestiture") as is necessary to obtain the Taiwan Approvals is set forth on Schedule 6.19 (the "Taiwan Plan").

        (b)   The Company shall identify bona fide, credit-worthy third parties (the "Taiwan Purchasers") and use its reasonable best efforts to negotiate a definitive agreement necessary to effectuate the Taiwan Divestiture on terms substantively consistent with the terms in the Taiwan Plan. The Company shall keep Investor reasonably informed of the status of its negotiations with Taiwan Purchasers, furnish copies of draft documentation upon Investor's request, and consult with Investor and its counsel on material terms of any definitive agreement.

        (c)   Promptly after execution of definitive agreements with the Taiwan Purchasers, the Company shall notify the relevant Governmental Authorities of Taiwan of the Taiwan Plan and shall file for the approval thereof as required by applicable Law. The Company shall use its reasonable best efforts to obtain from the relevant Government Authorities of Taiwan approval of the implementation and effectuation of the Taiwan Plan and confirmation that the Merger can be consummated in accordance with the Laws of Taiwan, together with any other Taiwan Approvals. As soon as reasonably practicable after receiving such approval and confirmation from the relevant Government Authorities of Taiwan, the Company will implement the steps contemplated by the Taiwan Plan and complete at or before Closing the Taiwan Divestiture.

        (d)   The Company shall promptly advise Investor of any communications to or from any Governmental Authority of Taiwan in connection with the implementation of the Taiwan Plan (including the Taiwan Divestiture), and shall provide Investor with copies of any such communications to the extent they are in written form.

        6.20    Stock Exchange Delisting; Deregistration.     Prior to the Closing Date, the Company shall cooperate with Investor and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the delisting by the Company of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

ARTICLE VII
CONDITIONS TO THE MERGER

        7.1    Conditions.     The respective obligations of Investor, Acquisition Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under applicable Law), at or prior to the Effective Time, of each of the following conditions:

        (a)    Requisite Stockholder Approval.     The Company shall have received the Requisite Stockholder Approval.

        (b)    Antitrust Approvals and Government Approvals.

            (i)  The HSR Antitrust Clearance and the PRC Antitrust Clearance shall have been obtained.

           (ii)  Investor shall have obtained the PRC Overseas Investment Approvals, other than such PRC Overseas Investment Approvals as Investor, in its sole discretion, shall have determined to waive; provided, however, that Investor shall not be entitled to waive any PRC Overseas Investment Approvals that would, or would reasonably be expected to, adversely affect the delivery of the consideration payable in connection with the Merger in accordance with Article II.

          (iii)  CFIUS Approval shall have been obtained; provided that no requirements or conditions to mitigate any national security concerns shall have been imposed, other than such requirements or conditions that Investor, Acquisition Sub or Company are obligated to accept pursuant to Section 6.2(e).

        (c)    No Prohibitive Laws or Injunctions.     No Governmental Authority of competent jurisdiction in the United States or the PRC shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC, or (ii) issued or granted any Order that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC.

        7.2    Conditions to the Obligations of Investor and Acquisition Sub.     The obligations of Investor and Acquisition Sub to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Investor:

        (a)    Representations and Warranties.     (i) Each of the representations and warranties of the Company set forth Section 3.6 (Company Capitalization) and the second sentence of Section 3.11(a) (Absence of Certain Changes) shall be true and correct (except for such inaccuracies as are de minimis in the case of Section 3.6 (Company Capitalization)) as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period); (ii) each of the representations and warranties of the Company set forth in Section 3.1(a) (Organization; Good Standing), Section 3.2 (Corporate Power; Enforceability), Section 3.3 (Requisite Stockholder Approval), Section 3.25 (Brokers), Section 3.27 (State Anti-Takeover Statutes) and Section 3.29 (No Rights Plan) shall be true and correct in all material respects, but without regard to any qualification as to materiality or Company Material Adverse Effect included therein, as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period); and (iii) each of the remaining representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), in each case of this clause (iii), except for any failure to be so true and correct that would not have, individually or in the aggregate, a Company Material Adverse Effect but without regard to any qualification as to materiality or Company Material Adverse Effect included therein.

        (b)    Performance of Obligations of the Company.     The Company shall have performed in all material respects the obligations that are to be performed by it under this Agreement prior to the Effective Time.

        (c)    Officer's Certificate.     Investor and Acquisition Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

        (d)    Company Material Adverse Effect.     No Company Material Adverse Effect shall have arisen or occurred following the date of this Agreement that is continuing.

        (e)    Taiwan Divestitures.     The Company shall have obtained the Taiwan Approvals, including the approval of the Taiwan Divestitures and Taiwan Plan from the relevant Government Authority of Taiwan, and the Company shall have completed the Taiwan Divestitures pursuant to Section 6.19.

        7.3    Conditions to the Company's Obligations to Effect the Merger.     The obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

        (a)    Representations and Warranties.     The representations and warranties of Investor and Acquisition Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of such date (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or for such period), in each case, except for any failure to be so true and correct that would not have, individually or in the aggregate, an Investor Material Adverse Effect but without regard to any qualification as to materiality or Investor Material Adverse Effect included therein.

        (b)    Performance of Obligations of Investor and Acquisition Sub.     Each of Investor and Acquisition Sub shall have performed in all material respects the obligations that are to be performed by them under this Agreement prior to the Effective Time.

        (c)    Officer's Certificate.     The Company shall have received a certificate of Investor and Acquisition Sub, validly executed for and on behalf of Investor and Acquisition Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

        7.4    Frustration of Closing Conditions.     None of Investor, Acquisition Sub or the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's breach of this Agreement.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        8.1    Termination.     This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (with any termination by Investor also being an effective termination by Acquisition Sub):

        (a)   by mutual written agreement of Investor and the Company;

        (b)   by either Investor or the Company, if:

            (i)  the Effective Time shall not have occurred by 5:00 p.m. New York City time on or before six (6) months after the date hereof (the "Initial Termination Date"); provided that if on such date, all of the conditions set forth in Article VII have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) or waived (where permissible), except for the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.2(e), then either Investor or the Company may, in its sole discretion, extend the Initial Termination Date once to 5:00 p.m. New York City time on or before the date that is three (3) months after the Initial Termination Date (the "Extended Termination Date"); provided further that either Investor or the Company may, subject to the other party's consent (which consent shall not be unreasonably withheld or delayed), extend the Extended Termination Date to 5:00 p.m. New York City time on or before the date that is three (3) months after the Extended Termination Date if, at the expiration of the Extended Termination Date, all of the conditions set forth in Article VII have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) or waived (where permissible), except for the conditions set forth in Section 7.1(b), Section 7.1(c) (but solely because of the failure of conditions in Section 7.1(b) or Section 7.2(e) to be satisfied) or Section 7.2(e) (the Initial Termination Date, as it may be extended pursuant to this Section 8.1(b)(i), the "Termination Date"); provided, however, that if the satisfaction of the last to be satisfied or waived (where permissible) of the conditions set forth in Article VII (other than those conditions that by their nature are only capable of being satisfied at the Closing) occurs less than thirty (30) days prior to the Termination Date, the Termination Date shall be deemed to be extended to the extent necessary to permit the Closing to occur in accordance with Section 2.3, but no later than 5:00 p.m. New York City time on the date that is thirty (30) days after the satisfaction of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that by their nature are only capable of being satisfied at the closing); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto whose action or failure to act has been the principal cause of or resulted in (A) the failure to satisfy any of the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Termination Date and such action or failure to act constitutes a material breach of this Agreement, or (B) the failure of the Effective Time to have occurred prior to the Termination Date and such action or failure to act constitutes a material breach of this Agreement;

           (ii)  any Governmental Authority of competent jurisdiction in the United States or the PRC shall have (A) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC, or (B) issued or granted any Order that is in effect and has the effect of making the Merger illegal in the United States or the PRC or that has the effect of prohibiting or otherwise preventing the consummation of the Merger in the United States or the PRC, and such Order has become final and non-appealable; or

          (iii)  the Company shall have failed to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote on the adoption of this Agreement was taken;

        (c)   by the Company, in the event that (i) the Company is not then in material breach of this Agreement, (ii) the representations and warranties of Investor and/or Acquisition Sub contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.3(a) would not be satisfied, or the covenants or obligations of Investor and/or Acquisition Sub contained in this Agreement shall have been breached such that the condition set forth in Section 7.3(b) would not be satisfied, and (iii) Investor and/or Acquisition Sub shall have failed to cure such breach within thirty (30) days after Investor and Acquisition Sub have received written notice of such breach from the Company (it being understood that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) in respect of the breach set forth in any such written notice (A) at any time during such thirty-day period, and (B) at any time after such thirty-day period if Investor and/or Acquisition Sub shall have cured such breach during such thirty-day period);

        (d)   by Investor, in the event that (i) Investor and Acquisition Sub are not then in material breach of this Agreement, (ii) the representations and warranties of the Company contained in this Agreement shall have become inaccurate or been breached such that the condition set forth in Section 7.2(a) would not be satisfied, or the covenants or obligations of the Company contained in this Agreement shall have been breached such that the condition set forth in Section 7.2(b) would not be satisfied, and (iii) the Company shall have failed to cure such breach within thirty (30) days after the Company has received written notice of such breach from Investor (it being understood that Investor shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) in respect of the breach set forth in any such written notice (A) at any time during such thirty-day period, and (B) at any time after such thirty-day period if the Company shall have cured such breach during such thirty-day period);

        (e)   by the Company, at any time prior to receiving the Requisite Stockholder Approval, in the event that (i) the Company shall have received a Superior Proposal; (ii) the Company Board and/or any authorized committee thereof shall have determined in good faith (after advice from outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties to the Company Stockholders under

Delaware Law; (iii) concurrently with the termination of this Agreement, the Company enters into the definitive agreement relating to such Superior Proposal and pays Investor the Termination Fee payable to Investor pursuant to Section 8.3(b)(iii); and (iv) the Company has otherwise complied in all material respects with the provisions of Section 5.2 and Section 6.5 in connection with such Superior Proposal;

        (f)    by Investor, in the event that (i) the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change; or (ii) an Acquisition Proposal (whether or not a Superior Proposal) is publicly commenced or announced by a Person unaffiliated with Investor and, within ten (10) Business Days after such date of commencement or announcement, the Company shall have failed to publicly reaffirm its recommendation of the Merger, and in the case of a tender or exchange offer, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the Company Stockholders reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer; or (iii) the Company shall have materially breached or failed to perform any of its obligations set forth in Section 5.2 or Section 6.4; or

        (g)   by the Company, if (i) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing); (ii) Investor and Acquisition Sub fail to consummate the Merger on or before the date required by Section 2.3; (iii) thereafter, the Company has irrevocably confirmed by written notice to Investor that (A) all conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are only capable of being satisfied at the Closing) and (B) the Company stands ready, willing and able to consummate the Merger during such period; and (iv) Investor and Acquisition Sub fail to consummate the Merger within three (3) Business Days of such written notice; provided, however, that during such three (3) Business Day period following the date on which the Closing should have occurred pursuant to Section 2.3 and for twenty-four (24) hours thereafter, no party shall be entitled to terminate this Agreement pursuant to Section 8.1(b)(i).

        8.2    Notice of Termination; Effect of Termination.     Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any director, officer, employee, affiliate, agent or other representative of such party or parties or, for the avoidance of doubt, the Financing Sources), to the other party or parties hereto, as applicable, except for the terms of Article I (Definitions & Interpretations), Section 3.25 (Brokers), Section 4.8 (Brokers), Section 6.16(b) (Financing Cooperation) but only with respect to the third and fourth sentences thereof, this Section 8.2, Section 8.3 (Fees and Expenses) and Article IX (General Provisions), each of which shall survive the termination of this Agreement. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, the Side Letter or the Guaranty, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        8.3    Fees and Expenses.

        (a)    General.     Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

        (b)    Company Payments.

            (i)  The Company shall pay to Investor $28,000,000 (the "Termination Fee"), by wire transfer of immediately available funds to an account or accounts designated in writing by Investor, within two (2) Business Days after demand by Investor, in the event that: (A) this Agreement is terminated by Investor or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii); (B) following the date of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) a Competing Acquisition Transaction, whether or not conditional, shall have been announced, commenced or become publicly disclosed or otherwise submitted, made or become known to the Company Board and, in either case, shall not have been withdrawn or otherwise abandoned prior to the termination of this Agreement; and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), the Company or any of its Subsidiaries consummates a Competing Acquisition Transaction or enters into a definitive agreement with respect to a Competing Acquisition Transaction that is later consummated, whether or not such Competing Acquisition Transaction was the same Competing Acquisition Transaction referenced in the preceding clause (B). For purposes of the foregoing, a "Competing Acquisition Transaction" shall have the same meaning as an "Acquisition Transaction" except that all references therein to "more than fifteen percent (15%)" shall be deemed to be references to "a majority."

           (ii)  The Company shall pay to Investor the Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Investor, within two (2) Business Days after demand by Investor, in the event that this Agreement is terminated by Investor pursuant to Section 8.1(d); provided that if Investor terminates this Agreement pursuant to Section 8.1(d) in respect of a breach by the Company of its covenants contained in Section 5.1(b) of this Agreement with respect to the matters identified under the "Category 2" heading on Schedule 5.1(b), the Company shall pay the Termination Fee only if such breach is willful and is not otherwise cured in accordance with Section 8.1(d) and, as a result of such willful breach, the condition set forth in Section 7.2(b) would not be satisfied).

          (iii)  In the event that this Agreement is terminated by the Company pursuant to Section 8.1(e), the Company shall pay to Investor the Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Investor, as a condition to the effectiveness of such termination.

          (iv)  In the event that this Agreement is terminated by Investor pursuant to Section 8.1(f), the Company shall pay to Investor the Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Investor, within two (2) Business Days after demand by Investor.

           (v)  Except in the event of a material breach of Section 5.2 or Section 6.5, in any circumstance in which Investor receives payment of the Termination Fee pursuant to this Section 8.3(b), the receipt of the Termination Fee in such circumstance shall constitute the sole and exclusive remedy of Investor and Acquisition Sub against the Company or any of its former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the "Company Related Parties") for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise arising out of, or directly or indirectly relating to, this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby, and upon receipt of the Termination Fee in such circumstance, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the transactions contemplated hereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise (except that (x) the obligations under the Confidentiality Agreement and the Side Letter shall continue to survive and (y) the Company shall also be obligated with respect to Section 8.3(e)). Except as expressly provided in the immediately preceding sentence, following the receipt of the Termination Fee in such circumstance, (A) none of Investor, Acquisition Sub or any Investor Related Party shall be entitled to bring, maintain or support any Legal Proceedings against the Company or any Company Related Party arising out of or in connection with this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and (B) Investor and Acquisition Sub shall use their reasonable best efforts to cause any Legal Proceedings pending in connection with this Agreement, the negotiation, execution or performance hereof or the transactions contemplated hereby, to the extent maintained by Investor, Acquisition Sub or any Investor Related Party against the Company or any Company Related Party to be dismissed with prejudice promptly.

        (c)    Investor Payments.

            (i)  Investor shall pay to the Company $56,000,000 (the "Reverse Termination Fee"), by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, within two (2) Business Days after demand by the Company in the event that this Agreement is terminated by the Company pursuant to Section 8.1(c).

           (ii)  In the event that this Agreement is terminated by the Company pursuant to Section 8.1(g), Investor shall pay to the Company the Reverse Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, within two (2) Business Days after demand by the Company.

          (iii)  Notwithstanding anything to the contrary set forth in this Agreement, in any circumstance in which the Company receives payment of the Reverse Termination Fee pursuant to this Section 8.3(c), the receipt of the Reverse Termination Fee in such circumstance shall constitute the sole and exclusive remedy of the Company against Investor, Acquisition Sub, the Guarantors, the Financing Sources or any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the "Investor Related Parties") for any and all losses and damages suffered or incurred as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise arising out of, or directly or indirectly relating to, this Agreement, the Guaranty, the Financing Agreements, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby, and upon receipt of the Reverse Termination Fee in such circumstance, none of the Investor Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Guaranty, the Financing Agreements, the transactions contemplated hereby or thereby or in respect of any other document, theory of law or equity or oral representations made or alleged to be made in connection herewith or therewith, in contract, in tort or otherwise (except that (x) the obligations under the Confidentiality Agreement and the Side Letter shall continue to survive and (y) Investor shall also be obligated with respect to Section 8.3(e)). Notwithstanding anything to the contrary in this Agreement, no Investor Related Party, except Investor, Acquisition Sub, the Guarantors (but only to the extent set forth in the Guaranty) and (solely to the extent set forth in Section 9.8(c)) the Financing Sources (other than the Lenders), shall have any liability for any obligation or liability to the Company, any of its Affiliates or any of its or their direct or indirect stockholders for any claim for any loss suffered as a result of any breach of this Agreement, the Guaranty or the Commitment Letters (including any willful and material breach), or the failure of the Merger or any other transaction contemplated hereby or thereby to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise. Following the receipt of the Reverse Termination Fee in such circumstance, (A) none of the Company or any Company Related Party shall be entitled to bring, maintain or support any Legal Proceedings against Investor, Acquisition Sub or any Investor Related Party arising out of or in connection with this Agreement, the Financing Agreements, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and

  (B) the Company shall use its reasonable best efforts to cause any Legal Proceedings pending in connection with this Agreement, the Financing Agreements, the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby or thereby, to the extent maintained by the Company or any Company Related Party against Investor, Acquisition Sub or any Investor Related Party to be dismissed with prejudice promptly.

          (iv)  In no event shall the Company or any Company Related Party (A) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Lender or any of its former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates, assignees or Representatives (solely in connection with this Agreement or the Debt Financing) or (B) seek to enforce the commitments against, make any claims for breach of the commitments contained in the Debt Commitment Letters against, or seek to recover monetary damages from, or otherwise sue, the Lenders (solely in connection with this Agreement or the Debt Financing) for any reason, including in connection with the Debt Financing or the obligations of the Lenders thereunder. The Company and the Company Related Parties hereby waive any and all claims and causes of action (whether in contract or in tort, in law or in equity) against the Lenders that may be based upon, arise out of or relate to this Agreement, the Debt Commitment Letters or the Debt Financing.

        (d)    Single Payment Only.     The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee, or Investor be required to pay the Reverse Termination Fee, on more than one occasion, whether or not such termination fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

        (e)    Liquidated Damages.     Each of the Company, Investor and Acquisition Sub acknowledges and agrees that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Termination Fee and the Reverse Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Investor and the Company, respectively, in the circumstances in which such termination fee is payable, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, neither the Company nor Investor would have entered into this Agreement.

        8.4    Amendment.     Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time by execution of an instrument in writing signed on behalf of each of Investor, Acquisition Sub and the Company; provided, however, that in the event that this Agreement has been adopted by the Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval or adoption of such Company Stockholders under Delaware Law without such approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. Notwithstanding anything to the contrary contained herein, (1) Section 8.3(c)(iii), Section 8.3(c)(iv), Section 8.3(e), Section 9.6, Section 9.9, Section 9.10, Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 8.3(c)(iii), Section 8.3(c)(iv), Section 8.3(e), Section 9.6, Section 9.9, Section 9.10, Section 9.11 or this Section 8.4) may not be amended, supplemented, modified, waived or terminated in a manner that impacts or is adverse in any respect to the Lenders without the prior written consent of the Lenders, and (2) without limiting the prior clause (1), Section 8.3(c)(iii), Section 8.3(c)(iv), Section 8.3(e), Section 9.6, Section 9.9,

Section 9.10, Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 8.3(c)(iii), Section 8.3(c)(iv) , Section 8.3(e), Section 9.6, Section 9.9, Section 9.10, Section 9.11 or this Section 8.4) may not be amended, supplemented, modified, waived or terminated in a manner that impacts or is materially adverse in any respect to the Financing Sources (other than the Lenders) without the prior written consent of the Financing Sources (other than the Lenders).

        8.5    Extension; Waiver.     At any time and from time to time prior to the Effective Time, any party or parties hereto may, by action taken or authorized by their respective Boards of Directors, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein; provided, however, that after the Requisite Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the Company Stockholders without such further approval or adoption. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any failure or delay in exercising any right under this Agreement shall not constitute a waiver of such right, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE IX
GENERAL PROVISIONS

        9.1    Survival of Representations, Warranties and Covenants.     The representations, warranties and covenants of the Company, Investor and Acquisition Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

        9.2    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (ii) upon confirmation of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise on the next succeeding Business Day in the place of receipt, in the case of delivery by hand, by facsimile (with a written or electronic confirmation of delivery to be sent by overnight courier) or by e-mail (so long as a receipt with respect to such e-mail is requested and received), in each case to the intended recipient as set forth below and accompanied by a copy sent by email (which shall not constitute notice):

        (a)   if to Investor or Acquisition Sub, to:

    Beijing Integrated Circuit Design, Packaging and Testing Equity Investment Center
    (Limited Partnership)
    Room 201, Building 9, Zhichun Road No 56
    Haidian District
    Beijing, China
    Attention: Xisheng Zhang, President
    Facsimile No.: +86 10-82366909
    E-mail: info@hua-capital.com

    with a copy (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    Unit 1301, Tower 1, China Central Place No. 81 Jianguo Road
    Chaoyang District Beijing, 100025
    P.R.C.
    Attention: Joseph Barbeau and Fang Xue
    Facsimile No.: +86 10 6502 8510
    E-mail: jbarbeau@gibsondunn.com and fxue@gibsondunn.com

        (b)   if to the Company, to:

    OmniVision Technologies, Inc.
    4275 Burton Drive
    Santa Clara, California 95054

    Attention:    Henry Yang, Chief Operating Officer; and
                          Vicky Chou, Senior Vice President of Global Management and General
                          Counsel
    Facsimile No.: +1 (408) 567-3006
    E-mail: henry@ovt.com and legal@ovt.com

    with a copy (which shall not constitute notice) to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304
    Attention: Chris Fennell, Robert T. Ishii and Denny Kwon
    Facsimile No.: +1 (650) 493-6811
    E-mail: cfennell@wsgr.com, rishii@wsgr.com and dkwon@wsgr.com

        9.3    Assignment.     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Investor and Acquisition Sub each may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to another wholly owned Subsidiary of Investor at any time upon prior consultation with the Company, in which case all references herein to "Investor" or "Acquisition Sub" shall be deemed references to such other wholly owned Subsidiary of Investor, except that all representations and warranties made herein with respect to Investor or Acquisition Sub as of the date of this Agreement shall be deemed to be representations and warranties made with respect to such other wholly owned Subsidiary of Investor as of the date of such assignment, and no such assignment shall relieve each of Investor or Acquisition Sub of its obligations hereunder if such other wholly owned Subsidiary of Investor does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.4    Confidentiality.     Investor, Acquisition Sub and the Company hereby acknowledge that certain Affiliates of Investor and the Company have previously executed a Confidentiality Agreement, made as of May 14, 2014 (as amended from time to time, the "Confidentiality Agreement") and a Side Letter re: Disclosure of Highly Confidential Information, made as of October 21, 2014 (as amended from time to time, the "Side Letter"), both of which will continue in full force and effect until the earlier of (a) the Effective Time and (b) the date on which such Confidentiality Agreement or Side Letter, as applicable, expires in accordance with its own terms.

        9.5    Entire Agreement.     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter, the Annexes hereto, the Commitment Letters, the Confidentiality Agreement, the

Side Letter and the Guaranty, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement, the Side Letter and the Guaranty shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement, the Side Letter or the Guaranty, as applicable, expires in accordance with its terms or is validly terminated by the parties thereto.

        9.6    No Third-Party Beneficiaries.     This Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 6.10, (b) from and after the Effective Time, the rights of holders of shares of the Company Common Stock and other Company Securities to receive the consideration pursuant to the Merger, as set forth in Article II and (c) for the Lenders, among others, as set forth in and contemplated by the terms and provisions of Section 8.3(c)(iii), Section 8.3(c)(iv), Section 8.3(e), Section 8.4, Section 9.9, Section 9.10, Section 9.11 and this Section 9.6. The Financing Sources shall be express third party beneficiaries of the terms and provisions of Section 8.3(c)(iii), Section 8.3(c)(iv), Section 8.3(e), Section 8.4, Section 9.9, Section 9.10, Section 9.11 and this Section 9.6 and may enforce such terms and provisions against each of the parties to this Agreement.

        9.7    Severability.     In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.8    Remedies.

        (a)   Except as provided in Section 8.3(b), Section 8.3(c), Section 8.3(d) and Section 8.3(e) and subject to Section 9.10 (Dispute Resolution), any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        (b)   The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Investor and/or Acquisition Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Investor and Acquisition Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Investor and Acquisition Sub, on the other hand hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement or the Equity Financing and to enforce specifically the terms and provisions of this Agreement or the Equity Financing shall not be required to provide any bond or other security in connection with any such order or injunction.

        (c)   Notwithstanding the foregoing, it is explicitly agreed that the Company shall be entitled to obtain an injunction, or other appropriate form of equitable relief, to cause Investor and Acquisition Sub to cause, or for the Company to directly cause, the Equity Financing to be funded at any time pursuant to the terms herein if, and only if, each of the following conditions has been satisfied: (i) with respect to any funding of the Equity Financing to occur at the Closing, all conditions in Section 7.1 and Section 7.2 (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the fulfillment or waiver of those conditions) have been satisfied, and remain satisfied, at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, (ii) the financing provided for by the Debt Commitment Letters (or, if alternative financing is being used in accordance with Section 6.15(c), pursuant to the commitments with respect thereto) has been funded or would be funded at the Closing if the Equity Financing is funded at the Closing, and (iii) the Company has irrevocably confirmed that, if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are within its control to cause the Closing to occur.

For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the type provided in the preceding sentence and the payment of the Reverse Termination Fee under Section 8.3(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by the preceding sentence and monetary damages, including all or any portion of the Reverse Termination Fee.

        9.9    Governing Law.     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof. Notwithstanding the foregoing, any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, with or against the Lenders or in any way relating to the Debt Financing, the Debt Commitment Letters or the Financing Agreements, arising out of this Agreement or otherwise, shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

        9.10    Dispute Resolution.

        (a)   Subject to Section 9.9, any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each, a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the "Centre") in accordance with the Centre's Administered Arbitration Rules in force when the notice of arbitration is submitted (the "Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators to be appointed in accordance with the Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English and Chinese. The tribunal shall decide any dispute submitted by the parties strictly in accordance with the substantive law of the State of Delaware and shall not apply any other substantive law. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of enforcing this agreement to arbitrate, the parties irrevocably and unconditionally submit to the jurisdiction of the courts of Hong Kong and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. For the purpose of enforcement of an award, the parties hereto irrevocably and unconditionally waive any defense of inconvenient forum in any court of competent jurisdiction.

        (b)   Notwithstanding anything in this Agreement to the contrary, and without in any way limiting Section 8.3(c), each of the parties hereto agrees (i) that it will not bring or permit any of its Affiliates or Representatives to bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Lenders in any way relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letters or the Financing Agreements executed in connection therewith or the performance thereof, if and to the extent any such claim would otherwise be availing,, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and each of the parties hereto submits for itself and its property with respect to any such action, cause of action, claim, cross-claim or third-party claim to the exclusive jurisdiction of such courts, (ii) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 9.2 shall be effective service of process against it for any such action, brought in any such court, (iii) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (iv) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        9.11    WAIVER OF JURY TRIAL.     EACH OF INVESTOR, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ACTIONS OF INVESTOR, ACQUISITION SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM CONTEMPLATED BY SECTION 9.10(b).

        9.12    Company Disclosure Letter References.     The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties of the Company that are set forth in the corresponding section or subsection of this Agreement, and (b) any other representations and warranties of the Company that are set forth in this Agreement, but, in the case of this clause (b), only if the relevance of that disclosure as an exception to (or a disclosure for the purposes of) such other representations and warranties is readily apparent on the face of such disclosure.

        9.13    Counterparts; Facsimile or .pdf Signature.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile or .pdf signature, and a facsimile or .pdf signature shall constitute an original for all purposes.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

SEAGULL INTERNATIONAL LIMITED
By:	/s/ ZHEN JI
	Name:	Zhen JI
	Title:	Authorized Signatory
SEAGULL ACQUISITION CORPORATION
By:	/s/ ZHEN JI
	Name:	Zhen JI
	Title:	Authorized Signatory
OMNIVISION TECHNOLOGIES, INC.
By:	/s/ HENRY YANG
	Name:	Henry Yang
	Title:	Chief Operating Officer

[AGREEMENT AND PLAN OF MERGER
by and among
SEAGULL INTERNATIONAL LIMITED,
SEAGULL ACQUISITION CORPORATION
and
OMNIVISION TECHNOLOGIES, INC.]

ANNEX A

FORM OF LIMITED GUARANTY

        THIS LIMITED GUARANTY (this "Limited Guaranty") is made and entered into as of April 30, 2015 by [GUARANTOR] ("Guarantor"),(1) in favor of OmniVision Technologies, Inc., a Delaware corporation (the "Company").

RECITALS

        A.    Seagull International Limited, a Cayman Islands exempted company with limited liability ("Investor"), Seagull Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Investor ("Acquisition Sub") and the Company have entered into that certain Agreement and Plan of Merger, dated as of even date herewith, (as amended, restated, supplemented or otherwise modified from time to time on the terms thereof, the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

        B.    Guarantor is a [ENTITY TYPE] and is an indirect shareholder of Investor.

        C.    It is a condition precedent to the entering into of the Merger Agreement that Guarantor execute this Limited Guaranty.

        NOW, THEREFORE, in consideration of the above recitals, which are incorporated into this Limited Guaranty below by reference as if fully set forth therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees with the Company as follows:

AGREEMENT

ARTICLE I

REPRESENTATIONS AND WARRANTIES

        Guarantor makes the following representations and warranties to and in favor of the Company:

        Section 1.1    Existence and Rights.     Guarantor is a [ENTITY TYPE] duly formed and validly existing under the Laws of [JURISDICTION]. Guarantor has the requisite power and authority, rights and franchises to own its property and to carry on its business as now carried on, and is duly qualified and in good standing in each jurisdiction in which the property it owns or the business it conducts makes such qualification necessary, and Guarantor has the requisite power and authority to execute and deliver, and to perform under, this Limited Guaranty.

        Section 1.2    Limited Guaranty Authorized and Binding.     The execution and delivery of, and the performance under, this Limited Guaranty by Guarantor have been duly authorized by all requisite organizational actions, and no other proceedings or actions on the part of Guarantor are necessary therefor. This Limited Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms, subject to the Enforceability Limitations.

        Section 1.3    No Conflict.     The execution and delivery of, and the performance under, this Limited Guaranty by Guarantor do not and will not (a) violate or conflict with its organizational documents, (b) violate or conflict with any applicable Law or Order binding on Guarantor, (c) require the consent, approval, Order or authorization of, filing or registration with, or notification to any Governmental Authority, (d) cause any security interest, lien or other encumbrance to be created or imposed upon any of Guarantor's assets or property, or (e) violate, conflict with, require consent under, or result in

(1)
Each Sponsor (as defined in the Equity Commitment Letter) will enter into a separate Limited Guaranty and will be responsible for its Pro Rata Share of the Reverse Termination Fee guaranty.

the breach of or loss of benefit under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Guarantor is a party or by which it or any of its property is or may be bound or affected, except, in each case of clauses (b), (c), (d) and (e), as would not prevent or materially delay Guarantor's ability to perform its obligations hereunder.

        Section 1.4    Review of Documents.     Guarantor hereby acknowledges that it has copies of and is fully familiar with the Merger Agreement.

        Section 1.5    Financial Capacity.     Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty in full, and all funds necessary for Guarantor to fulfill its obligations under this Limited Guaranty in full shall be available to Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 2.2.

ARTICLE II

LIMITED GUARANTY

        Section 2.1    Limited Guaranty.

        (a)   Subject to the limitations set forth in Section 2.1(b), Guarantor hereby unconditionally and irrevocably guarantees to the Company, severally and not jointly, as primary obligor and not merely as surety, the prompt payment (on demand and in lawful money of the United States) of Guarantor's Pro Rata Share (as defined in the Equity Commitment Letter) of (i) the Reverse Termination Fee, in the event the Reverse Termination Fee becomes payable as a result of an occurrence of any of the circumstances outlined in Section 8.3(c) of the Merger Agreement or pursuant to a determination by an arbitration tribunal under Section 9.10 of the Merger Agreement that the Reverse Termination Fee is due and payable following a termination of the Merger Agreement pursuant to Article VIII thereof, and (ii) the reimbursement and indemnification obligations of Investor under Section 6.16(b) of the Merger Agreement, if and when such obligations become payable pursuant to Section 6.16(b) of the Merger Agreement, in each case of clauses (i) and (ii), subject to the terms and conditions set forth therein (as such provisions may be amended from time to time) and herein (the "Guaranteed Obligations"); provided that the maximum aggregate liability of Guarantor hereunder shall not exceed Guarantor's Pro Rata Share of an amount equal to (A) the sum of (1) the Reverse Termination Fee and (2) the amount of the reimbursement and indemnification obligations under Section 6.16(b) of the Merger Agreement (subject to the terms and conditions set forth therein), minus (B) any amount actually paid by Investor and/or Acquisition Sub to the Company in respect of the Guaranteed Obligations (the total of clauses (A) and (B), the "Cap"). Notwithstanding any other provision of this Limited Guaranty, payment by Guarantor hereunder shall not be due prior to the date that is 15 Business Days after the date on which the Company notifies Guarantor that Investor has failed to pay the Reverse Termination Fee when due in accordance with the terms of the Merger Agreement.

        (b)   Guarantor shall be liable to the Company only up to the Cap. In addition, in no event shall Guarantor be obligated to make payments to the Company with respect to this Limited Guaranty, the Equity Commitment Letter, the Merger Agreement or any other document or instrument delivered in connection herewith or therewith (the "Transaction Documents") or the transactions contemplated hereby or thereby that exceed the Cap, and this Limited Guaranty may not be enforced against Guarantor with respect to any amounts in excess of the Cap. The Company hereby agrees that in no event shall Guarantor be required to pay any amounts to the Company under, with respect to, or in connection with any Transaction Documents other than as expressly set forth herein.

        (c)   Notwithstanding the foregoing, in the event that the Company, directly or indirectly, claims, attempts, commences litigation or other proceedings in order to assert, asserts, demands or otherwise seeks to claim that the provisions of Section 2.1 hereof limiting Guarantor's aggregate liability to the Cap or any other provisions of this Limited Guaranty are illegal, invalid or unenforceable in whole or in part, or attests any theory of liability against Guarantor or any Affiliate of Guarantor with respect to the transactions contemplated by any Transaction Document (other than any Excluded Claim (as defined below)), then (A) the obligations of Guarantor under this Limited Guaranty shall terminate ab initio and shall thereupon be null and void, (B) if Guarantor has previously made any payments under this Limited Guaranty, it shall be repaid such payments from the Company and (C) neither Guarantor nor any Non-Recourse Parties (as defined in the Equity Commitment Letter) shall have any liability to the Company or any of its Affiliates with respect to the Merger Agreement, the transactions contemplated by the Merger Agreement or under this Limited Guaranty.

        Section 2.2    Continuing Guaranty.     This is a continuing guaranty of the Guaranteed Obligations and shall remain in full force and effect until the earliest to occur of (a) the payment in full of the Guaranteed Obligations (by either Investor, Acquisition Sub or Guarantor) (subject to the Cap); (b) the termination of the Merger Agreement in accordance with its terms, but only if neither Investor nor Acquisition Sub has any liability or financial obligation to the Company in respect of any Guaranteed Obligations; (c) the day that is nine (9) months after the termination of the Merger Agreement if Investor or Acquisition Sub has any liability or financial obligation to the Company in respect of any Guaranteed Obligations and no claim is brought thereunder; provided that if such claim is brought, this Limited Guaranty shall not terminate until either (i) a final resolution of such claim and payment of any amounts required to be paid in respect of such final resolution or (ii) a written agreement signed by each of the parties hereto terminating this Limited Guaranty; or (d) consummation of the Closing. Upon (A) the termination of the Merger Agreement in accordance with its terms, but only if neither Investor nor Acquisition Sub has any liability or financial obligation to the Company in respect of the Reverse Termination Fee that survives such termination; (B) (1) the day that is nine (9) months after the termination of the Merger Agreement if Investor or Acquisition Sub has any liability or financial obligation to the Company in respect of the Reverse Termination Fee and no claim is brought thereunder, or, (2) if such claim is brought, the date of a final resolution of such claim and payment of any amounts required to be paid in respect of such final resolution, or the date of any written agreement signed by each party hereto to terminate this Limited Guaranty; or (C) consummation of the Closing; this Limited Guaranty shall automatically become void, and Guarantor shall thereafter no longer have any liability whatsoever arising hereunder. Guarantor understands and agrees that, subject to the immediately preceding two sentences, this Limited Guaranty shall be construed as an irrevocable and continuing guaranty of payment and shall be enforceable by the Company and its successors, transferees and assigns, subject to the terms set forth herein. Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim asserting that this Limited Guaranty is illegal, invalid or unenforceable, in whole or in part. Notwithstanding anything to the contrary herein, if on or prior to the date of termination of this Limited Guaranty, any proceeding to enforce this Limited Guaranty has been commenced pursuant to Section 3.6, then Guarantor's obligations hereunder shall survive such termination until such proceeding is finally and conclusively resolved.

        Section 2.3    Nature of Guaranty.     This Limited Guaranty is a primary obligation of Guarantor and is not merely the creation of a surety relationship, and the Company shall not be required to proceed first against Investor or Acquisition Sub or any other Person before proceeding against Guarantor hereunder. A separate action or separate actions under this Limited Guaranty may be brought and prosecuted against Guarantor whether or not any action is brought or prosecuted against Investor, Acquisition Sub or any other Person or whether Investor or any other Person is joined in any such action or actions. This Limited Guaranty is an unconditional guarantee of payment and not of collection.

        Section 2.4    Waivers.

        (a)   Guarantor hereby waives the right to require the Company to proceed against Investor or any other Person liable for the Guaranteed Obligations or to pursue any other remedy in the Company's power whatsoever, and Guarantor waives the right to have the proceeds of property of Investor or any other Person liable on the Guaranteed Obligations first applied to the discharge of the Guaranteed Obligations. Guarantor hereby waives, to the fullest extent permitted by Law, all rights and benefits under any applicable Law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal. When making any demand on Guarantor hereunder with respect to the payment of the Guaranteed Obligations, the Company shall be under no obligation to make a similar demand on Investor, Acquisition Sub or any other Person or otherwise pursue its claims under the Equity Commitment Letter or the Merger Agreement (including any claim seeking the Equity Contribution to be funded to effect the consummation of the Merger), and any failure by the Company to make any such demand, pursue any such claims, or to collect any payments from Investor, Acquisition Sub or any other Person shall not relieve Guarantor of its obligations or liabilities hereunder. Subject to Section 8.3(c) and Section 9.8 of the Merger Agreement and Section 2.1(b), the Company may, at its election, exercise any right or remedy it may have against Investor or any other Person without affecting or impairing in any way the liability of Guarantor hereunder, except to the extent that any portion of the Guaranteed Obligations has been indefeasibly paid, and Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other right or remedy of Guarantor against Investor or Acquisition Sub, whether resulting from such election by the Company or otherwise.

        (b)   Guarantor hereby waives any defense based upon or arising by reason of: (i) any lack of authority of any officer, director or any other Person acting or purporting to act on behalf of Investor or Acquisition Sub, or any defect in the formation of Investor or Acquisition Sub, (ii) any act or omission by Investor or Acquisition Sub which directly or indirectly results in or aids the discharge of Investor or Acquisition Sub or any portion of the Guaranteed Obligations by operation of Law or otherwise, (iii) any lack of validity or enforceability of the Merger Agreement or of any other agreement or instrument referred to therein but only to the extent such lack of validity or unenforceability arises out of any act or omission on the part of Investor, Acquisition Sub or Guarantor or is owing to any lack of corporate or similar power or authority of Investor, Acquisition Sub or Guarantor, (iv) the adequacy of any other means the Company may have of obtaining payment relating to the Guaranteed Obligations, (v) any modification, amendment or waiver of the Merger Agreement or of any other agreement or instrument referred to therein, in any form whatsoever, including, without limitation, the renewal, extension, acceleration or other change in time for, or manner of, payment or performance of the Reverse Termination Fee or any other Guaranteed Obligations, any waiver or modification of conditions precedent or any other change in the terms of the Reverse Termination Fee, the other Guaranteed Obligations or any part thereof, (vi) the addition or substitution of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, (vii) any change in the limited partnership, limited liability company, corporate or other existence of Investor or any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement, (viii) any discharge of Guarantor as a matter of applicable Law or equity (other than a discharge of Guarantor with respect to the Guaranteed Obligations as a result of payment of the Guaranteed Obligations in accordance with their terms, a discharge of Investor with respect to the Guaranteed Obligations under the Merger Agreement, or defenses to the payment of the Guaranteed Obligations that would be available to Investor under the Merger Agreement), or (ix) except as provided herein, the existence of any claim, offset or other right which Guarantor may have at any time against Investor or the Company or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise (other than defenses to the payment of the Guaranteed Obligations that are available to Investor under the Merger Agreement).

        (c)   Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Limited Guaranty and of the existence, creation or incurring of new or additional obligations. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Investor and Acquisition Sub and of all other circumstances bearing upon the risk of nonpayment or nonperformance by Investor or Acquisition Sub of the Guaranteed Obligations which diligent inquiry would reveal, represents that it has adequate means of obtaining such financial information from Investor on a continuing basis, and agrees that the Company shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances. Guarantor hereby waives notice of any action taken or omitted by the Company in reliance hereon, any requirement that the Company be diligent and prompt in making demands hereunder, notice of any waiver or amendment of any terms and conditions of the Merger Agreement, notice of any default by Investor or Acquisition Sub or the assertion of any right of Company hereunder, and any right to plead or assert any election of remedies in any action to enforce this Limited Guaranty with respect to its obligations hereunder.

        Section 2.5    Bankruptcy Not Discharge.     Subject to Section 2.2, this Limited Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Company upon the insolvency, bankruptcy or reorganization of Investor or Acquisition Sub. Notwithstanding any amendment, waiver, modification, stay or cure of the Company's rights which may occur in any bankruptcy or reorganization case or proceeding concerning Investor or Acquisition Sub, whether permanent or temporary, and whether or not assented to by the Company, Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Guaranteed Obligations and discharge its other obligations as set forth in this Limited Guaranty in effect on the date hereof. Guarantor understands and acknowledges that by virtue of this Limited Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Investor and Acquisition Sub. The Company shall not be obligated to file any claim relating to this Limited Guaranty in the event that Investor or Acquisition Sub becomes subject to bankruptcy or reorganization or similar proceeding, and the failure of the Company to so file shall not affect Guarantor's obligations hereunder.

        Section 2.6    Guarantor's Understandings With Respect To Waivers.     Guarantor warrants and agrees that each of the waivers set forth in this Article II is made with Guarantor's full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or Law. If any of said waivers are determined to be contrary to any applicable Law or public policy, such waiver shall be effective only to the extent permitted by Law.

        Section 2.7    Covenants of the Company.

        (a)   The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with, any Transaction Document or the transactions contemplated thereby against Guarantor or any Non-Recourse Party, except for (i) claims against Guarantor (but not any Non-Recourse Party) under this Limited Guaranty (subject to the Cap and other limitations described herein), (ii) any claim against Investor and Acquisition Sub to the extent expressly permitted under the Merger Agreement (subject to the limitations set forth in the Merger Agreement), (iii) any claim seeking the Equity Contribution to be funded to effect the consummation of the Merger brought under, and pursuant to the terms and conditions of, Section 9.8(c) of the Merger Agreement and (iv) any claim under the Confidentiality Agreement and the Side Letter (but solely against the other parties thereto) (such claims described in clauses (i), (ii), (iii) and (iv) collectively, "Excluded Claims") .

        (b)   Notwithstanding anything to the contrary contained in this Limited Guaranty, the Company hereby agrees that to the extent Investor is indefeasibly relieved in full of its payment obligations under the Merger Agreement (other than due to a rejection of the Merger Agreement in the context of a bankruptcy, reorganization, liquidation or insolvency of Investor or Acquisition Sub or resulting from any change in the corporate existence, structure or ownership of Investor or Acquisition Sub), Guarantor shall be similarly relieved of its obligations under this Limited Guaranty.

        (c)   Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guaranty, the Company covenants, agrees and acknowledges that no Person other than Guarantor has any obligations hereunder. The Company further covenants, agrees and acknowledges that the Company has no right of recovery under this Limited Guaranty (or any claim based on the obligations hereunder) against, and no personal liability shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, through Investor or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Investor against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise.

        (d)   The Company covenants, agrees and acknowledges that the only rights of recovery that the Company has with respect to any Transaction Document or the transactions contemplated thereby are (i) its rights to recover from Investor and Acquisition Sub under and to the extent expressly provided in the Merger Agreement and from Guarantor (but not any Non-Recourse Party) under and to the extent expressly provided in this Limited Guaranty and subject to the Cap and other limitations described herein, (ii) the Company's right to seek specific performance of the obligations of Investor pursuant to the terms of Section 9.8 of the Merger Agreement (subject to the limitations set forth in the Merger Agreement) and (iii) the Company's rights under the Confidentiality Agreement and the Side Letter (but solely against the other parties thereto); provided, however, that in the event Guarantor or any Successor Entity (as defined below) (1) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (2) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of Guarantor's or Successor Entity's remaining net assets plus uncalled capital is less than the Cap, then the Company may seek recourse, whether by enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statue, regulation or other applicable Law, against such continuing or surviving entity (the "Successor Entity"), but only to the extent of the liability of Guarantor hereunder.

        (e)   Notwithstanding any other provision of this Limited Guaranty, the Company hereby agrees that Guarantor may assert, as a defense to, or release or discharge of, any payment, right or performance by Guarantor under this Limited Guaranty, any claim, offset, deduction, defense or release that Investor could assert against the Company under the terms of, or with respect to, the Merger Agreement.

        (f)    Recourse against Guarantor under and pursuant to the terms of this Limited Guaranty shall be the sole and exclusive remedy of the Company and its respective Affiliates, and the Company hereby waives, to the maximum extent permitted under Law, every right of recovery, against Guarantor and the Non-Recourse Parties with respect to any liabilities or obligations arising under, or in connection with, any Transaction Document or the transactions contemplated thereby, including by piercing of the corporate veil or by asserting a claim by or on behalf of Investor, the Company or any other Person seeking to compel performance of Investor's financing (other than any Excluded Claims). The Company hereby waives every right of recovery against Guarantor and each Non-Recourse Party under or in connection with or related to this Limited Guaranty, any other Transaction Documents, or the transactions contemplated hereby or thereby, and hereby releases Guarantor and each Non-Recourse Party from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with this Limited Guaranty, any other Transaction Documents or the transactions contemplated hereby or thereby, other than Excluded Claims. Nothing set forth in this Limited Guaranty shall confer or give or shall be construed to confer or give to any Person other than the Company, its successors, transferees or assigns (including any Person acting in a representative capacity) any rights or remedies against any Person including Guarantor, except as expressly set forth herein.

ARTICLE III

MISCELLANEOUS

        Section 3.1    Survival of Warranties.     The representations, warranties, and covenants of Guarantor in this Limited Guaranty shall survive the execution and delivery of this Limited Guaranty and shall be deemed made continuously, and shall continue in full force and effect, until the termination of this Limited Guaranty.

        Section 3.2    No Waiver.     No waiver, forbearance, failure or delay by the Company in exercising, or in beginning to exercise, any right, power or remedy, nor any simultaneous or later exercise thereof, shall constitute a waiver of the Company's rights hereunder, and every right, power or remedy of the Company shall continue in full force and effect until such right, power or remedy is specifically waived in writing. No single or partial exercise of any right, power or remedy by the Company shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Company at law, in equity, or otherwise.

        Section 3.3    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) two (2) Business Days after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (ii) upon confirmation of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise on the next succeeding Business Day in the place of receipt, in the case of delivery by hand, by facsimile (with a written or electronic confirmation of delivery to be sent by overnight courier) or by e-mail (so long as a receipt with respect to such e-mail is requested and received), in each case to the intended recipient as set forth below and accompanied by a copy sent by email (which shall not constitute notice):

        If to Guarantor:

    [    •    ]
    Attention: [        •    ]
    Facsimile No.: [        •    ]
    E-mail: [        •    ]

        with a copy to:

    [    •    ]
    Attention: [        •    ]
    Facsimile No.: [        •    ]
    E-mail: [        •    ]

        If to the Company:

    OmniVision Technologies, Inc.
    4275 Burton Drive
    Santa Clara, California 95054
    Attention: Henry Yang, Chief Operating Officer; and
                       Vicky Chou, Senior Vice President of Global Management and General Counsel

    Facsimile No.: +1 (408) 567-3006
    E-mail: henry@ovt.com and legal@ovt.com

        with a copy to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304
    Attention: Chris Fennell, Robert T. Ishii and Denny Kwon
    Facsimile No.: (650) 493-6811
    E-mail: cfennell@wsgr.com, rishii@wsgr.com and dkwon@wsgr.com

        Section 3.4    Severability.     In the event that any provision of this Limited Guaranty, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Limited Guaranty will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. Guarantor and the Company further agree to replace such void or unenforceable provision of this Limited Guaranty with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 3.5    Governing Law.     This Limited Guaranty shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its conflict of laws.

        Section 3.6    Submission to Jurisdiction; Disputes; Waiver of Jury.

        (a)    Jurisdiction, Venue and Disputes.     Subject to Section 3.5, any dispute, controversy or claim arising out of or relating to this Limited Guaranty or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Limited Guaranty) (each, a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the "Centre") in accordance with the Centre's Administered Arbitration Rules in force when the notice of arbitration is submitted (the "Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators to be appointed in accordance with the Rules. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English and Chinese. The tribunal shall decide any dispute submitted by the parties strictly in accordance with the substantive law of the State of Delaware and shall not apply any other substantive law. Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of enforcing this agreement to arbitrate, the parties irrevocably and unconditionally submit to the jurisdiction of the courts of Hong Kong and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. For the purpose of enforcement of an award, the parties hereto irrevocably and unconditionally waive any defense of inconvenient forum in any court of competent jurisdiction.

        (b)    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ACTIONS OF EACH OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH

OF THE PARTIES HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.6(B).

        Section 3.7    Binding Effect; Assignment.     Neither Guarantor nor the Company may assign either this Limited Guaranty or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided that Guarantor each may assign, in its sole discretion, any or all of its rights, interests and obligations under this Limited Guaranty to one or more of its Affiliates at any time, in which case all references herein to "Guarantor" shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to Guarantor as of the date of this Limited Guaranty shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment, and no such assignment shall relieve Guarantor of its obligations hereunder if such other Affiliate does not perform such obligations. Subject to the preceding sentence, this Limited Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 3.8    Relationship of the Parties.     This Limited Guaranty is not intended to, and does not create any agency, partnership, fiduciary or joint venture relationship between any of the parties hereto, and the obligations of Guarantor under this Limited Guaranty are solely contractual in nature.

        Section 3.9    Headings.     Article and Section headings in this Limited Guaranty are included herein for the convenience of reference only and shall not constitute a part of this Limited Guaranty for any other purpose.

        Section 3.10    Entire Agreement.     This Limited Guaranty constitutes the entire agreement and understanding between Guarantor and the Company pertaining to the subject matter hereof and supersedes all prior or contemporaneous drafts, agreements, representations and understandings of the parties. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Guarantor and the Company agree and acknowledge that this Limited Guaranty is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.

        Section 3.11    Counterparts.     This Limited Guaranty may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Limited Guaranty may be executed by facsimile or .pdf signature, and a facsimile or .pdf signature shall constitute an original for all purposes.

[Remainder of Page Left Intentionally Blank]

        IN WITNESS WHEREOF, this Limited Guaranty has been entered into by the undersigned as of the date first above written.

GUARANTOR:
[GUARANTOR]
By:
Name:
Title:

[SIGNATURE PAGE TO LIMITED GUARANTY]

ACCEPTED BY:
OMNIVISION TECHNOLOGIES, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO LIMITED GUARANTY]

Annex B

April 29, 2015

The Board of Directors
OmniVision Technologies, Inc.
4275 Burton Drive
Santa Clara, California 95054

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the "Company Common Stock"), of OmniVision Technologies, Inc. (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Seagull International Limited (the "Acquiror"), an entity indirectly owned by Beijing Integrated Circuit Design, Packaging and Testing Equity Investment Center (Limited Partnership), CITIC Capital MB Investment Limited and a third investor which has yet to be identified to us and which we understand is not affiliated with the Company (collectively, the "Sponsors"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), among the Company, the Acquiror and its subsidiary, Seagull Acquisition Corporation, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than Cancelled Company Shares (as defined in the Agreement) and Dissenting Company Shares (as defined in the Agreement), will be converted into the right to receive $29.75 per share in cash (the "Consideration").

        In connection with preparing our opinion, we have (i) reviewed a draft dated April 28, 2015 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company, the Acquiror or the Sponsors under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and

B-1

judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Sponsors. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC J.P. MORGAN SECURITIES LLC

B-2

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OMNIVISION TECHNOLOGIES, INC. M93996-S33327 For Against Abstain BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 8, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FuTuRE STOCkHOLDER COMMuNICATIONS If you would like to reduce the costs incurred by OmniVision Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 8, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to OmniVision Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR Proposals 1, 2, and 3. 1. To adopt the Agreement and Plan of Merger, dated as of April 30, 2015, by and among OmniVision Technologies, Inc., Seagull International Limited and Seagull Acquisition Corporation, as it may be amended from time to time (the "Merger Agreement"). 2. To approve the adoption of any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. 3. To approve, by non-binding, advisory vote, compensation that will or may become payable by OmniVision Technologies, Inc. to its named executive officers in connection with the merger. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! Yes No Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. ! ! ! ! ! ! ! ! !

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Definite Proxy Statement is available at www.proxyvote.com. M93997-S33327 Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued, and to be signed, on reverse side OmniVision Technologies, Inc. Special Meeting of Stockholders This proxy is solicited by the Board of Directors The undersigned(s) hereby appoint(s) Shaw Hong and Y. Vicky Chou, or either of them, as the true and lawful attorneys-in-fact, agents and proxies (each of them with full power of substitution) to represent the undersigned(s) and to vote at the Special Meeting of Stockholders of OmniVision Technologies, Inc., to be held on July 9, 2015, at 4275 Burton Drive, Santa Clara, CA 95054 at 10:00 a.m., Pacific time, and any and all adjournments, postponements or other delays thereof (the “Special Meeting”), in the manner directed, with respect to all shares of common stock of OmniVision Technologies, Inc. that the undersigned(s) is/are entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting. This proxy is solicited by the Board of Directors of OmniVision Technologies, Inc. and will be voted as directed or, if no direction is indicated, will be voted “FOR” Proposals 1, 2 and 3. The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.